SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	X
Filed by a Party other than the Registrant
Check the appropriate box:

X	Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Section 240.14a-12
Featherlite, Inc.
(Name of Registrant as Specified in Its Charter)
__________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.

X	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common stock, no par value, of Featherlite, Inc.

(2)	Aggregate number of securities to which transaction applies: 11,060,160 shares of common stock and 1,172,451 options and warrants to purchase shares of common stock

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee only is $77,626,713. The filing fee was determined by adding (a) the product of (i) the 11,060,160 shares of common stock that are proposed to be retired in the merger and (ii) the merger consideration of $6.50 per share of common stock, plus (b) $5,735,673 expected to be paid upon cancellation of all outstanding options and warrants.

(4)
Proposed maximum aggregate value of transaction: $77,626,713. The payment of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1), was calculated by multiplying the total consideration by 0.000107.

(5)	Total fee paid: $8,306

Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

                  , 2006
Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Featherlite, Inc. to be held on                                 , 2006, at                local time, at                                 .

At this meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement entered into by Featherlite with Universal Trailer Holdings Corp. and Dart Acquisition Corp., a wholly-owned subsidiary of Universal Trailer. The merger agreement provides for the merger of Dart Acquisition Corp. with and into Featherlite, with Featherlite continuing as the surviving corporation.

If the merger is completed, you will receive $6.50 in cash for each share of Featherlite common stock you own.

A special committee of the independent directors of Featherlite was established by the board of directors of Featherlite to consider strategic alternatives to enhance shareholder value, and the special committee and the board of directors each unanimously approved the merger and the merger agreement. The special committee and the board of directors have each determined that the terms of the merger agreement and the merger are fair to and in the best interests of Featherlite and its shareholders. Therefore, the special committee and the board of directors each recommends that you vote in favor of the merger agreement.

The attached notice of meeting and proxy statement describe the proposed merger and the merger agreement. We urge you to read these materials carefully.

The merger is an important decision for Featherlite and its shareholders. Your vote is important. Whether you own a few or many shares of Featherlite stock, it is important that your shares be represented. Whether or not you plan to attend the special meeting, I urge you to vote by completing, dating, signing and promptly returning the enclosed proxy card to ensure that your shares will be voted at the meeting.

Sincerely,

Conrad Clement
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the fairness or merits of this transaction, or passed upon the accuracy or adequacy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The proxy statement is dated                 , 2006, and is first being mailed to
Featherlite shareholders beginning on or about                   , 2006.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                      , 2006

To the Shareholders of Featherlite, Inc.:

A special meeting of shareholders of Featherlite, Inc., a Minnesota corporation, will be held on           ,                , 2006, at       a.m., local time, at                                   ,
for the following purposes:

1.
To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 26, 2006, by and among Featherlite, Inc., Universal Trailer Holdings Corp. and Dart Acquisition Corp. (the “merger agreement”).

2.	To approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the merger agreement.

3.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Approval and adoption of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Featherlite common stock entitled to vote at the special meeting. Only shareholders of record at the close of business on                 , 2006 will be entitled to notice of, and to vote at, the special meeting and any adjournments thereof. Shareholders are entitled to one vote for each share of Featherlite common stock held of record on that date.

We have described the merger agreement and merger in the accompanying proxy statement, which you should read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the proxy statement.

All of Featherlite’s directors and executive officers have indicated to us that they and their affiliates intend to vote their shares of Featherlite common stock in favor of the merger agreement. As a result of these indications, approximately % of Featherlite common stock outstanding as of the record date of the special meeting will be voted in favor of approval and adoption of the merger agreement. None of our directors or executive officers has entered into any voting agreements relating to the merger.

If you do not vote in favor of adopting and approving the merger agreement, and you otherwise comply with the applicable statutory procedures of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, you will be entitled to dissenters’ rights in connection with the merger, and you will be entitled to receive, in lieu of the $6.50 per share merger consideration, payment in cash of the “fair value” of your shares of Featherlite common stock. A copy of these provisions is included as Annex D to this proxy statement. We also refer you to the information included under the heading “Dissenters’ Rights” in this proxy statement.

Your vote is very important. Even if you expect to attend the special meeting, please complete, sign, and date the enclosed proxy card and return it promptly. If no instructions are indicated on your proxy card, your shares will be voted “FOR” each of the foregoing proposals. If you do not return or submit your proxy card or vote in person, the effect is a vote “AGAINST” the merger.

You can revoke your proxy at any time before it is exercised by giving written notice to the secretary of Featherlite, filing another proxy, or attending the special meeting and voting in person.

Featherlite’s special committee and its board of directors unanimously recommend that you vote “FOR” the approval of the merger agreement and the merger and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

By Order of the Board of Directors,

Gary H. Ihrke
Secretary
                    , 2006
Cresco, Iowa

ANNEXES

Annex A Agreement and Plan of Merger, dated as of July 26, 2006, by and among Featherlite, Inc., Universal Trailer Holdings Corp. and Dart Acquisition Corp.

Annex B Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Annex C Asset Purchase Agreement, dated July 7, 2006, by and between Featherlite Coaches, Inc. and Universal Trailer Holdings Corp., as amended.

Annex D Dissenters’ Rights - Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act.

Unless the context otherwise requires, the terms “we,” “us,” “our” and “Featherlite” in this proxy statement refer to Featherlite, Inc. and its subsidiaries. We refer to Universal Trailer Holdings Corp. as “Universal Trailer” and Dart Acquisition Corp. as “Universal Trailer’s merger subsidiary” in this proxy statement.

SUMMARY TERM SHEET

This summary term sheet, together with the “Questions and Answers About the Merger and the Special Meeting” on the pages following this summary term sheet, highlight important selected information from this proxy statement relating to our proposed merger with Universal Trailer’s merger subsidiary. This summary term sheet and the following question and answer section may not, however, contain all the information that is important to you. To more fully understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, including the information to which we have referred you, and all of the appendices before voting on the proposed merger agreement. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary term sheet.

THE COMPANIES

Featherlite, Inc.
Highways 63 and 9
Cresco, Iowa 52136
Telephone: (563) 547-6000

•
Featherlite’s principal operations have historically involved designing, manufacturing and marketing over 400 models of both custom-made and standard model specialty aluminum and steel trailers. We market our trailers primarily through a network of over 240 full-line dealers located in the United States and Canada. Featherlite markets its trailers primarily under the FEATHERLITE® brand name. We make a majority of our FEATHERLITE® trailers from aluminum, which differentiates Featherlite from many of our competitors who primarily make steel trailers. Although Featherlite’s focus is on manufacturing and marketing aluminum trailers, it also markets a line of composite steel and aluminum trailers under the FEATHERLITE-STL® series and, on a limited basis, DIAMOND D® brands in order to provide dealers and customers with a high quality, but less expensive, alternative to our aluminum trailers. Since 1996, Featherlite has also been designing, manufacturing and marketing custom luxury motorcoaches through its acquisition of Vantare International, Inc. In 1998, Featherlite expanded its presence in this market by acquiring the assets of Mitchell Motorcoach Sales, Inc. We market our motorcoaches under the trade names Featherlite Vantare and Featherlite Luxury Coaches® directly rather than selling them through a dealer network. Featherlite luxury motorcoach customers have over 200 amenities and state-of-the-art options to choose from in detailing their luxury motorcoach.

•	Featherlite common stock is quoted on the Nasdaq Capital Market under the symbol “FTHR.” Featherlite was organized as a Minnesota corporation in 1988.

Universal Trailer Holdings Corp.
11590 Century Boulevard, Suite 103
Cincinnati, Ohio 45246
Telephone: (513) 671-3880

•
Universal Trailer is the largest specialty trailer company in North America, with headquarters located in Cincinnati, Ohio. Universal Trailer and its subsidiaries offer customers a diversified family of trailer brands that include Haulmark, Exiss, Sooner and Miley. Formed in 2001,

Universal Trailer acquired Exiss Aluminum Trailers, Inc. of El Rino, Oklahoma, making Exiss its first brand. In 2002 Haulmark, headquartered in Bristol, Indiana, was acquired, and Sooner Trailer Manufacturing Company became a part of Universal Trailer in late 2003. For more information, please visit www.universaltrailer.com.

•	Universal Trailer is a private company. Universal Trailer was organized as a Delaware corporation in 2002.

Dart Acquisition Corp.
c/o Universal Trailer Holding Corporation
11590 Century Boulevard, Suite 103
Cincinnati, Ohio 45246
Telephone: (513) 671-3880

•
Dart Acquisition Corp. is a newly-formed Minnesota corporation that is a wholly-owned subsidiary of Universal Trailer. Dart Acquisition Corp. was incorporated on July 24, 2006, solely for the purpose of effecting the proposed merger and has not conducted any business activities to date.

The Merger (page 15)

•
At the effective time of the merger, Universal Trailer’s merger subsidiary will merge with and into Featherlite, and Featherlite will continue as the surviving corporation. The merger will occur according to the terms and conditions of the merger agreement, which is described in, and is attached to, this proxy statement as Annex A. You should read the description of the merger agreement in this proxy statement under the heading “The Merger Agreement” and the merger agreement carefully.

•	If the merger is completed:

➢ You will receive $6.50 in cash for each of your shares of Featherlite common stock outstanding at the time of the merger, unless you exercise and perfect your dissenters’ rights. This cash payment is referred to as the “merger consideration” in this proxy statement.

➢ At the effective time of the merger, holders of unexercised options and warrants to purchase shares of Featherlite common stock will be entitled to receive with respect to each option or warrant, to the extent such option or warrant is then exercisable, an amount in cash equal to: (1) the excess, if any, of $6.50 over the per share exercise price of the option or warrant, multiplied by (2) the number of shares of Featherlite common stock issuable upon exercise of the option or warrant immediately prior to the completion of the merger. Holders of options will be subject to withholding of income or payroll taxes, as applicable.

Effects of the Merger (page 42)

•	As a result of the merger:

➢ Featherlite will no longer be a public company but will be a wholly-owned, privately-held subsidiary of Universal Trailer;

➢ Featherlite common stock will no longer be quoted on the Nasdaq Capital Market, price quotations will no longer be available and the registration of Featherlite common stock, and Featherlite’s reporting obligations, under the Securities Exchange Act of 1934 will terminate;

➢ you will no longer be a shareholder of or have any ownership interest in Featherlite, and therefore you will not be able to participate in any future earnings and growth of Featherlite, and benefit from any future increases in Featherlite’s value; and

➢ Universal Trailer will receive 100% of any future earnings and growth of Featherlite and benefit from any future increases in Featherlite’s value, but will also bear 100% of the risk of any future losses of Featherlite and any future decreases in Featherlite’s value.

Vote Required (page 12)

•	The merger agreement must be approved by the holders of a majority of the shares of Featherlite common stock outstanding as of the record date of the special meeting.

Recommendation of the Special Committee and Board of Directors (page 32)

•	Featherlite’s special committee and its board of directors each unanimously approved the merger agreement and recommend that you vote to adopt it.

•
Featherlite’s special committee and its board of directors have determined that the terms of the merger agreement, including the merger consideration of $6.50 per share, and the merger are fair to and in the best interests of Featherlite and its shareholders.

Opinion of Featherlite’s Financial Advisor (page 33)

•
Houlihan Lokey Howard & Zukin Financial Advisors, Inc. delivered to the special committee its written opinion, dated July 26, 2006, that, as of the date of its opinion, and based on and subject to the matters described in the opinion, the merger consideration to be received by the holders of Featherlite’s common stock, other than Conrad D. Clement, Tracy J. Clement and Bulk Resources, Inc., under the merger agreement is fair to such holders from a financial point of view.

•	This opinion is attached as Annex B to this proxy statement. We encourage you to read this opinion carefully in its entirety.

Interests of Featherlite’s Directors and Officers in the Merger (page 44)

•
In considering the recommendation of Featherlite’s special committee and its board of directors with respect to the merger agreement and the merger, you should be aware that some of Featherlite’s directors and officers have interests in the merger or have certain relationships, including those referred to below, that may present actual or potential, or the appearance of actual or potential, conflicts of interest in the connection with the merger:

➢ Featherlite’s directors and officers will be entitled to receive an aggregate of $34,363,875 in merger consideration and $3,491,978 in option consideration in the merger;

➢ Conrad D. Clement, Featherlite’s Chairman, President and Chief Executive Officer, Tracy J. Clement, Featherlite’s Executive Vice President and a director, and Bulk Resources, Inc., one of Featherlite’s shareholders, formed Featherlite Coaches, Inc., a Nevada corporation, on June 2, 2006. Featherlite Coaches entered into an asset purchase agreement, dated July 7, 2006, with Universal Trailer to purchase the assets of Featherlite’s motorcoach division and the capital stock of Featherlite’s wholly-owned subsidiary Featherlite Aviation, Inc. following the consummation of the merger. Featherlite Coaches will continue as a separate privately-held company and Conrad D. Clement and Tracy J. Clement will resign from their positions as officers and directors of Featherlite and assume management positions with Featherlite Coaches. Featherlite is not a party to the asset purchase agreement and does not own any equity of Featherlite Coaches; however, the surviving corporation in the merger will become a party to the asset purchase agreement. The closing of the merger is subject to the agreement between Featherlite Coaches and Universal Trailer remaining in full force and effect and the satisfaction of all conditions to the transactions contemplated by the asset purchase agreement. The closing of the transactions contemplated by the asset purchase agreement is subject to the consummation of the merger; and

➢ The members of Featherlite’s special committee will receive monetary compensation for their service on the special committee.

Conditions to the Merger (page 57)

•	The obligations of Featherlite and Universal Trailer to complete the merger are subject to several conditions. For example,

➢ the merger agreement must be approved and adopted by a majority of the outstanding shares of Featherlite common stock, and less than 10% of the outstanding shares of Featherlite common stock shall be dissenting shares;

➢ there must be no legal or judicial restraints or prohibitions preventing completion of the merger;

➢ Featherlite’s and Universal Trailer’s representations and warranties in the merger agreement must be materially accurate;

➢	Featherlite and Universal Trailer must have performed in all material respects all of their obligations under the merger agreement;

➢
there must be no change, development, condition, event or circumstance relating to Featherlite that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect;

➢	the waiting period under the Hart-Scott-Rodino Improvements Act of 1976 must be expired or terminated;

➢
Universal Trailer’s merger subsidiary shall have obtained financing sufficient for payment of the aggregate merger consideration and completed confirmatory due diligence satisfactory to the sources of the financing; and

➢
the asset purchase agreement between Universal Trailer and Featherlite Coaches must be in full force and effect and all conditions to the consummation of the transactions contemplated thereby shall have been satisfied.

•
If these conditions are satisfied, the merger should be completed within several days after the special meeting. If these conditions are not satisfied, Featherlite and/or Universal Trailer may be able to terminate the merger agreement.

•
After approval of the merger agreement by Featherlite shareholders, no amendment or waiver (including of any condition to the merger) can be made that alters the merger consideration to be received for Featherlite common stock or that would adversely affect the rights of Featherlite shareholders, without their further approval.

Termination of the Merger Agreement (page 58)

•	The merger agreement may be terminated before the merger is completed upon the occurrence of the following specified events:

➢ by mutual written consent of Featherlite and Universal Trailer;

➢ by either Featherlite or Universal Trailer if (i) the merger is not completed by October 31, 2006, except that the termination date for any termination by Featherlite will be extended by the number of days in excess of 30 days that is required to obtain final approval from the Securities and Exchange Commission of this proxy statement; (ii) completion of the merger is illegal or prohibited; or (iii) Featherlite’s shareholders do not approve the merger agreement and the merger;

➢ by Universal Trailer if (i) Featherlite fails to perform any of its material obligations under the merger agreement; (ii) any representation or warranty of Featherlite contained in the merger agreement is not true and correct and such failure to be true and correct would reasonably be expected to have a material adverse effect on Featherlite; (iii) Featherlite’s special committee withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to Universal Trailer or Universal Trailer’s merger subsidiary, other than in connection with a superior competing transaction; or (iv) Featherlite approves or recommends a superior competing transaction; or

➢ by Featherlite if (i) Universal Trailer or Universal Trailer’s merger subsidiary fails to perform any of its material obligations under the merger agreement; (ii) any representation or warranty of Universal Trailer or Universal Trailer’s merger subsidiary contained in the merger agreement is not true and correct and such failure to be true and correct would reasonably be expected to have a material adverse effect on Universal Trailer; or (iii) Featherlite’s special committee withdraws or modifies or changes its recommendation of the merger agreement or the merger and there exists at such time a proposal or offer for a superior competing transaction and the special committee approves, and Featherlite concurrently enters into, a definitive agreement providing for the implementation of a superior competing transaction.

Termination Fees and Expenses (page 59)

•	Featherlite has agreed to pay Universal Trailer a termination fee of $2,000,000 if the merger agreement is terminated under specific circumstances in connection with a superior competing transaction.

•	Featherlite has agreed to pay Universal Trailer a termination fee of $500,000 if Featherlite’s shareholders do not approve the merger and the merger agreement is terminated as a result.

•
Featherlite has agreed to reimburse Universal Trailer and Universal Trailer’s merger subsidiary up to $1,000,000 for various fees and expenses if the merger agreement is terminated under specific circumstances.

Dissenters’ Rights (page 65)

•
If you do not wish to accept the $6.50 per share merger consideration in the merger and you do not vote in favor of the merger agreement, you have the right under Minnesota law to seek a judicial appraisal of your shares to determine the “fair value” of your shares, in lieu of the $6.50 per share merger consideration if the merger is completed.

•
We refer you to the information under the heading “Dissenters’ Rights” in this proxy statement and to the applicable Minnesota statute attached as Annex D to this proxy statement for information on how to exercise your dissenters’ rights. Failure to follow all of the steps required under Minnesota law will result in the loss of your dissenters’ rights.

Source of Funds (page 43)

•
Universal Trailer estimates that the total amount of funds necessary to consummate the merger and the related transactions (including the payment of the aggregate merger consideration and payment of the aggregate amount payable to the holders of options) will be approximately $96.0 million, which is expected to be funded by cash, lines of credit and/or other sources of available funds, as described below.

•
In connection with the execution and delivery of the merger agreement, Universal Trailer has received proposal letters from its existing and prior senior lenders to provide debt and equity financing, the terms of which are described in further detail under “The Merger - Source of Funds.” The merger is conditioned upon obtaining this financing or substitute financing by Universal Trailer.

Certain Material U.S. Federal Income Tax Consequences (page 46)

•	For U.S. federal income tax purposes, you will be taxed on your receipt of the $6.50 in cash per share to the extent that the amount you receive exceeds your tax basis in your shares.

•	Because determining the tax consequences of the merger can be complicated, you should consult your tax advisor in order to understand fully how the merger will affect you.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:	What is the proposed transaction?

A.
Universal Trailer will acquire Featherlite through the merger of Universal Trailer’s merger subsidiary with and into Featherlite. Featherlite will continue as the surviving corporation after the merger and will be a privately-held, wholly-owned subsidiary of Universal Trailer.

Q:	What will I receive in the merger?

A:	You will be entitled to receive $6.50 in cash for each share of Featherlite common stock you own at the effective time of the merger, unless you exercise and perfect your dissenters’ rights.

Q:	What will happen to the market for Featherlite common stock after the merger?

A:
At the effective time of the merger, trading in Featherlite common stock on the Nasdaq Capital Market will cease. Price quotations for Featherlite common stock will no longer be available and the registration of Featherlite common stock, and Featherlite’s reporting obligations, under the Securities Exchange Act of 1934 will terminate.

Q:	Why are the special committee and the board of directors recommending that I vote in favor of the merger agreement?

A:
Featherlite’s special committee and its board of directors have determined that the terms of the merger agreement and the merger are fair to and in the best interests of Featherlite and its shareholders. Accordingly, the special committee and the board of directors each unanimously approved the merger agreement and recommend that you vote to approve and adopt it. For more information, we refer you to “The Merger—Background of the Merger,” “—Reasons for the Merger” and “—Recommendation of the Special Committee and the Board of Directors.”

Q:	What is the special committee?

A:
Featherlite’s board of directors formed a special committee of its independent directors, Thomas J. Winkel, Kenneth D. Larson, Terry E. Branstad and Charles A. Elliott, due to the interest of Conrad D. Clement, Featherlite’s Chairman, President and Chief Executive Officer in acquiring Featherlite’s motorcoach division. The board of directors gave the special committee full authority to act in the best interests of our shareholders to negotiate and approve any sale transaction of Featherlite, including separate sales of Featherlite’s motorcoach and trailer divisions, and to make a recommendation to shareholders with respect to any such transaction. For more information, we refer you to “The Merger - Background of the Merger.”

Q:	What will happen to my Featherlite stock options?

A:
If you own options to purchase shares of Featherlite common stock at the effective time of the merger, you will be entitled to receive, for each option to the extent it is then exercisable, an amount in cash determined by multiplying: (1) the excess, if any, of $6.50 over the per share exercise price of that option, by (2) the number of shares that could be acquired upon exercise of that option. The net amount you will receive, however, will be reduced to the extent of any federal and state income and payroll tax withholding that is due.

Q:	What are the tax consequences of the merger?

A:
The exchange of your shares for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under state, local, foreign and other tax laws. For more information, we refer you to “The Merger — Certain Material U.S. Federal Income Tax Considerations.” We encourage you to consult with your own tax advisor with any questions you may have on the tax consequences of the merger, especially if you own Featherlite stock options or warrants.

Q:	What is Featherlite Coaches?

A:
Featherlite Coaches is a Nevada corporation controlled by Conrad D. Clement, Featherlite’s Chairman, President and Chief Executive Officer, Tracy J. Clement, Featherlite’s Executive Vice President and a director, and Bulk Resources, Inc., one of Featherlite’s shareholders. Featherlite does not own any equity of Featherlite Coaches.

Q:	What will happen to Featherlite’s motorcoach division?

A:
Featherlite Coaches entered into the asset purchase agreement with Universal Trailer to purchase the assets of Featherlite’s motorcoach division and the capital stock of Featherlite’s wholly-owned subsidiary Featherlite Aviation, Inc. following the consummation of the merger. Featherlite Coaches will continue as a separate privately-held company and Conrad D. Clement and Tracy J. Clement will resign from their positions as officers and directors of Featherlite and assume management positions with Featherlite Coaches. Featherlite is not a party to the asset purchase agreement; however, following the closing of the merger, the surviving corporation in the merger will become a party to the asset purchase agreement. The closing of the merger is subject to the agreement between Featherlite Coaches and Universal Trailer remaining in full force and effect and the satisfaction of all conditions to the transactions contemplated by the asset purchase agreement. The closing of the transactions contemplated by the asset purchase agreement is subject to the consummation of the merger.

Q:	When do you expect the merger to be completed?

A:
We are working to complete the merger as quickly as possible. Assuming we obtain shareholder approval, Universal Trailer obtains proper financing and we obtain the required antitrust clearance, we expect to complete the merger within several days after the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting of shareholders will be held on , 2006, at :00 a.m., local time, at located at .

Q:	Who can vote at the special meeting?

A:	Shareholders as of the close of business on , 2006.

Q:	How many shares need to be represented at the meeting?

A:
The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. If you vote by proxy card or in person at the special meeting, you will be considered part of the quorum.

Q:	How do I vote?

A:	You may vote by mail by completing and returning the enclosed proxy card or in person at the special meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Generally, your broker will not have the power to vote your shares. Your broker will vote your shares only if you provide him or her with instructions on how to vote. Any failure to instruct your broker on how to vote in favor of the merger agreement will have the effect of a vote “against” the merger agreement. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q:	May I change my vote after I have mailed my signed proxy card?

•	A: Yes. You may revoke your proxy any time before the special meeting by:
•
•	giving written notice of your revocation to our Secretary;

•	filing a revoking instrument or a duly executed proxy bearing a later date with our Secretary; or

•	attending the special meeting and voting in person.

Q: What does it mean if I get more than one proxy card?

A: If you have shares that are registered in different names and/or are in more than one  account, you will receive more than one proxy card. Please follow the directions for voting, fill  out and mail each of the proxy cards you receive to ensure that all of your shares are voted.

Q:	How many votes are required to approve and adopt the merger agreement?

•
A: Approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares of Featherlite common stock outstanding as of                     , 2006. A failure to vote or to provide your broker with instructions on how to vote, or a vote to abstain will have the same effect as a vote “against” the merger agreement.

•
Q:	What rights do I have if I oppose the proposed merger agreement?

A:
If you oppose the proposed merger agreement and do not vote in favor of it and the merger is completed, you may dissent and seek the fair value of your shares under Minnesota law. You must, however, comply with all of the required procedures explained under the heading “Dissenters’ Rights” in this proxy statement and in Annex D to this proxy statement.

Q:	What happens if I sell my Featherlite shares before the special meeting?

A:
The record date for the special meeting is earlier than the expected date of the merger. If you transfer your Featherlite shares after the record date, but before the effective time of the merger, you will retain your right to vote at the special meeting but the right to receive the $6.50 in cash per share will pass to the person to whom you transferred your shares.

Q:	What do I need to do now?

A:	Please complete, date and sign your proxy card and then mail it in the enclosed postage-paid envelope as soon as possible, so that your shares may be represented at the special meeting.

Q:	Should I send in my Featherlite stock certificates now?

A:
No. Soon after the merger is completed, the paying agent will send you written instructions explaining how to exchange your Featherlite stock certificates for cash. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	Who can help answer my other questions?

A: If you have more questions about the special meeting or the merger, you should contact Jeffery A. Mason at P.O. Box 320, Cresco, Iowa 52136, by telephone (563) 547-6000, or by email at jmason@fthr.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements based on estimates and assumptions. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events, such as our future financial performance and our merger with Universal Trailer and Universal Trailer’s merger subsidiary. Examples of forward-looking statements include statements regarding:

•	the future growth of our business and our revenue and earnings;
•	our ability to attain profitability;
•	the anticipated timing of the completion of the merger; and
•	the effects of the merger once completed.

You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “continue” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including:

•	changes in economic and market conditions;
•	the impact of competitive products and pricing;
•	the ability of Featherlite and Universal Trailer to fulfill their obligations under the merger agreement; and
•	other factors we have identified in our periodic reports and other filings made with the Securities and Exchange Commission, or SEC.

These and other factors may cause our actual results to differ materially from any forward-looking statement.

Forward-looking statements are only predictions. You should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this proxy statement. The forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, might not occur.

INFORMATION CONCERNING THE SPECIAL MEETING

Date, Time and Place

This proxy statement is furnished in connection with the solicitation of proxies by Featherlite’s special committee and its board of directors for a special meeting of shareholders to be held on        ,           , 2006, at    :00 a.m., local time, at                                                      .

Purpose

At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement.

To review the background and reasons for the merger in greater detail, we refer you to the information under the heading “The Merger—Background of the Merger,” “—Reasons for the Merger” and “—Recommendation of the Special Committee and the Board of Directors.”

You may be asked to consider other matters that may properly come before the special meeting and any postponements or adjournments of the meeting. It is not anticipated that any other matters will be brought before the special meeting. If other matters should properly come before the special meeting, however, the holders of proxies solicited hereby will vote on such matters in their discretion, unless you withhold such authority. These matters may include an adjournment or postponement of the special meeting from time to time if Featherlite’s board of directors so determines. If any adjournment or postponement is made and the adjournment proposal has been approved, we may solicit additional proxies during the adjournment period.

Record Date; Shareholders Entitled to Vote

We have fixed the close of business on                , 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. As of that date, there were                    shares of Featherlite common stock outstanding and eligible to vote. Each share of Featherlite common stock is entitled to one vote on each matter to be voted on at the special meeting.

Quorum Requirement

The presence at the special meeting, in person or by proxy, of a majority of shares of Featherlite common stock issued and outstanding and eligible to vote will constitute a quorum for the transaction of business at the special meeting. In general, shares of Featherlite common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a “broker non-vote” on a matter.

Vote Required

Assuming a quorum is represented at the special meeting, either in person or by proxy, the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of Featherlite common stock outstanding as of the record date.

Shares represented by a proxy card voted as abstaining on the proposed merger agreement will be treated as shares present and entitled to vote that were not cast in favor of the merger agreement, and thus will be counted as votes against the merger agreement.

Security Ownership of Management

All of Featherlite’s directors and executive officers have indicated to us that they and their affiliates intend to vote their shares of Featherlite common stock in favor of the merger agreement. As a result of these indications, approximately % of Featherlite common stock outstanding as of the record date of the special meeting will be voted in favor of approval and adoption of the merger agreement. None of our directors or executive officers has entered into any voting agreements relating to the merger.

Broker Non-Votes

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. These brokers, however, are precluded from exercising their voting discretion with respect to the approval of non-routine matters, like approving and adopting the merger agreement. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Properly executed broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against the merger agreement.

Proxies

This proxy statement is being mailed to our shareholders beginning on or about               , 2006 in connection with the solicitation of proxies by the special committee and the board of directors for use at the special meeting.

Your vote is important. A proxy card is enclosed for your use. You are solicited on behalf of the special committee and the board of directors, to mark, sign, date and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States.

Proxies will be voted as specified by you. Signed proxies that lack any specification will be voted in favor of the approval and adoption of the merger agreement. The special committee and the board of directors recommend that you vote FOR the merger agreement.

Shareholders should NOT send share certificates with their proxy cards. If the merger is completed, shareholders will be mailed a transmittal letter form following the completion of the merger with instructions for use in effecting the surrender of certificates in exchange for the merger consideration.

Revocation of Proxies

Any shareholder giving a proxy may revoke it at any time prior to its use at the special meeting by:

•	giving written notice of your revocation to the Secretary of Featherlite,

•	filing a duly executed proxy bearing a later date with the Secretary of Featherlite, or

• appearing at the special meeting and voting in person.

Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in “street” name, you should follow the instruction of your broker, bank or other nominee regarding revocation or change of proxies.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of Featherlite common stock will be borne by Featherlite. Featherlite’s directors and officers may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, telegraph or personal conversation. Featherlite may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Featherlite common stock.

Featherlite may decide to retain a proxy solicitation firm for assistance in connection with the solicitation of proxies for the special meeting. If Featherlite retains a proxy solicitation firm, it anticipates that the costs it will incur will be approximately $ , plus reimbursement of reasonable out-of-pocket expenses.

Dissenters’ Rights

Under applicable Minnesota law, if you do not vote to approve the merger agreement and merger and if you follow certain procedures in lieu of receiving the merger consideration, you have the right to receive payment in cash for the fair value of your shares of Featherlite common stock. If you are seeking to exercise your statutory dissenters’ rights, you must follow certain procedures as outlined in Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act. Merely voting against the merger agreement will not preserve your rights. The statutory procedures for perfecting dissenters’ rights under Minnesota law are described in the section entitled “The Merger - Dissenters’ Rights” beginning on page 65. The relevant sections of the Minnesota Business Corporation Act governing this process are reprinted in their entirety and attached to this document as Annex D.

THE MERGER

Background of the Merger

The provisions of the merger agreement are the result of arm’s length negotiations conducted among representatives of Featherlite and Universal Trailer and their respective legal and financial advisors. The following is a summary of the meetings, negotiations, material contacts and discussions between Featherlite and Universal Trailer that preceded the execution of the merger agreement, as well as the negotiations and material contacts with other third parties concerning an acquisition of, or other business combination, with Featherlite.

Featherlite has periodically considered opportunities for acquisitions and other strategic transactions and has from time to time engaged in preliminary discussions and negotiations with other companies, including Universal Trailer and its affiliates, regarding these types of transactions.

In December, 2001, Featherlite’s board of directors established a special committee of its independent directors to explore strategic financial options for Featherlite. This special committee consisted of Thomas J. Winkel, Kenneth D. Larson, Terry E. Branstad and Charles A. Elliott. In October, 2002, Dubin Clark & Company, the owner of a majority of the voting securities of Universal Trailer, made a proposal to purchase all of Featherlite’s outstanding common stock. We refer to Dubin Clark & Company in this proxy statement as “Dubin Clark.” On October 3, 2002, at a regularly scheduled meeting of Featherlite’s board of directors, Featherlite’s board unanimously authorized members of Featherlite’s management to negotiate an agreement with Dubin Clark and authorized the special committee to negotiate and review this agreement on behalf of Featherlite’s disinterested shareholders. The special committee and Featherlite’s management negotiated with Dubin Clark until early 2003, when the parties terminated these discussions and the special committee suspended its activities due to the inability of the parties to reach an agreement. The special committee reported on its activities at a regularly scheduled meeting of Featherlite’s board of directors on February 25, 2003.

Between February 25, 2003 and September 27, 2005, Featherlite and its board of directors continued to periodically consider opportunities for strategic transactions.

At a special meeting of Featherlite’s board of directors on September 27, 2005 held by telephone conference, Conrad D. Clement, Featherlite’s Chairman, President and Chief Executive Officer and Featherlite’s largest single shareholder, advised the directors that Tracy J. Clement, Featherlite’s Executive Vice President, a director and the son of Conrad D. Clement, and Larry D. Clement, Featherlite’s Treasurer and the brother of Conrad D. Clement, desired to sell all of their shares of Featherlite stock. As a result, Conrad D. Clement and Eric P. Clement, Featherlite’s Vice President and General Manager, Trailer Division and the son of Conrad D. Clement, determined that they did not wish to hold a minority interest in the outstanding Featherlite stock, and therefore these members of the Clement family desired to proceed with a sale of the company with the approval of the full board of directors, and provided that a suitable purchaser could be located and suitable transaction terms, including an attractive price, could be obtained. These members of the Clement family hold, in the aggregate, approximately 54.2% of Featherlite’s outstanding common stock. The board discussed the procedures and process for determining whether a sale would be advisable, and, if so, seeking and consummating a sale, particularly the importance of establishing a process to serve the best interests of the non-affiliated shareholders of Featherlite. The directors determined that it would be appropriate to retain a financial advisor to assist Featherlite in its discussions and to maximize shareholder value, and that they would meet with potential financial advisors on October 11, 2005.

Following the September 27, 2005 board meeting, Jeffery A. Mason, Featherlite’s Chief Financial Officer, contacted Fredrikson & Byron, P.A., Featherlite’s outside legal counsel, which we refer to in this proxy statement as “Fredrikson,” to seek counsel on the appropriate steps for Featherlite and its board of directors to take in connection with a potential sale.

On October 11, 2005, all of Featherlite’s directors, other than Charles A. Elliott, participated in meetings in Rochester, Minnesota with representatives of four potential financial advisors, including Houlihan Lokey Howard & Zukin Capital, Inc., which we refer to in this proxy statement as “Houlihan Lokey.” Houlihan Lokey had no prior relationship with Featherlite. These financial advisors made presentations to the board relating to their ability to assist the board in strategic planning and locating a potential purchaser for Featherlite’s stock and help to maximize shareholder value. At a special meeting of the board of directors held on October 11, 2005 in Rochester, Minnesota after the meetings with financial advisors, the board members unanimously authorized Conrad D. Clement and Mr. Mason to negotiate and enter into a letter of engagement with Houlihan Lokey to act as financial advisor to Featherlite and the board with respect to exploring strategic alternatives to enhance shareholder value, including a possible sale of Featherlite or any of its divisions. On October 18, 2005, Featherlite and Houlihan Lokey entered into a letter of engagement. Shortly thereafter, Houlihan Lokey and members of Featherlite’s management team met in Cresco, Iowa to initiate preparation for a process to explore the possible sale of Featherlite. In conjunction with this meeting, Houlihan Lokey began an extensive due diligence review of Featherlite and participated in numerous conference calls with management during the months of November and December, 2005. During this period, Houlihan Lokey worked with management to outline the timeline for the anticipated sale process and produce information, including a list of potential buyers, a two-page introductory letter to explain and position the transaction opportunity to potential buyers, and to begin preparing a confidential memorandum on Featherlite for delivery to interested and qualified bidders who would sign confidentiality agreements.

On November 22, 2005, Featherlite’s board held a regularly scheduled meeting in Cresco, Iowa, which all of the directors attended. At this meeting, the directors unanimously approved the engagement letter with Houlihan Lokey. In addition, a representative of Fredrikson participated by telephone conference and advised the directors of their fiduciary duties to Featherlite’s shareholders and the roles of Houlihan Lokey and legal counsel in connection with the anticipated sale process. The directors discussed that an exploration of strategic alternatives to enhance shareholder value would also include the possibility of Featherlite remaining as an independent public company if the board determined that remaining as an independent public company would be preferable to potential alternatives for enhancing shareholder value. The directors discussed and agreed that Featherlite should issue a press release to announce its intention to explore strategic alternatives if contacts were to be made with a significant number of potential purchasers. After discussion, a representative of Houlihan Lokey joined the meeting by telephone conference and informed the board of its efforts to date. The directors and Houlihan Lokey then discussed a potential timeline for consummating a sale transaction.

On December 7, 2005, prior to a public announcement and commencement of the general solicitation process, Houlihan Lokey approached a potential interested public company, which we refer to as “Party 1” in this proxy statement, regarding a potential acquisition of Featherlite. Party 1 did not wish to participate in an auction process and requested that the board of directors provide it with a preemptive price at which Featherlite would be willing to enter into a transaction without soliciting other potential buyers. Houlihan Lokey and Featherlite’s management perceived Party 1 to have a strong strategic fit and the ability to pay a premium preemptive price.

At a special meeting of Featherlite’s board of directors held by telephone conference on December 12, 2005 and attended by all of the directors as well as representatives of Houlihan Lokey and Fredrikson, a representative of Houlihan Lokey reported to the directors on his conversations with representatives of Party 1 and his opinion that Party 1 would be one of a few companies that would likely be most interested in seeking an acquisition of all of Featherlite, as opposed to a separate acquisition of either Featherlite’s trailer division or motorcoach division, and that Party 1 had requested a preemptive price. Fredrikson explained to the directors the significance of establishing a preemptive price in lieu of conducting a broader market check for interested parties, including the concern that this would eliminate the ability of determining whether or not other prospective purchasers might have a significant interest in Featherlite. The directors discussed whether there was sufficient information available to establish a preemptive price. After discussion, the directors requested that Houlihan Lokey provide them with additional financial information and that the board would reconvene the following day.

On December 13, 2005, Featherlite’s board of directors held another special meeting by telephone conference to determine whether or not to establish a preemptive price, as requested by Party 1. All of the directors attended this meeting, as did representatives of Houlihan Lokey and Fredrikson. A representative of Houlihan Lokey discussed in detail financial information relating to Featherlite and its historic stock prices, as well as an analysis of comparable companies and a review of comparable merger and acquisition information for potentially similar transactions. The directors then discussed at length the realistic and justifiable factors in setting a preemptive price. A representative of Fredrikson discussed with the directors their fiduciary obligation to Featherlite’s shareholders, including the advantages of a “market check” investigation by Houlihan Lokey in establishing fair value for the stock and the risks of proceeding without the market check. After discussions with Houlihan Lokey, the directors determined that a price of $7.00 per share would be appropriate as a preemptive price. Following further discussions, the directors authorized Houlihan Lokey to discuss a preemptive price of $7.00 per share with Party 1. On that day, Featherlite’s common stock closed at a market price of $4.10 per share.

In December, 2005, Conrad D. Clement sent a representative at Party 1 a letter outlining the strategic rationale for a potential transaction. After multiple conversations between Houlihan Lokey and a representative of Party 1, on January 4, 2006, Party 1 contacted Houlihan Lokey to state that Party 1 would not be willing to pay a preemptive price.

On January 9, 2006, Featherlite issued a press release announcing that its board of directors had decided to explore strategic alternatives to enhance shareholder value, and that Featherlite was working with Houlihan Lokey as its financial advisor in that process. Houlihan Lokey then began broadly contacting potential strategic and financial buyers. Houlihan Lokey solicited potential interest from over 300 potential buyers and over ten capital providers to provide financing for an acquisition. The solicitation included phone conversations and email correspondence, which were supplemented by a two-page introductory letter to explain and position the transaction opportunity to potential buyers. In addition to pursuing the solicitation process, Houlihan Lokey worked with Featherlite’s management to finalize the confidential offering memorandum, which Houlihan Lokey distributed at the end of January, 2006 to potential buyers who signed confidentiality agreements. Of the potential buyers and financing sources solicited, 107 groups signed confidentiality agreements and received the confidential offering memorandum. Houlihan Lokey strongly encouraged all potential buyers to submit indications of interest for a purchase of the entire company.  Certain groups expressed an interest in purchasing only Featherlite’s trailer division or its motorcoach division, and Houlihan Lokey communicated to these groups that the strong desire was for offers for the entire company, but that groups would be allowed to submit indications for either division if doing so could potentially maximize shareholder value.

As a supplement to the confidential offering memorandum, Houlihan Lokey sent potential buyers a bid letter that requested indications of interest in a transaction by February 22, 2006. This letter requested that interested parties submit proposals for an acquisition of Featherlite on a per share basis, with descriptions of the form of consideration to be paid, proposed financing structure and material conditions to consummating a transaction. Based upon their responses to this letter, selected parties would be invited to meet with Featherlite’s management team and conduct due diligence.

On January 31, 2006, Featherlite’s board of directors held a special meeting, in which all of the directors participated by telephone conference. Conrad D. Clement updated the other directors on Houlihan Lokey’s efforts relating to a possible sale of Featherlite and advised the other directors that Featherlite’s management would commence making presentations to selected interested parties in approximately a month.

Throughout the month of February, 2006, Houlihan Lokey had numerous conversations with potential buyers regarding a potential transaction. During this same period, Houlihan Lokey worked with Featherlite’s management to create a management presentation to be presented to select potential buyers. Houlihan Lokey also worked with management to finalize a website with due diligence information for selected potential buyers to review subsequent to meeting with management.

At a regularly scheduled meeting of Featherlite’s board of directors held in Cresco, Iowa on February 21, 2006 and attended by all of the directors, Conrad D. Clement updated the other directors on Houlihan Lokey’s efforts to explore strategic alternatives.

From February 21 through February 23, 2006, Houlihan Lokey received written and verbal preliminary and non-binding indications of interest in a sale transaction from fifteen parties, including Universal Trailer. Three of these parties were interested in purchasing only Featherlite’s trailer division, and one of these parties was interested in purchasing only Featherlite’s motorcoach division.

Based on a number of factors, including proposed valuation, level of diligence completed, conversations with Houlihan Lokey, financial resources and other distinguishing features, the board of directors authorized Houlihan Lokey to invite Universal Trailer and seven other parties to attend management presentations. From March 7 through March 21, 2006, Conrad D. Clement, Jeffery A. Mason, Eric P. Clement, James S. Wooley, President of Featherlite’s motorcoach division, and Gary H. Ihrke, Featherlite’s Vice President of Operations, who we refer to collectively as the “management group” in this proxy statement, made a series of presentations in Minneapolis, Minnesota to Universal Trailer and five of these parties, and, in most cases, their respective financial advisors and/or potential financing sources.

In addition to the presentations in Minneapolis, Minnesota, on March 9, 2006, the management group (other than Mr. Wooley) made a presentation in Chicago, Illinois to representatives of a potential strategic buyer, which we refer to as “Party 2” in this proxy statement. Party 2 expressed its interest in acquiring only Featherlite’s trailer division. On March 21, 2006, Conrad D. Clement and Mr. Wooley made a management presentation in Sanford, Florida regarding Featherlite’s motorcoach division to representatives of a private equity fund, which we refer to a “Party 3” in this proxy statement. These meetings were held to explore the opportunity to maximize shareholder value through separate sales of the trailer and motorcoach divisions. At this time, other interested buyers were expressing their disinterest in the motorcoach division.

On March 15, 2006, Houlihan Lokey received a letter from another potential strategic buyer, which we refer to as “Party 4” in this proxy statement, indicating its interest in a transaction with Featherlite.

On March 16, 2006, Featherlite and Houlihan Lokey began providing potential purchasers with access to a secure website containing due diligence documents relating to Featherlite. Representatives from the potential buyers continued to review documents throughout the bidding process, and they periodically requested to review additional documents. Featherlite and Houlihan Lokey continued to update this website with additional documents throughout the bidding process.

After participating in a management presentation and conducting further due diligence, one of the potential purchasers conveyed to Houlihan Lokey that it would only be interested in pursuing a transaction involving the motorcoach division, and not the entire company.

From March 22 through March 29, 2006, Houlihan Lokey sent letters to Universal Trailer and seven other parties, requesting revised indications of interest and proposals. Houlihan Lokey requested responses from these parties by April 4, 2006. These letters requested that the interested parties submit proposals for an acquisition of Featherlite on a per share basis, with descriptions of the form of consideration to be paid, proposed financing structure and material conditions to consummating a transaction. Based upon the responses, selected parties would be invited to visit Featherlite’s facilities in Cresco, Iowa and Sanford, Florida and would be provided additional access to Featherlite’s management team. Houlihan Lokey sent letters requesting offers for the entire company to all of these parties, other than two of them, who received letters requesting revised indications of interest solely for a purchase of Featherlite’s motorcoach division, based on their previously-expressed interest in the motorcoach division.

Through April 4, 2006, members of the management group participated in various telephone conferences and meetings with Universal Trailer and other interested parties regarding financial and business matters relating to Featherlite, potential synergies and opportunities following a transaction. These parties and their representatives also actively reviewed documents on the due diligence website.

On April 4, 2006, Houlihan Lokey received a revised non-binding proposal to purchase Featherlite from Universal Trailer. Universal Trailer proposed a price of approximately $6.00 per share, to be paid all in cash. Universal Trailer noted that it contemplated financing its purchase through a combination of cash on hand, its existing revolving credit lines and additional financing from Dubin Clark and certain of Dubin Clark’s limited partners and co-investors. Universal Trailer also included proposal letters for debt financing from each of its existing and prior senior lenders. Universal Trailer’s proposal continued to include several conditions to reach a definitive agreement, including completion of due diligence and securing financing of the transaction. Universal Trailer also proposed a 30 day exclusive negotiation period with Featherlite.

On April 4, 2006, Houlihan Lokey received a non-binding proposal from Party 2 to purchase Featherlite’s trailer division at a valuation of $82.6 million to $85.6 million, to be paid all in cash. Party 2 did not propose a per share price. Party 2 contemplated financing the transaction through its lead commercial bank and informed Houlihan Lokey that its major shareholder expressed a strong desire to support the transaction. Party 2’s proposal was subject to several conditions, including completion of due diligence.

On April 5, 2006, Houlihan Lokey received a revised non-binding proposal from Party 3 to purchase Featherlite’s motorcoach division at a stated valuation of $27 million, to be paid through a combination of cash and the assumption of debt. The total amount of cash proposed to be paid by Party 3 was approximately $840,000. Party 3 proposed a 60 day period of exclusivity for Featherlite and Party 3 to negotiate. Party 3’s proposal was subject to several conditions, including the completion of due diligence.

On April 5, 2006, Featherlite’s board of directors held a special meeting by telephone conference, in which all of the directors participated. Representatives of Houlihan Lokey and Fredrikson also participated in this meeting by telephone conference. A representative of Houlihan Lokey began the meeting by giving the directors a summary of the process to date and its contacts with potential buyers, a summary of which had been distributed to the directors prior to the meeting. Houlihan Lokey discussed the level of interest from various parties based upon the amount of due diligence conducted and the conversations between Houlihan Lokey and each of the interested parties. Houlihan Lokey then summarized for the directors the three offer letters that it had received, which had been provided to the directors prior to the meeting. Houlihan Lokey did not view Party 2’s proposal to purchase the trailer division as complete because it did not address all of the joint corporate, business and separation costs associated with the proposal. Houlihan Lokey also did not view Party 3’s proposal to purchase the motorcoach division as complete because it included an incorrect calculation of enterprise value, which incorrectly inflated the valuation number that Party 3 stated, and because it did not address all of the joint corporate, business and separation costs associated with the proposal. The directors and Houlihan Lokey discussed the advantages and challenges of each proposal, and discussed the possibility of Houlihan Lokey facilitating discussions between Party 2 and Party 3 to combine their bids into one for the entire company, which Houlihan Lokey agreed to pursue.

Houlihan Lokey also summarized for the directors the nature of conversations and meetings that Houlihan Lokey and management had with parties invited to perform additional diligence and meet with the management group, but that did not ultimately submit a written indication of interest. These groups cited numerous reasons for passing on a transaction, including a lack of interest in the motorcoach business, the general softening of Featherlite’s financial performance and aluminum price exposure. A party that was specifically focused on the motorcoach business determined that the motorcoach division’s declining financial performance, as well as complications associated with separating that business from Featherlite, rendered an acquisition of the motorcoach division unattractive. Houlihan Lokey also informed the directors that it had engaged in continuing discussions with Party 4, which had not responded by the April 4, 2006 deadline.

The directors then discussed in greater detail Universal Trailer’s offer. Houlihan Lokey expressed its concern with the risks associated with the financing contingency in Universal Trailer’s offer. The directors determined that Houlihan Lokey should follow-up with the other parties that had previously expressed an interest in engaging in a transaction, including those that did not submit preliminary bids, in order to determine whether there would be potential additional bids and what structures and alternatives these parties might be willing to discuss. The directors also discussed Featherlite’s financial results for the first quarter of 2006, which were down in January and February, primarily in the motorcoach division, but appeared to be more favorable in March, and how these results might affect a potential transaction.

Due to the separate bids from Party 2 and Party 3 for Featherlite’s trailer and motorcoach divisions, as well as the expressed interest from other parties to purchase the trailer division and not the motorcoach division, Mr. Mason and representatives of Houlihan Lokey initiated discussions with RSM McGladrey, Inc., Featherlite’s outside tax advisor, which we refer to as “McGladrey” in this proxy statement, to better understand the tax implications of separate transactions involving the trailer and motorcoach divisions. Mr. Mason and Houlihan Lokey asked McGladrey to analyze the potential tax effects to a purchaser of the motorcoach division or a purchaser of Featherlite which subsequently sells the motorcoach division.

On April 20, 2006, representatives of Universal Trailer visited Featherlite’s facilities in Cresco, Iowa to meet with the management group, excluding Mr. Wooley, and tour Featherlite’s facilities.

Starting on April 21, 2006, following discussions with Houlihan Lokey and Featherlite’s management, attorneys at Fredrikson commenced drafting a proposed purchase agreement to provide to all potential bidders. Members of Featherlite’s management and representatives from Houlihan Lokey reviewed versions of this agreement over the course of the following week.

On April 26, 2006, Featherlite’s board of directors held a special meeting by telephone conference, in which all of the directors participated. Representatives from Houlihan Lokey and Fredrikson also participated in this meeting by telephone conference. A representative of Houlihan Lokey began the meeting by updating the directors as to which parties continued to express an interest in an acquisition of all or part of Featherlite. First, Party 4 was still interested in exploring the possibility of a transaction with Featherlite and Houlihan Lokey committed to continue its discussions with Party 4. Next, Universal Trailer continued to express a strong interest and had conducted substantial due diligence to date. Houlihan Lokey also informed the directors that Party 2 had postponed its review of the potential transaction due to another opportunity that it was pursuing, and that Party 3 had withdrawn its bid for the motorcoach business following additional diligence. Party 3 cited a number of factors, including deteriorating motorcoach business financial performance, capital investment requirements, inability to finance a stand-alone motorcoach business, supply risk with the sole supplier of motorcoach shells to Featherlite, general industry dynamics, and business separation issues. The directors agreed that Houlihan Lokey would send out a request for a final offer to Universal Trailer. The directors then discussed the potential benefits to Featherlite if the motorcoach division were liquidated instead of sold, either separately or as part of an acquisition of Featherlite in its entirety.

On April 28, 2006, Houlihan Lokey sent a letter explaining final bid procedures to Universal Trailer and Dubin Clark. This letter requested a final offer by May 16, 2006, and asked that Universal Trailer provide its best and final proposed consideration on a per share basis; the proposed form of consideration; a detailed schedule of the sources and uses for financing, including executed financing commitment letters from any third party financing sources necessary to complete the transaction; detail regarding any outstanding due diligence to be conducted and material conditions to closing; and a proposed timetable to complete the transaction. Along with this letter, Houlihan Lokey distributed a draft of a merger agreement for review, and requested that Universal Trailer provide revisions to the merger agreement in a form that they would be prepared to execute. The draft merger agreement contemplated that a purchaser would form a merger subsidiary, and this merger subsidiary would merge with and into Featherlite, all Featherlite shareholders would receive a cash payment for their shares, and Featherlite would become a wholly-owned subsidiary of the purchaser.

On May 5, 2006, representatives of Party 4 visited Featherlite’s facilities in Cresco, Iowa to meet with the management group, excluding Mr. Wooley, and tour Featherlite’s facilities.

On May 15, 2006, representatives of Houlihan Lokey spoke with representatives of Universal Trailer, who informed Houlihan Lokey that, in light of the recent financial results of the motorcoach division, Universal Trailer would be making an offer only for Featherlite’s trailer division, and on May 16, 2006, Universal Trailer sent a non-binding revised proposal to Houlihan Lokey. In this letter, Universal Trailer proposed an acquisition of all of Featherlite’s common stock at a per share price of $5.50, which would be conditioned upon Featherlite creating a new subsidiary to which all of the motorcoach assets would be contributed. All of Featherlite’s shares in this new subsidiary would be distributed to Featherlite’s shareholders. Universal Trailer contemplated funding the cash consideration through a combination of cash on hand and available debt capacity, additional equity financing from Dubin Clark and certain of its limited partners and co-investors, as well as credit facilities which would refinance Universal Trailer’s existing facilities. Universal Trailer also included proposal letters for debt financing from each of its existing and prior senior lenders. Universal Trailer noted that it still needed to complete a legal review of the proposed structure and certain outstanding litigation, additional tax review and confirmatory environmental due diligence. Universal Trailer proposed a 45 day period of exclusivity to negotiate with Featherlite.

On May 17, 2006, Featherlite’s board of directors held a special meeting, which all of the directors attended. The purpose of this meeting was to discuss Universal Trailer’s revised offer and the status of the process. Representatives from Houlihan Lokey and Fredrikson also participated in this meeting by telephone conference, as did a representative of McGladrey. A representative of Houlihan Lokey first discussed Featherlite’s financial results for April, 2006 and that Universal Trailer had changed its proposal to an offer solely for the trailer division due to these financial results. Houlihan Lokey then described the terms and conditions contained in Universal Trailer’s revised offer. The directors and Houlihan Lokey and Fredrikson discussed the possibility of spinning off the motorcoach division to Featherlite’s shareholders and the difficulties in maintaining the motorcoach division as a separate publicly-held company, particularly in light of its relatively small size and weakening financial performance. Following discussion, the directors determined that Universal Trailer’s proposal to spin off the motorcoach division to the shareholders would likely not be in the best interests of shareholders and that Universal Trailer’s proposal would not be acceptable because it did not address all of the joint corporate, business and separation costs associated with it. Houlihan Lokey also expressed its concern with the risks associated with the financing contingency in Universal Trailer’s offer. The directors discussed whether it would be more beneficial to Featherlite’s shareholders for a buyer interested in the trailer division to purchase the entire company and then separately sell the motorcoach division. A representative of McGladrey explained that there may be potential tax effects to a party who purchases the entire company and then sells the motorcoach division. Houlihan Lokey also updated the directors on Party 4’s visit to Cresco, Iowa and reminded the directors that neither Party 2 nor Party 4 had expressed an interest in separately acquiring the motorcoach division.

Following this discussion, Conrad D. Clement expressed to the other directors that, given the lack of an offer or continuing interest from a third party for a purchase of the motorcoach division, he would be interested in pursuing an acquisition of the motorcoach division either by himself or as part of a group. At this point, a representative of Fredrikson explained to the directors the potential conflicts inherent in Mr. Clement’s expressed interest in the motorcoach division and the need to maintain a fair and impartial process in order to maximize shareholder value. Fredrikson recommended that the board form a special committee consisting solely of independent directors, namely, Thomas J. Winkel, Kenneth D. Larson, Terry E. Branstad and Charles A. Elliott, and discussed with the directors the duties of, and risks to, the independent directors and whether the special committee should engage separate legal counsel and financial advisors. The directors also discussed some of the difficulties relating to a separation of the trailer division from the motorcoach division, including shared corporate services, dealership and lease issues, the use of the name “Featherlite,” issues relating to a significant agreement, and transition services. In the interests of allowing the negotiations with interested parties to proceed and in the absence of any offers or interest of any third parties in a separate purchase of the motorcoach division, the directors approved the formation of a special committee consisting of the independent directors, with all authority to act in the best interests of Featherlite’s shareholders to negotiate and approve any sale transaction of Featherlite, including a sale of the motorcoach division to Mr. Clement or a group that includes Mr. Clement, and a separate sale of the trailer division, and to make a recommendation to shareholders with respect to any such transaction. Kenneth D. Larson was named as the chairman of the special committee.

At this point, Conrad D. Clement, Jeffery A. Mason and Tracy J. Clement left the meeting, and the special committee convened its first meeting. The special committee approved a resolution authorizing Mr. Clement to commence negotiations directly with interested parties with respect to a potential separation of the motorcoach division from Featherlite. Neither Houlihan Lokey nor Fredrikson would be involved in these discussions or negotiations, and Mr. Clement would need to engage his own legal and financial advisors. The special committee also authorized Houlihan Lokey to discuss Mr. Clement’s interest in the motorcoach division and the formation of the special committee with interested parties. The special committee next discussed the possibility of engaging separate legal counsel and financial advisors, and agreed to research these issues and reconvene the next day.

On May 18, 2006, the special committee held a meeting by telephone conference, in which all of the members of the special committee participated. Representatives of Houlihan Lokey and Fredrikson also participated in this meeting. The special committee approved the engagement of Faegre & Benson, LLP, which we refer to in this proxy statement as “Faegre,” as its separate legal counsel. The special committee authorized the continued representation of Featherlite by Fredrikson and Fredrikson’s continued involvement in negotiating transaction documents. The special committee also determined that Houlihan Lokey would continue as financial advisor for the potential transaction, but approved a resolution authorizing Houlihan Lokey to work with, and report directly to, the special committee instead of Featherlite’s management. Taking into consideration a number of factors, including Featherlite’s financial performance, market factors, the nature of the marketing process, and the potential tax effects the special committee believed would accrue to a purchaser from a disposition of the motorcoach division, the special committee authorized Houlihan Lokey to offer an exclusive negotiating period to any of the remaining interested parties that would offer $6.50 per share. On that day, Featherlite’s common stock closed at a market price of $4.74 per share.

On May 19, 2006, representatives of Houlihan Lokey spoke with representatives of Universal Trailer, Dubin Clark and Rothschild, Inc., Universal Trailer’s financial advisor, and on June 2, 2006, representatives of Houlihan Lokey spoke with representatives of Party 2, to propose that these parties were free to negotiate directly with Conrad D. Clement or any other third party for a purchase of the motorcoach division, and informed them that the special committee had authorized an exclusive negotiation period based on a $6.50 per share purchase price. Houlihan Lokey also informed these parties that they could explore any other method of disposal for the motorcoach division following an acquisition of Featherlite.

In late May, 2006, Conrad D. Clement contacted Thomas Frey, the President and Chief Executive Officer of Universal Trailer, at the request of Mr. Frey, and commenced negotiations regarding a purchase of the motorcoach division. These negotiations continued until the execution of a definitive agreement between Featherlite Coaches and Universal Trailer. Based upon its conversations with representatives of Universal Trailer, Dubin Clark and Rothschild, Houlihan Lokey periodically updated the special committee members on its understanding of the progress of these negotiations.

Also in late May, 2006, Conrad D. Clement requested that he and his group be granted the right to use the name “Featherlite” as part of the name of the company he proposed to incorporate to potentially acquire Featherlite’s motorcoach division. The special committee authorized Mr. Clement to so use the name “Featherlite” and on June 2, 2006, Mr. Clement and Featherlite entered into an agreement giving Mr. Clement the right to use the name until December 31, 2006. Mr. Clement, along with Tracy J. Clement and Bulk Resources, Inc., one of Featherlite’s shareholders, formed Featherlite Coaches, Inc., a Nevada corporation, that same day.

On June 8, 2006, the special committee held a meeting by telephone conference, in which all of the members of the special committee participated. Representatives of Houlihan Lokey, Fredrikson and Faegre also participated in this meeting. A representative of Houlihan Lokey began the meeting by giving the special committee members an update on the discussions with Universal Trailer, which indicated that it was not willing to commit to $6.50 per share. Houlihan Lokey also reported that it had further discussions with representatives of Party 2, which indicated that Party 2 had commenced an analysis of a potential transaction at $6.50 per share with its financial advisor. In addition, Houlihan Lokey informed the special committee members that Conrad D. Clement and his representatives had been in discussions with Universal Trailer with respect to a purchase of the motorcoach division by Featherlite Coaches if Universal Trailer were to purchase all of Featherlite, and that Mr. Clement had provided a proposed term sheet to Universal Trailer. Houlihan Lokey noted the significant amount of time and effort that Universal Trailer had devoted to its examination of Featherlite to date. Although Houlihan Lokey had asked that Universal Trailer respond by June 16, 2006 to the draft merger agreement previously provided, Universal Trailer reported that it would be unable to do so due to delays in the timeframe in which it received the term sheet for the proposed motorcoach transaction. In addition, the special committee discussed whether Mr. Clement and Featherlite Coaches would need additional time to secure any financing necessary for the purchase of the motorcoach division. Following a discussion of these factors, the special committee members instructed Houlihan Lokey to communicate to Universal Trailer that Featherlite’s deadline for comments to the draft merger agreement and response to the counteroffer of $6.50 would be June 30, 2006.

Representatives of Houlihan Lokey had various discussions with Universal Trailer, Dubin Clark and Rothschild and with Party 2 and Party 4 throughout June, 2006 regarding the special committee’s offer.

On June 30, 2006, Houlihan Lokey received a revised non-binding proposal from Universal Trailer, along with comments to the draft merger agreement. This proposal was for a purchase of the entire company, at a per share price of $6.20. Universal Trailer contemplated funding the cash consideration through a combination of cash on hand and available debt capacity, additional equity financing from Dubin Clark and certain of its limited partners and co-investors, as well as credit facilities which would refinance Universal Trailer’s existing facilities. Universal Trailer also included proposal letters for debt financing from each of its existing and prior senior lenders. Universal Trailer’s revisions to the merger agreement retained the transaction structure proposed in the initial draft.

On July 3, 2006, the special committee held a meeting by telephone conference, in which all of the members of the special committee participated. Representatives of Houlihan Lokey, Fredrikson and Faegre also participated in this meeting. A representative of Houlihan Lokey began the meeting with a summary of the communications with Universal Trailer to date. Houlihan Lokey explained to the special committee members the proposed terms of the potential motorcoach transaction between Universal Trailer and Featherlite Coaches. The special committee members acknowledged that a transaction with Universal Trailer would necessarily include a separate transaction for the motorcoach division, and they asked Houlihan Lokey to provide more information in order to be sure that the terms of the motorcoach division sale would not adversely affect the value of the Featherlite transaction to Featherlite’s shareholders. Faegre discussed with the special committee its duty to obtain the best available price for the company, and the need to understand the terms of the Featherlite Coaches transaction and how it would affect the price in the Featherlite transaction. The special committee also instructed Houlihan Lokey to clarify with Universal Trailer why it had not increased its per share price to $6.50, as proposed by the special committee.

The special committee then discussed whether a liquidation of the motorcoach division would be a more attractive alternative from the standpoint of the shareholders, but they determined that such a liquidation would likely be very complicated and time consuming, would not enhance shareholder value and would be less desirable than the proposed sale to Featherlite Coaches.

A representative of Houlihan Lokey then updated the special committee on the status of its discussions with Party 2 and Party 4. Houlihan Lokey continued to have discussions with Party 4, but discussions with Party 2 had diminished.

The special committee then discussed Universal Trailer’s revisions to the merger agreement with Houlihan Lokey, Faegre and Fredrikson. The main issues of concern were the termination fee, expenses payable upon termination and director and officer indemnification provisions, and the conditions to closing that Universal Trailer enter into an agreement with Featherlite Coaches to sell the assets of the motorcoach division and that Universal Trailer obtain sufficient financing to close the transaction. The special committee discussed the extent to which these closing conditions created a material risk that the transaction might not close, and determined that Faegre and Fredrikson should attempt to remove both of these conditions from the merger agreement. The special committee also determined that Houlihan Lokey should advise Universal Trailer that it would be required to negotiate a definitive agreement with Featherlite Coaches for a sale of the motorcoach division. The special committee was also concerned with any potential agreements between Universal Trailer and Featherlite Coaches, Conrad D. Clement or their respective affiliates not relating to a purchase of the motorcoach assets, and requested that the merger agreement contain a representation from Universal Trailer that there were no such agreements. The special committee members also asked Houlihan Lokey to confirm Universal Trailer’s expectations of which members of Featherlite’s management would continue employment following an acquisition and whether there were any employment or consulting arrangements contemplated. Fredrikson and Faegre also mentioned that there were various other issues raised by Universal Trailer’s revisions that they expected could be clarified and resolved with Universal Trailer’s counsel.

Over the course of the next week, Fredrikson revised the merger agreement, and representatives of Houlihan Lokey held multiple conversations with Rothschild, during which they discussed the issues raised with the special committee at the prior special committee meeting.

On July 7, 2006, Universal Trailer and Featherlite Coaches entered into an asset purchase agreement, pursuant to which, following the closing of a merger between Universal Trailer and Featherlite, the surviving corporation in the merger would transfer the assets relating to Featherlite’s motorcoach division to Featherlite Coaches and the capital stock of Featherlite Aviation, Inc., a wholly-owned subsidiary of Featherlite whose only material asset is an airplane. In addition, Featherlite Coaches would assume substantially all of the liabilities associated with the motorcoach division, and the surviving corporation in the merger would make a payment of $2.4 million to Featherlite Coaches. This agreement is contingent, among other things, upon the consummation of Universal Trailer’s acquisition of Featherlite.

On July 10, 2006, the special committee held a meeting by telephone conference, in which all of the members of the special committee participated. Representatives of Houlihan Lokey, Fredrikson and Faegre also participated in this meeting. Representatives of Houlihan Lokey updated the special committee members on the various issues discussed at the last meeting. First, Universal Trailer believed that the $6.20 per share price was fair and did not expect to raise it. Second, the execution of the agreement between Universal Trailer and Featherlite Coaches reduced the uncertainty related to that transaction. Next, Universal Trailer’s financing sources were substantially finished with their due diligence, other than some accounting issues. Universal Trailer had also confirmed that there were no other agreements with Featherlite Coaches, Conrad D. Clement or their affiliates, other than the asset purchase agreement, and no special employment or consulting arrangements were contemplated following the closing. Houlihan Lokey also expressed its concern with the risks associated with the financing contingency in Universal Trailer’s offer.

Houlihan Lokey then explained to the special committee members its best knowledge of the components of the purchase price for the motorcoach assets and Featherlite Aviation, which resulted in a payment of $2.4 million to Featherlite Coaches. After consideration of the information provided by Houlihan Lokey, the special committee concluded that the $2.4 million payment was not unreasonable in view of the liabilities and future obligations to be assumed by Featherlite Coaches and the value of the assets being sold, taken as a whole. Based in part upon Houlihan Lokey’s advice, the special committee concluded that the terms of the sale of the motorcoach division assets to Featherlite Coaches would not adversely affect the value of the merger agreement to Featherlite shareholders. The special committee also recognized that Featherlite Coaches’ purchase of the motorcoach division assets represented the only available alternative to resolve Universal Trailer’s objections to the motorcoach division and thereby permit the transaction with Universal Trailer to proceed. The special committee then agreed that Houlihan Lokey should again offer exclusivity to Universal Trailer at $6.50 per share, and at the same time Houlihan Lokey would provide Universal Trailer with a revised version of the merger agreement. The special committee authorized this proposal with the understanding that neither Party 2 nor Party 4 had demonstrated that it was prepared to remain actively engaged in the process on a schedule that would not delay or otherwise adversely affect the negotiations with Universal Trailer.

Pursuant to its authority as provided in the board resolutions that established the special committee, the special committee also approved the payment of $40,000 to Kenneth D. Larson for his services as chairman of the special committee and $25,000 to each of the other special committee members.

Following the special committee meeting, representatives of Houlihan Lokey contacted representatives of Rothschild to convey the special committee’s proposal at a per share price of $6.50, and distributed a revised merger agreement to Universal Trailer, which reflected the special committee’s concerns discussed at the July 3 and July 10, 2006 meetings.

On July 13, 2006, the special committee held a meeting by telephone conference, in which all of the members of the special committee participated, other than Terry E. Branstad. Representatives of Houlihan Lokey, Fredrikson and Faegre also participated in this meeting. Representatives of Houlihan Lokey then reported on their multiple conversations with representatives of Universal Trailer, Dubin Clark and Rothschild. They informed the special committee members that Universal Trailer’s board of directors held a special board meeting, at which Universal Trailer’s directors conditionally agreed to a per share price of $6.50, subject to a 45 day exclusivity period. The special committee members discussed moving quickly to complete a definitive agreement with Universal Trailer, which was a concern that Universal Trailer communicated to Houlihan Lokey. Houlihan Lokey expected Universal Trailer to distribute a revised merger agreement and exclusivity letter the following day, and the special committee authorized Featherlite to enter into this exclusivity letter, provided that it is consistent with Houlihan Lokey’s prior discussions.

On July 14, 2006, Universal Trailer distributed to Houlihan Lokey a revised draft of the merger agreement, but not an exclusivity letter. The revised merger agreement included a purchase price of $6.50 per share. The revised merger agreement also contained the closing condition previously removed at the request of the special committee that Universal Trailer obtain sufficient financing to close the transaction, but changed the closing condition relating to Universal Trailer entering into an agreement with Featherlite Coaches to require merely that the Featherlite Coaches agreement remain in full force and effect. Fredrikson and Faegre reviewed the revised agreement and had a telephone conference with representatives of Bingham McCutchen LLP, Universal Trailer’s counsel, which we refer to as “Bingham” in this proxy statement, on July 18, 2006. These parties primarily discussed the closing conditions, director and officer indemnification, and termination fee and expense provisions, and also discussed various open issues relating to the representations and warranties, covenants and other provisions in the merger agreement. Bingham reported that Universal Trailer would insist upon its closing condition relating to Universal Trailer’s financing of the transaction remaining in the merger agreement. Faegre and Fredrikson proposed that Universal Trailer be required to pay a termination fee to Featherlite should Universal Trailer fail to secure its financing. Bingham committed to discussing Faegre’s and Fredrikson’s comments with Universal Trailer. Following this telephone conference, Fredrikson sent Bingham an initial draft of the disclosure schedules to the merger agreement.

On July 21, 2006, Bingham distributed a revised draft of the merger agreement reflecting Universal Trailer’s responses to the comments of Fredrikson and Faegre. On July 22, 2006, Fredrikson and Bingham discussed the disclosure schedules and the additional outstanding issues on the merger agreement, which were primarily in the termination fee, expense and director and officer indemnification provisions, as well as the closing conditions, which had not changed significantly to address the special committee’s comments. In addition, Universal Trailer stated that it would not accept a termination fee payable to Featherlite if it fails to obtain its financing. On July 24, 2006, Fredrikson distributed a revised draft of the disclosure schedules to Bingham, and Bingham distributed a revised draft of the merger agreement to Fredrikson. Bingham, Fredrikson and Faegre continued to discuss the outstanding issues on the merger agreement and the disclosure schedules.

Also on July 24, 2006, the parties were informed that Universal Trailer’s board of directors had approved the last draft of the merger agreement.

On the evening of July 24, 2006, the special committee held a meeting by telephone conference, in which all of the members of the special committee participated. Representatives of Houlihan Lokey, Fredrikson, Faegre and Houlihan Lokey Financial Advisors, Inc., an affiliate of Houlihan Lokey which we refer to as “Houlihan Lokey Financial Advisors” in this proxy statement, also participated in this meeting. Faegre began the meeting with a discussion of outstanding issues on the merger agreement relating to termination fees, expenses payable upon termination and closing conditions. With respect to the closing conditions, although the merger agreement continued to contain closing conditions relating to Universal Trailer’s financing and the continued effectiveness of the now executed Featherlite Coaches agreement, the special committee had determined that Universal Trailer would not agree to removing these conditions and that it had received sufficient comfort from Universal Trailer with respect to its ability to obtain financing, and also believed that the Featherlite Coaches agreement was likely to remain in effect due to the interest of Conrad D. Clement in completing that transaction. The special committee members authorized Faegre and Fredrikson to further discuss and resolve the final issues on the merger agreement with Bingham. Next, Houlihan Lokey Financial Advisors presented the special committee members with its financial analysis that a price of $6.50 per share in cash, without interest, to be received by the holders of Featherlite’s common stock, other than Conrad D. Clement, Tracy J. Clement and Bulk Resources, Inc., under the merger agreement is fair to such holders from a financial point of view. The special committee then agreed to reconvene on July 26, 2006, or earlier, with the expectation that the attorneys would be able to work through the open issues on the merger agreement by that time.

On July 25, 2006, Fredrikson, Faegre and Bingham held various conversations with respect to the outstanding issues on the merger agreement, primarily relating to the termination fee and expenses payable upon termination. Also that day, the special committee held a special meeting by telephone conference, in which all of the members of the special committee participated. The special committee authorized Faegre and Fredrikson to seek resolution of the termination fee and expense provisions in the merger agreement. Later that day, Bingham distributed a revised draft of the merger agreement that addressed the outstanding issues, and Fredrikson distributed revised disclosure schedules to Bingham.

On July 26, 2006, Fredrikson, Faegre and Bingham finalized the open issues on the merger agreement and the disclosure schedules. Later that day, the special committee convened by teleconference to consider the merger agreement. Fredrikson and Faegre provided the special committee with a detailed summary of the resolution of the previously open issues on the merger agreement, primarily the termination fee and expense provisions, as well as the representations and warranties and closing conditions. Houlihan Lokey Financial Advisors then verbally reconfirmed its opinion, subsequently confirmed in writing, that a price of $6.50 per share in cash, without interest, to be received by the holders of Featherlite’s common stock, other than Conrad D. Clement, Tracy J. Clement and Bulk Resources, Inc., under the merger agreement is fair to such holders from a financial point of view. Faegre then provided the special committee members with a summary of the resolutions it had distributed to the special committee members prior to the meeting that would, should the special committee so act, acknowledge receipt of Houlihan Lokey Financial Advisors’ opinion, conclude that the terms of the merger agreement and the merger are fair to and in the best interests of Featherlite and its shareholders, approve the adoption of the merger agreement, recommend that the merger agreement and the merger be submitted to Featherlite’s shareholders, authorize Featherlite’s officers to undertake all acts necessary or advisable to effect the merger, and recommend that the full board of directors also approve the merger agreement and recommend that it be submitted to Featherlite’s shareholders for their approval. The special committee determined Universal Trailer’s offer was the best available alternative for Featherlite’s shareholders and concluded that it was prepared to approve the transaction. The special committee then unanimously adopted the resolutions.

Immediately following the special committee meeting, the full board of directors of Featherlite convened by telephone conference. Kenneth D. Larson began the meeting with a report of the special committee to the full board, during which he summarized the process leading up to the approval of the agreement with Universal Trailer by the special committee. Based upon the recommendation of the special committee, the full board unanimously approved the merger agreement and recommended that it be submitted to Featherlite’s shareholders for their approval.

Later that evening, on July 26, 2006, Featherlite, Universal Trailer and Universal Trailer’s merger subsidiary signed the merger agreement.

On July 27, 2006, prior to the opening of trading on the Nasdaq Capital Market, Featherlite issued a press release announcing the execution of the merger agreement and, later that morning, Conrad D. Clement and Thomas Frey held a joint press conference at Featherlite’s headquarters to announce the transaction.

Reasons for the Merger

In arriving at their determination that the terms of the merger agreement and merger are fair to and in the best interests of Featherlite and its shareholders, the special committee and the board of directors considered a number of factors, including without limitation, the following:

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the per share merger consideration in relation to historical and market trading prices for Featherlite common stock, and the fact that the merger consideration represents a premium of approximately 52.9% over the closing sale price of Featherlite common stock on July 26, 2006, the date that the merger agreement was signed, and approximately 42.9% over the average closing sale price of Featherlite common stock for the 30 day period ending on July 18, 2006;

•	the familiarity of the special committee and the board of directors with the business, operations, financial condition, and prospects of Featherlite and general industry, economic and market conditions, including the inherent risks and uncertainties in Featherlite’s business, in each case on a historical, current and prospective basis;

•	the comprehensive sale process leading to the merger, which explored with potential buyers the possibility of purchasing the entire company, or Featherlite’s trailer or motorcoach divisions;

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the fact that Houlihan Lokey, a qualified and independent financial advisor with no prior relationship to Featherlite, assisted the special committee and the board of directors in their process of exploring strategic alternatives to enhance shareholder value;

•	the fact that the board of directors formed a special committee of its independent directors to assess the fairness of the transaction to Featherlite’s shareholders;

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the judgment of the special committee and the board of directors, based upon the sale process leading to the merger and the negotiations with Universal Trailer, that Universal Trailer’s offer for Featherlite was the best available alternative to Featherlite’s shareholders;

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the opinion of Houlihan Lokey Financial Advisors that, as of the date of its opinion, and based on and subject to the matters described in the opinion, the merger consideration to be received by the holders of Featherlite’s common stock, other than Conrad D. Clement, Tracy J. Clement and Bulk Resources, Inc., under the merger agreement is fair to such holders from a financial point of view, and the financial presentation of Houlihan Lokey Financial Advisors in connection with that opinion;

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the fact that the merger consideration to be received by Featherlite shareholders in the merger will consist entirely of cash, and therefore will not be subject to any market risk associated with the price of Featherlite’s stock prior to the merger and the shareholders will be able immediately to realize fair value, in cash, for their investment;

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the potential shareholder value that could be expected to be generated from the various strategic alternatives available to Featherlite compared to the certainty to shareholders of realizing in cash a fair value for their investment from the merger;

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the fact that the merger agreement must be submitted to Featherlite shareholders for approval, which allows for an informed vote of the shareholders on the merits of the transaction, and that the merger agreement may be terminated in the event this approval is not obtained, and the fact that dissenters’ rights are available under Minnesota law;

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the fact that, subject to compliance with the terms and conditions of the merger agreement, Featherlite is permitted to terminate the merger agreement in order to approve an alternative proposal by a third party that is a superior proposal, upon the payment to Universal Trailer of a termination fee;

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the view of the special committee, after consultation with its financial advisor and legal counsel, that the amounts of the termination fee and the expense reimbursement payable by Featherlite upon certain termination events, as provided in the merger agreement, are reasonable in light of the size and benefits of the merger; and

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the financial and other terms and conditions of the merger agreement and the fact that they were the product of arm’s length negotiations between the parties conducted under the oversight of the special committee.

The special committee and the board of directors also identified and considered a number of uncertainties, risks and negative factors in its deliberations concerning the merger, including the following:

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the fact that the merger is conditioned upon Universal Trailer’s receipt of financing sufficient to pay the aggregate merger consideration and the continued effectiveness of the asset purchase agreement between Universal Trailer and Featherlite Coaches and the satisfaction of all conditions to the transactions contemplated by the asset purchase agreement;

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the possibility that the merger may not be completed and the effect of an abandoned merger on Featherlite’s sales and operating results, and its ability to attract and retain new customers and attract and retain key sales, marketing, technical, and management personnel;

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the potential conflicts of interest of certain of Featherlite’s directors and officers in connection with the merger, as described in more detail in this proxy statement under the heading “—Interests of Featherlite’s Directors and Officers in the Merger;”

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following the merger, Featherlite’s shareholders will cease to participate in any future earnings and growth of Featherlite and will cease to benefit from any future increases in the value of Featherlite;

•	the fact that an all cash transaction generally would be a taxable transaction to Featherlite’s shareholders for U.S. federal income tax purposes;

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the customary restrictions on the conduct of Featherlite’s business prior to the completion of the merger, requiring Featherlite to conduct its business in all material respects only in the ordinary course, subject to specific limitations, which may delay or prevent Featherlite from undertaking business opportunities that may arise pending completion of the merger;

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the risk that the announcement of the merger and the efforts necessary to complete the merger could result in a disruption in the operations of Featherlite by, among other things, diverting management and other resources of Featherlite from its day to day business and the risk that key personnel may choose not to remain employed with Featherlite after the merger; and

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the fact that Featherlite would be required to pay Universal Trailer a termination fee or expense reimbursement if the merger agreement is terminated under certain circumstances, including if Featherlite terminates the merger agreement to accept a superior acquisition proposal, and that Featherlite’s obligation to pay the termination fee or expense reimbursement might discourage competing acquisition proposals.

The foregoing list of factors considered by Featherlite’s special committee and board of directors is not intended to be exhaustive. The foregoing discussion addresses the material information and factors considered by the special committee and the board of directors in their consideration of the merger, including factors that support the merger as well as those that may weigh against it.

In view of the variety of factors and the amount of information considered, the special committee and the board of directors did not find it practicable to and did not specifically make assessments of, quantify or otherwise assign relative weights to all of the various factors and analyses considered in reaching its determination. In addition, individual members of the special committee and the board of directors may have given different weights to different factors. The special committee and the board of directors did, however, give particular consideration to the premium to be paid by Universal Trailer in relation to current and historical market prices of Featherlite common stock.

In determining whether to approve and recommend the merger agreement, the special committee and the board of directors did not appraise the assets of Featherlite or its trailer or motorcoach divisions to determine a liquidation value of Featherlite or either of the divisions. The special committee and the board of directors believe that Featherlite’s liquidation value would likely be significantly lower than the valuation of Featherlite’s business as a going concern, and as such would not provide a useful comparison for assessing the fairness of the merger consideration.

The special committee and the board of directors considered the fact that the $6.50 per share price to be received by Featherlite shareholders in the merger exceeded the high end of all of the valuation methodologies employed by Houlihan Lokey Financial Advisors.

Despite the fact that Featherlite Coaches entered into an asset purchase agreement with Universal Trailer to purchase Featherlite’s motorcoach assets after the completion of the merger, the special committee and the board of directors believe that sufficient procedural safeguards were present to ensure the fairness of the transaction and to permit the special committee to effectively represent the interests of Featherlite shareholders. The special committee and the board of directors reached this conclusion in view of, among other things:

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the fact that the board of directors formed the special committee of independent directors promptly after Conrad D. Clement expressed his intention to pursue a transaction involving the motorcoach division, and Mr. Clement and the other management directors did not participate in or attend any special committee meetings;

•	the fact that the transaction with Featherlite Coaches arose after a deliberate process to seek multiple bidders for Featherlite or its divisions;

•	the fact that the special committee retained separate legal counsel to advise it;

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the fact that the special committee and its advisors carefully reviewed the terms and details of the proposed transaction between Universal Trailer and Featherlite Coaches, and that the special committee determined that these terms and details would not adversely affect the value of the merger agreement to Featherlite shareholders;

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the fact that, at all times during the negotiations with Universal Trailer, the special committee considered the desirability and feasibility of other alternatives to the proposed merger, including remaining as an independent public company;

•
the fact that the special committee considered the desirability and feasibility of other alternatives to the proposed sale of the motorcoach division to Featherlite Coaches, including the possibility of liquidating the motorcoach division;

•
the fact that the special committee recognized that Featherlite Coaches’ purchase of the motorcoach division assets represented the only available alternative to resolve Universal Trailer’s objections to the motorcoach division and thereby permit the transaction with Universal Trailer to proceed;

•
the fact that the special committee authorized a proposal of exclusivity at $6.50 per share to Universal Trailer with the understanding that neither Party 2 nor Party 4 had demonstrated that it was prepared to remain actively engaged in the process on a schedule that would not delay or otherwise adversely affect the negotiations with Universal Trailer;

•
the fact that the special committee was given the authority to pursue offers from other interested parties, either for Featherlite as a whole, or for the trailer and motorcoach divisions separately, but determined that all known viable bidders have been contacted and none had made or were likely to make a proposal superior to that of Universal Trailer;

•	the fact that the special committee engaged in extensive deliberations regarding the merger during the period from May 17, 2006 through July 26, 2006, and held nine meetings during this period;

•
the fact that the special committee received extensive advice from Houlihan Lokey and Houlihan Lokey Financial Advisors regarding the financial aspects of the proposed transaction, including a detailed analysis of the proposed merger consideration based on financial analyses deemed appropriate by Houlihan Lokey Financial Advisors under the circumstances, and the fact that the special committee asked questions of Houlihan Lokey and Houlihan Lokey Financial Advisors and discussed the financial analyses with Houlihan Lokey Financial Advisors;

•
the receipt by the special committee of an opinion from Houlihan Lokey Financial Advisors regarding the fairness from a financial point of view of the merger consideration to be received by the holders of Featherlite’s common stock, other than Conrad D. Clement, Tracy J. Clement and Bulk Resources, Inc.;

•
the fact that the special committee unanimously approved the merger agreement and that all of the members of the special committee were disinterested in the transaction, since none of them have an interest in or will be directors or investors in Featherlite or Featherlite Coaches after the merger, other than as described in more detail in this proxy statement under the heading “—Interests of Featherlite’s Directors and Officers in the Merger;” and

•	the availability of dissenters’ rights under Minnesota law for Featherlite shareholders who believe the terms of the merger are unfair.

The special committee and the board of directors determined that, in light of the factors described above, sufficient procedural safeguards were in place to ensure the fairness of the transaction.

Recommendation of the Special Committee and the Board of Directors

After careful consideration the special committee and the board of directors each by unanimous vote:

•	has determined that the merger agreement and the merger, upon the terms and conditions set forth in the merger agreement, are fair to and in the best interests of Featherlite and its shareholders;

•	has approved the merger agreement; and

•	recommends that Featherlite’s shareholders vote “FOR” the approval of the merger agreement.

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

The board of directors of Featherlite retained Houlihan Lokey Howard & Zukin Financial Advisors to provide an opinion (the “Opinion”) to the special committee of the board of directors of Featherlite as to whether the $6.50 per share in cash, without interest, to be received by the holders of Featherlite’s common stock under the merger agreement is fair to such holders from a financial point of view. Houlihan Lokey Financial Advisors’ Opinion does not address the fairness of the consideration to be received under the merger agreement from the perspective of Conrad Clement, Tracy Clement or Bulk Resources, Inc. (each of whom is a Featherlite shareholder participating in the Coach Transaction) (the “Excluded Persons”). In addition, Houlihan Lokey Financial Advisors does not express any opinion with respect to the sale of assets under the Asset Purchase Agreement by and between Featherlite Coaches and Universal Trailer dated July 7, 2006 (the “Coach Transaction”).

Houlihan Lokey Financial Advisors is an affiliate of Houlihan Lokey, which is currently providing certain other financial advisory and investment banking services for Featherlite in connection with the merger. As a part of its investment banking business, Houlihan Lokey and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, recapitalizations, private placements of debt and equity securities, financial restructurings, and valuations for estate, corporate and other purposes. Houlihan Lokey was selected to advise Featherlite with respect to the merger and its affiliate, Houlihan Lokey Financial Advisors, was selected to deliver an opinion to Featherlite’s special committee of the board of directors with respect to the merger on the basis of such experience and their familiarity with Featherlite.

Houlihan Lokey Financial Advisors presented its analysis, some of which is described below, at the meeting of the special committee of board of directors of Featherlite on July 24, 2006, in connection with the special committee’s consideration of the proposed merger. Houlihan Lokey Financial Advisors’ oral presentation to the special committee of the board of directors consisted of an overview of the methodologies Houlihan Lokey Financial Advisors undertook and the analyses it performed to render its oral opinion, which was reconfirmed both orally and in writing on July 26, 2006, stating that, as of such date, and subject to the assumptions, limitations and qualifications set forth in its written opinion, the $6.50 per share in cash, without interest, to be received by the holders of Featherlite’s common stock, other than the Excluded Persons, under the merger agreement is fair to such holders from a financial point of view. The merger consideration amount was arrived at pursuant to negotiation between the special committee of the board of directors of Featherlite and Universal Trailer.

In undertaking its analysis of the fairness, from a financial point of view, of the consideration to be received by holders of Featherlite’s common stock in connection with the merger, Houlihan Lokey Financial Advisors did the following:

•
reviewed Featherlite’s annual reports to shareholders on Form 10-K for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005, and quarterly report on Form 10-Q for the quarter ended March 31, 2006, and Featherlite-prepared interim financial statements for the period ended June 30, 2006, which Featherlite’s management identified as being the most current financial statements available;

•	spoke with certain members of Featherlite’s management regarding the operations, financial condition, future prospects and projected operations and performance of Featherlite and regarding the merger;

•	spoke with representatives of Featherlite’s independent accounting firms and counsel regarding Featherlite, the merger and related matters;

•	reviewed drafts of the following agreements and documents:

•	the merger agreement in draft form dated as of July 25, 2006; and

•	Featherlite disclosure schedules to the merger agreement in draft form dated July 18, 2006;

•
reviewed the asset purchase agreement by and between Featherlite Coaches and Universal Trailer dated July 7, 2006 (a condition to the merger being that this agreement’s conditions to closing be satisfied prior to closing the merger);

•
reviewed financial forecasts and projections prepared by the management of Featherlite with respect to Featherlite for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008 and related materials;

•
reviewed the historical market prices and trading volume for Featherlite’s publicly traded securities for the past two years and those of certain publicly traded companies which Houlihan Lokey Financial Advisors deemed relevant;

•
reviewed certain other publicly available financial data for certain companies that Houlihan Lokey Financial Advisors deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that Houlihan Lokey Financial Advisors deemed relevant for companies in related industries to Featherlite;

•	visited Featherlite’s operations in Cresco, Iowa and Sanford, Florida; and

•	conducted such other financial studies, analyses and inquiries as Houlihan Lokey Financial Advisors has deemed appropriate.

Overview of the Houlihan Lokey Financial Advisors Opinion

Houlihan Lokey Financial Advisors used several methodologies to assess the fairness, from a financial point of view, of the $6.50 per share cash purchase price to be received by the holders of Featherlite’s common stock in connection with the merger. The following is a summary of the financial analyses performed by Houlihan Lokey Financial Advisors in connection with rendering its opinion. The full text of Houlihan Lokey Financial Advisors’ opinion, dated July 26, 2006, which describes, among other things, the limitations on such opinion as well as the assumptions and qualifications made, general procedures followed, and matters considered by Houlihan Lokey Financial Advisors in its review, is attached as Annex B to this proxy statement. The summary of the Houlihan Lokey Financial Advisors opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the Houlihan Lokey Financial Advisors opinion. You are urged to carefully read the Houlihan Lokey Financial Advisors opinion in its entirety.

Houlihan Lokey Financial Advisors’ analyses included (i) a fundamental valuation of Featherlite using a selected public company multiple approach, a selected transaction multiple approach and a discounted cash flow approach, and (ii) an evaluation of the public market trading in the common stock of Featherlite.

Houlihan Lokey Financial Advisors performed each of the following analyses based upon its view that each is appropriate and reflective of generally accepted valuation methodologies in light of the industries in which Featherlite operates, trading volume relative to total shares outstanding, the accessibility of comparable publicly traded companies and the availability of projections from Featherlite’s management. Further, Houlihan Lokey Financial Advisors did not rely exclusively on any one methodology, or assign weights to any of its analyses, but rather it considered all of the following methodologies in arriving at its conclusions.

No company, transaction or business used in the Public Company Multiple Approach or the Comparable Transaction Multiple Approach as a comparison is identical to Featherlite or the proposed merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisitions, public trading and other values of the comparable companies, selected transactions or the business segment, company or transactions to which they are being compared. The analyses were prepared solely for purposes of Houlihan Lokey Financial Advisors’ opinion to Featherlite’s board of directors as to the fairness, from a financial point of view, of the consideration to be received by the holders of Featherlite’s common stock under the merger agreement.

Comparable Public Company Multiple Approach

The purpose of the Comparable Public Company Multiple Approach is to determine a range of values for Featherlite’s common stock, which range is then compared to the $6.50 per share price to be paid in the merger. This approach to valuation involves the analysis of certain other publicly traded companies considered comparable to Featherlite in terms of their lines of business and risk profile. The analysis involves comparing financial and operating data, such as earnings and cash flow, to aggregate market value of equity and/or enterprise value (or aggregate value of equity plus debt, preferred stock and minority interest, net of cash) to generate valuation metrics, or multiples. Multiples are generally regarded as an expression of what investors believe to be an appropriate rate of return for a particular security given the inherent risks of ownership of such security. The multiples exhibited by the selected publicly traded company group are then used as a basis for selecting an appropriate range of multiples for Featherlite to generate a range of per share values, which range is then compared to the $6.50 per share price to be paid in the merger.

Accordingly, in connection with this analysis, Houlihan Lokey Financial Advisors reviewed certain financial information of publicly traded companies engaged in the transportation equipment industry. The publicly traded companies selected by Houlihan Lokey Financial Advisors for analysis included Artic Cat Inc., Collins Industries Inc., Miller Industries Inc., Monaco Coach Corp., Polaris Industries Inc., Supreme Industries Inc., Thor Industries, Inc. and Winnebago Industries. Houlihan Lokey Financial Advisors noted that no single publicly traded company used in this analysis is directly comparable to Featherlite.

Houlihan Lokey Financial Advisors calculated and considered certain financial ratios of the selected publicly traded companies based on publicly available information, including, among others, the multiples of enterprise value (“EV”), the equity value of the comparable company plus all interest-bearing debt, preferred securities, and minority interests, less cash and cash equivalents to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fiscal year ended December 31, 2005 (fiscal year end, or “FYE”), the latest twelve month period (“LTM”) and as projected for the fiscal year ending December 31, 2006 (next fiscal year, or “NFY”). Enterprise value to EBITDA multiples are commonly used by investment bankers, institutional research analysts and other financial professionals to determine the value of companies in connection with the Comparable Public Company Multiple Approach.

Houlihan Lokey Financial Advisors noted that the multiples for the selected publicly traded company group as of July 18, 2006 were as follows:

EV/EBITDA
	FYE	LTM	NFY
Median	7.7x	7.5x	8.0x
Mean	8.4x	7.5x	7.8x

Houlihan Lokey Financial Advisors derived enterprise value indications for Featherlite by applying multiples to Featherlite’s LTM EBITDA, which was adjusted for nonrecurring expenses such as professional fees, loss on sale of property and discontinued operations resulting in an increase in LTM EBITDA of $0.4 million. This approach yielded an implied enterprise value range of $94.6 million to $100.9 million, an implied equity value of $65.5 million to $71.8 million and a range of stock prices of $5.35 to $5.87 per share. The multiples applied were based on representative multiples of 7.5x and 8.0x exhibited by the selected publicly traded companies. Houlihan Lokey Financial Advisors noted that the $6.50 per share consideration to be paid in the merger is above the range of values indicated by this analysis.

Houlihan Lokey Financial Advisors noted that the accuracy of this valuation methodology is dependent on the extent to which the selected publicly traded companies are comparable to the company being analyzed. In the case of Featherlite, Houlihan Lokey Financial Advisors observed that several of the publicly traded companies used in the analysis were of a different size than Featherlite, operated in channels different from those of Featherlite, or operated in different economic environments than Featherlite does.

Comparable Transaction Multiple Approach

The purpose of the Comparable Transaction Multiple Approach is to determine a range of values for Featherlite’s common stock, which range is then compared to the $6.50 per share price to be paid in the merger. This approach to valuation involves the analysis of certain other companies engaged in lines of business similar to Featherlite that have been acquired in recent change-of-control transactions. Similar to the Comparable Public Company Multiple Approach, this analysis involves comparing financial and operating data, such as earnings and cash flow, to enterprise value to generate valuation metrics, or multiples. The Comparable Transaction Multiple Approach differs from the Comparable Public Company Multiple Approach in that enterprise values, and therefore the associated multiples, are derived from acquisitions of controlling interests in companies, rather than the publicly traded stock prices used as the basis for the enterprise values used in the Comparable Public Company Multiple Approach. The multiples exhibited by the selected change-of-control transactions are then used as a basis for selecting an appropriate range of multiples for Featherlite to generate a range of per share values, which range is then compared to the $6.50 per share price to be paid in the merger.

Accordingly, in connection with this analysis, Houlihan Lokey Financial Advisors reviewed certain publicly available financial information regarding transactions of companies engaged in lines of business in industries similar to Featherlite. Houlihan Lokey financial advisors identified announced change of control acquisitions of the following companies: Hopkins Manufacturing; Lazy Days RV Center Inc.;

Xaimen Motor Co. Ltd.; Johnston Group Plc; Petroliam Nasional Bhd; Rocla Oyj; Keystone RV Co.; and Little Valley Auto & RV Sales Inc.

This analysis resulted in indicated mean and median EV/EBITDA multiples of 6.7x and 6.9x, respectively. Enterprise value to EBITDA multiples are commonly used by investment bankers, institutional research analysts and other financial professionals to determine the value of companies in connection with the Comparable Transaction Multiple Approach. Houlihan Lokey Financial Advisors derived enterprise value indications for Featherlite by applying multiples to Featherlite’s LTM EBITDA, which was adjusted for nonrecurring expenses such as professional fees, loss on sale of property and discontinued operations resulting in an increase in LTM EBITDA of $0.4 million. This approach yielded an implied enterprise value range of $84.5 million to $87.1 million, an implied equity value range of $55.4 million to $57.9 million and a range of stock prices of $4.53 to $4.74 per share. The multiples selected were based on the mean and median multiples exhibited by the comparable change-of-control transactions. Houlihan Lokey Financial Advisors noted that the $6.50 per share consideration to be paid in the merger is above the range of values indicated by this analysis.

Houlihan Lokey Financial Advisors noted that the accuracy of this valuation methodology is dependent on the extent to which the selected change-of-control transaction target companies are comparable to the company being analyzed. In the case of Featherlite, Houlihan Lokey Financial Advisors observed that several of the target companies used in the analysis were of a different size than Featherlite, operated in channels different from those of Featherlite or operated in different economic environments than Featherlite does.

Discounted Cash Flow Approach

The purpose of the Discounted Cash Flow Approach is to determine a range of values for Featherlite’s Common stock, which range is then compared to the $6.50 per share price to be paid in the merger. The Discounted Cash Flow Approach is another commonly used method of determining the value of a company. The approach involves calculating the present value of the estimated future cash flows projected to be generated by the business and theoretically available (though not necessarily paid) to the capital providers of the company. The Discounted Cash Flow Approach involves calculating the present value of (i) the estimated free cash flows generated by a company and (ii) the value of the company at the end of the projection period, or terminal value. The present value of such amounts is determined by discounting the cash flows to the current date using a discount rate that is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows. The discount rate can also be interpreted as the rate of return that would be required by investors providing capital to a company to compensate them for the time value of their money and the risk inherent in the particular investment.

Houlihan Lokey Financial Advisors calculated a range of enterprise values for Featherlite as the sum of the present values of (i) the estimated future debt-free cash flows generated by Featherlite during the fiscal years ending 2006 through 2008 and (ii) the terminal value of Featherlite at the end of the projection period. The estimated future debt-free cash flows were based on projections provided by Featherlite’s management. The range of terminal values for Featherlite was calculated based on projected 2008 EBITDA and a range of EBITDA multiples of 7.0x to 8.0x. The representative EV/EBITDA multiple range was derived utilizing information from the “Comparable Public Company Multiple Approach” and “Comparable Transaction Multiple Approach” described above. Houlihan Lokey Financial Advisors used discount rates ranging from 10.5% to 12.5% for Featherlite based on the estimated weighted average cost of capital of Featherlite. This analysis indicated an implied enterprise value range of $84.0 million to $100.0 million, an implied equity value of $54.9 million to $70.9 million and a range of per share prices of $4.49 to $5.79 per share. Houlihan Lokey Financial Advisors noted that the $6.50 per share consideration to be paid in the merger is above the range of values indicated by this analysis.

While the discounted cash flow approach is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including revenue growth rates, profit margins, working capital ratios, capital expenditures, terminal multiples and discount rates.

Public Stock Price Approach

Houlihan Lokey Financial Advisors reviewed the historical market prices for Featherlite’s common stock. Houlihan Lokey Financial Advisors reviewed Featherlite’s closing stock price 30-day average, as of January 6, 2006, the trading day immediately preceding Featherlite’s public announcement of seeking strategic alternatives, and July 18, 2006, the trading day preceding the day of the development of the Public Stock Price Approach. The resulting closing stock price 30-day averages from this approach were $4.20 for the period ended January 9, 2006 and $4.55 for the period ended July 18, 2006. The per share closing price of Featherlite’s common stock on July 26, 2006 was $4.25. Houlihan Lokey Financial Advisors indicated that the difference between the prices on July 18, 2006 and July 26, 2006 would not have materially affected its analysis. This analysis indicated an implied enterprise value range of $80.5 million to $84.8 million and an implied equity value of $51.4 million to $55.7 million. Houlihan Lokey Financial Advisors noted that the $6.50 per share consideration to be paid in the merger is above the implied range of per share prices of $4.20 to $4.55 per share. Houlihan Lokey Financial Advisors noted in its analysis that Featherlite’s stock generally has greater insider ownership with more limited float than its trading comparables, that Featherlite’s stock has no analyst following but has benefited from Featherlite’s announcement of seeking strategic alternatives and that because the market lacked complete information with respect to the merger prior to July 18, 2006, the stock price did not reflect full information.

In addition, Houlihan Lokey Financial Advisors reviewed Featherlite’s average closing stock price over the 30-day, 60-day, 90-day, 52 week average, 52 week high and low as of January 6, 2006, the trading day immediately preceding Featherlite’s public announcement of seeking alternatives, and July 18, 2006, the trading day preceding the day of the development of the Public Stock Price Approach. The offering price of $6.50 for each share in the proposed merger represents the following premiums listed below:

	July 18, 2006		January 6, 2006
	Price	Premium	Price	Premium
Current Price	$4.54	43.2%	$4.14	56.9%
30-Day Average Closing Price	$4.55	42.9%	$4.20	54.9%
60-Day Average Closing Price	$4.65	39.8%	$3.96	64.3%
90-Day Average Closing Price	$4.70	38.2%	$3.82	70.1%
52 Week Average Closing Price	$4.30	51.2%	$3.96	64.2%
52 Week High Closing Price	$5.25	23.8%	$6.22	4.5%
52 Week Low Closing Price	$3.01	115.9%	$3.01	115.9%
In addition, Houlihan Lokey Financial Advisors reviewed certain publicly available information related to selected change-of-control transaction premiums implied by the consideration paid by acquirers in the selected transactions. The transactions considered by Houlihan Lokey Financial Advisors in this analysis are comprised of certain public change-of-control transactions in the transportation equipment industry for the last two years. Houlihan Lokey Financial Advisors compared the premiums paid in these selected transactions to the premiums implied by the merger consideration of $6.50 per share. The premium, as of July 18, 2006, exhibited by the merger consideration was 43.2%. The average one-day, five-day, 30-day premiums for the selected publicly traded company change-of-control transactions were 17.7%, 21.5% and 24.7%, respectively. Houlihan Lokey Financial Advisors noted that the implied 43.2% premium for the merger consideration is above the range of premiums indicated by this analysis.

Conclusion

On July 24, 2006, Houlihan Lokey Financial Advisors delivered an oral opinion to the special committee of the board of directors of Featherlite, which was reconfirmed both orally and in writing on July 26, 2006, stating that, as of the date of the opinion, the $6.50 in consideration to be received by holders of Featherlite’s common stock, other than the Excluded Persons, in the merger is fair to such holders from a financial point of view. This opinion was based upon and subject to the assumptions, qualifications and limitations made and matters considered by Houlihan Lokey Financial Advisors in its review.

As a matter of course, Featherlite does not publicly disclose forward-looking financial information. Nevertheless, in connection with its review, Houlihan Lokey Financial Advisors considered financial projections. These financial projections were prepared by the management of Featherlite based on assumptions regarding Featherlite’s future performance. The financial projections were prepared under market conditions as they existed as of July 21, 2006. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of Featherlite, including without limitation such changes as may occur as a result of the risk factors identified by Featherlite in this proxy statement and in its other filings with the Securities and Exchange Commission, may cause the financial projections or the underlying assumptions to be materially inaccurate. As a result, the financial projections are not necessarily indicative of future results.

Houlihan Lokey Financial Advisors has relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey Financial Advisors, discussed with or reviewed by Houlihan Lokey Financial Advisors, or publicly available, and does not assume any responsibility with respect to such data, material and other information. In addition, Houlihan Lokey Financial Advisors has relied upon and assumed, without independent verification, that the financial forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of Featherlite, and Houlihan Lokey Financial Advisors expresses no opinion with respect to such forecasts and projections or the assumptions on which they are based. Further, Houlihan Lokey Financial Advisors has relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Featherlite since the date of the most recent financial statements provided to Houlihan Lokey Financial Advisors, and that there is no information or facts that would make the information reviewed by Houlihan Lokey Financial Advisors incomplete or misleading.

Houlihan Lokey Financial Advisors has relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to all agreements and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger will be satisfied without waiver thereof, and (d) the merger will be consummated in a timely manner in accordance with the terms described in the agreements provided to Houlihan Lokey Financial Advisors, without any amendments or modifications thereto, waivers thereof or any adjustment to the per share price of $6.50 (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). Houlihan Lokey Financial Advisors has also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would have an adverse effect on Featherlite, or the expected benefits of the merger. In addition, Houlihan Lokey Financial Advisors has relied upon and assumed, without independent verification, that the final forms of the draft agreements will not differ in any material respect from the drafts identified in this proxy statement as being provided to Houlihan Lokey Financial Advisors.

Furthermore, Houlihan Lokey Financial Advisors has not been requested to make, and has not made, any physical inspection or independent appraisal of any of the assets, properties or liabilities (contingent or otherwise) of Featherlite, nor was Houlihan Lokey Financial Advisors provided with any such appraisal or evaluation. Houlihan Lokey Financial Advisors expresses no opinion regarding the liquidation value of Featherlite. Houlihan Lokey Financial Advisors has undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Featherlite is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Featherlite is a party or may be subject.

The Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey Financial Advisors as of, the date of the Opinion. Except as set forth in the engagement letter, Houlihan Lokey Financial Advisors has not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw the Opinion, or otherwise comment on or consider events occurring after the date of the Opinion.

The Opinion is furnished for the use and benefit of Featherlite’s special committee of the board of directors in connection with its consideration of the merger. The Opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger. The Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and Houlihan Lokey Financial Advisors’ engagement letter.

HOULIHAN LOKEY FINANCIAL ADVISORS HAS NOT BEEN REQUESTED TO OPINE AS TO, AND THE OPINION DOES NOT ADDRESS: (i) THE UNDERLYING BUSINESS DECISION OF FEATHERLITE, ITS SECURITY HOLDERS OR ANY OTHER PARTY TO PROCEED WITH OR EFFECT THE MERGER, (ii) THE FAIRNESS OF ANY PORTION OR ASPECT OF THE MERGER NOT EXPRESSLY ADDRESSED IN THE OPINION, (iii) THE FAIRNESS OF ANY PORTION OR ASPECT OF THE MERGER TO THE HOLDERS OF ANY CLASS OF SECURITIES, CREDITORS OR OTHER CONSTITUENCIES OF FEATHERLITE, OR ANY OTHER PARTY OTHER THAN THOSE SET FORTH IN THE OPINION, (iv) THE RELATIVE MERITS OF THE MERGER AS COMPARED TO ANY ALTERNATIVE BUSINESS STRATEGIES THAT MIGHT EXIST FOR FEATHERLITE OR THE EFFECT OF ANY OTHER TRANSACTION IN WHICH FEATHERLITE

MIGHT ENGAGE, (v) THE TAX OR LEGAL CONSEQUENCES OF THE MERGER TO FEATHERLITE, ITS STOCKHOLDERS OR ANY OTHER PARTY, (vi) THE FAIRNESS OF ANY PORTION OR ASPECT OF THE MERGER TO ANY ONE CLASS OR GROUP OF FEATHERLITE’S OR OTHER PARTY’S SECURITY HOLDERS VIS-À-VIS ANY OTHER CLASS OR GROUP OF FEATHERLITE’S OR SUCH OTHER PARTY’S SECURITY HOLDERS, (vii) WHETHER OR NOT FEATHERLITE, UNIVERSAL TRAILER, THEIR RESPECTIVE SECURITY HOLDERS OR ANY OTHER PARTY IS RECEIVING OR PAYING REASONABLY EQUIVALENT VALUE IN THE MERGER, OR (vii) THE SOLVENCY OR FAIR VALUE OF FEATHERLITE, UNIVERSAL TRAILER OR ANY OTHER PARTICIPANT IN THE MERGER UNDER ANY APPLICABLE LAWS RELATING TO BANKRUPTCY, INSOLVENCY OR SIMILAR MATTERS. FURTHERMORE, NO OPINION, COUNSEL OR INTERPRETATION IS INTENDED IN MATTERS THAT REQUIRE LEGAL, REGULATORY, ACCOUNTING, INSURANCE, TAX OR OTHER SIMILAR PROFESSIONAL ADVICE. IT IS ASSUMED THAT SUCH OPINIONS, COUNSEL OR INTERPRETATIONS HAVE BEEN OR WILL BE OBTAINED FROM THE APPROPRIATE PROFESSIONAL SOURCES. FURTHERMORE, HOULIHAN LOKEY FINANCIAL ADVISORS HAS RELIED ON THE ADVICE OF THE OUTSIDE COUNSEL AND THE INDEPENDENT ACCOUNTANTS OF FEATHERLITE, THE SPECIAL COMMITTEE AND UNIVERSAL TRAILER, AND ON THE ASSUMPTIONS OF THE MANAGEMENT OF FEATHERLITE, AS TO ALL LEGAL, REGULATORY, ACCOUNTING, INSURANCE AND TAX MATTERS WITH RESPECT TO FEATHERLITE, UNIVERSAL TRAILER AND THE MERGER.

It should be understood that subsequent developments may affect the conclusions expressed in the Opinion if the Opinion were rendered as of a later date, and Houlihan Lokey Financial Advisors disclaims any obligation to advise any person of any change in any manner affecting the Opinion that may come to Houlihan Lokey Financial Advisors’ attention after the date of the Opinion.

The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey Financial Advisors in arriving at its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey Financial Advisors made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey Financial Advisors believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analysis, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in the Houlihan Lokey Financial Advisors opinion. In its analyses, Houlihan Lokey Financial Advisors made numerous assumptions with respect to Featherlite, the transaction, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the parties to the merger. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Finally, analyses relating to the value of Featherlite’s business or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Under the terms of its engagement letter with Houlihan Lokey, Featherlite paid to Houlihan Lokey a nonrefundable retainer fee of $100,000 upon execution of the engagement letter and to Houlihan Lokey Financial Advisors a nonrefundable fee of $200,000 for rendering the fairness opinion. If the merger is consummated, Featherlite has agreed to pay Houlihan Lokey an additional fee of approximately $1.6 million upon consummation of the merger, assuming that Featherlite’s balance sheet at the closing date of the merger is the same as its June 30, 2006 balance sheet. In addition, Featherlite has agreed to reimburse both Houlihan Lokey and Houlihan Lokey Financial Advisors for all out-of-pocket expenses incurred in connection with their respective engagements. Houlihan Lokey Financial Advisors’ fee for the fairness opinion was not contingent upon the consummation of the proposed transaction or the conclusions reached by Houlihan Lokey in its written opinion. Featherlite also agreed to indemnify and hold harmless Houlihan Lokey and its affiliates, and their respective directors, officers, shareholders, employees, agents, representatives, advisors and any person who controls Houlihan Lokey against any and all losses in connection with, arising out of, or based upon, or in any way related to Houlihan Lokey’s engagement.

Effects of the Merger

Legal Effects under Minnesota Law. At the effective time of the merger, Universal Trailer’s merger subsidiary will merge with and into Featherlite and Featherlite will continue as the surviving corporation and as a wholly-owned subsidiary of Universal Trailer. As the surviving corporation after the merger, Featherlite will have all the property, rights and powers of Featherlite and Universal Trailer’s merger subsidiary before the merger, and it will be liable for all of the debts, liabilities and obligations of Featherlite and Universal Trailer’s merger subsidiary before the merger. After the merger, the separate corporate existence of Universal Trailer’s merger subsidiary will cease.

Articles of Incorporation and Bylaws of the Surviving Corporation. The articles of incorporation and bylaws of Universal Trailer’s merger subsidiary in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the surviving corporation.

Directors and Officers of the Surviving Corporation. The directors and officers of Universal Trailer’s merger subsidiary immediately prior to the effective time of the merger will be the initial directors and officers of the surviving corporation.

Exchange of Securities. At the effective time of the merger,

•	each share of Featherlite common stock issued and outstanding (other than dissenting shares) will be cancelled and converted into the right to receive $6.50 in cash, without interest.

•	each share of Featherlite common stock for which dissenters’ rights have been exercised and perfected will be treated as described under the heading “Dissenters’ Rights” in this proxy statement.

•	each share of common stock of Universal Trailer’s merger subsidiary will remain outstanding as one share of common stock of the surviving corporation in the merger.

At the effective time of the merger, holders of unexercised options and warrants to purchase shares of Featherlite common stock will be entitled to receive with respect to each option or warrant, to the extent such option or warrant is then exercisable, an amount in cash equal to: (1) the excess, if any, of $6.50 over the per share exercise price of the option or warrant, multiplied by (2) the number of shares of Featherlite common stock issuable upon exercise of the option or warrant immediately prior to the completion of the merger. Holders of options will be subject to withholding of income or payroll taxes, as applicable.

Effects on Nasdaq Listing and Exchange Act Registration. Upon completion of the merger, Featherlite common stock will be delisted from the Nasdaq Capital Market and price quotations will no longer be available. Featherlite common stock is currently registered under the Securities Exchange Act of 1934. Following the merger, registration of Featherlite common stock under the Exchange Act will be terminated, and Featherlite will be relieved of its obligation to comply with the public reporting requirements of the Exchange Act. Accordingly, Featherlite will no longer be required to file periodic reports with the SEC, such as, annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K. In addition, Featherlite will no longer be subject to the proxy rules in Regulation 14A and the short-swing trading profit provisions of Section 16.

Source of Funds

Universal Trailer estimates that the total amount of funds necessary to consummate the merger and the related transactions (including payment of the aggregate merger consideration and the aggregate amount payable to the holders of outstanding stock options) will be approximately $96.0 million, which includes $77,626,713 to be paid out to our shareholders and option or warrant holders, and the remainder to be applied to pay related fees and expenses in connection with the merger, the financing arrangements and the related transactions. These payments are expected to be funded from Universal Trailer’s available cash, together with a debt and equity financing which Universal Trailer expects will be substantially on the terms of one of the proposals described below.

In connection with the execution and delivery of the merger agreement, Universal Trailer has received proposal letters from its existing and prior senior lenders. Under the proposal letter from its prior senior lender, this lender has proposed to provide up to $146.0 million in debt financing to the surviving corporation in the merger, consisting of (i) a first lien term loan facility in an aggregate principal amount of $82.0 million, (ii) a second lien term loan facility in an aggregate principal amount of $44.0 million and (iii) a revolving credit facility in an aggregate principal amount of $20.0 million, a portion of which will be available as a letter of credit subfacility. Advances under the term loan facilities will be available to finance the merger, to transfer the motorcoach and aviation businesses to Featherlite Coaches and to pay related fees, costs and expenses in connection with these transactions. Universal Trailer and certain of the direct and indirect subsidiaries of Universal Trailer will jointly and severally guarantee all obligations on the surviving corporation under these credit facilities. In addition, the credit facilities will be secured by all of the capital stock and intercompany notes of the surviving corporation and these direct and indirect subsidiaries and all tangible and intangible properties and assets of Featherlite.

The credit facilities contemplated by the proposal from Universal Trailer’s prior senior lender are subject to customary closing conditions, including, among others:

•	the execution of definitive credit documentation satisfactory to the lenders;

•	accounting due diligence and the receipt of specified financial statements of Featherlite and Universal Trailer;

•	satisfactory due diligence review of Universal Trailer and Featherlite;

•	the consummation of the transactions contemplated by the merger agreement and the asset purchase agreement; and

•	receipt of customary closing documents.

Under the proposal letter from Universal Trailer’s existing senior lender, this lender has proposed to provide up to $150.0 million in debt and preferred equity financing to Universal Trailer, consisting of (i) a term loan facility in an aggregate principal amount of $55.0 million, (ii) a second lien term loan facility in an aggregate principal amount of $25.5 million, (iii) a revolving credit facility in an aggregate principal amount of $50.0 million, a portion of which will be available as a letter of credit subfacility, and (iv) $19.5 million of convertible PIK preferred equity. Advances under the term loan facilities will be available to finance the merger, to transfer the motorcoach and aviation businesses to Featherlite Coaches, to pay related fees, costs and expenses in connection with these transactions, to refinance existing indebtedness of Universal Trailer and Featherlite and to fund the general working capital needs of Universal Trailer and the surviving corporation in the merger. Universal Trailer and certain of the direct and indirect subsidiaries of Universal Trailer will jointly and severally guarantee all obligations on the surviving corporation under these credit facilities. In addition, the credit facilities will be secured by all of the capital stock and intercompany notes of the surviving corporation and these direct and indirect subsidiaries and all tangible and intangible properties and assets of Featherlite.

The credit facilities contemplated by the proposal from Universal Trailer’s existing senior lender are subject to customary closing conditions, including, among others:

•	the execution of definitive credit documentation satisfactory to the lenders;

•	accounting due diligence and the receipt of specified financial statements of Featherlite and Universal Trailer;

•	satisfactory due diligence review of Universal Trailer and Featherlite;

•	the consummation of the transactions contemplated by the merger agreement and the asset purchase agreement; and

•	receipt of customary closing documents.

As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the financing described herein is not available as anticipated. The documentation governing the financing has not been finalized, and accordingly, the actual terms may differ from those described in this proxy statement.

Interests of Featherlite’s Directors and Officers in the Merger

In considering the recommendation of the special committee and the board of directors to approve and adopt the merger agreement, you should be aware that some of Featherlite’s directors and officers have interests in the merger or have relationships, including those referred to below. These interests may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the merger. The special committee and the board of directors were aware of these actual or potential conflicts of interest and considered them along with other matters that have been described in this proxy statement under the heading “The Merger—Reasons for the Merger.”

Ownership of Featherlite Stock. Most of our directors and executive officers own Featherlite common stock and, like our shareholders, will be entitled to receive merger consideration for their shares. We refer you to the information included elsewhere in this proxy statement under the heading “Security Ownership of Management and Principal Shareholders” for information regarding our current directors and executive officers and their share ownership in Featherlite.

Ownership of Featherlite Stock Options. Several of our directors and executive officers hold options to purchase shares of Featherlite common stock. Our executive officers will, like the other holders of Featherlite stock options, be entitled to receive cash in exchange for the cancellation of their stock options pursuant to the terms of the merger agreement. The following table shows the number of stock options held by each of our directors and executive officers and the amounts each of these directors and officers will receive with respect to their Featherlite stock options upon completion of the merger:

Name of Director or Executive Officer	Number of Options	Amount to Be Paid Upon Completion of the Merger
Conrad D. Clement	120,000	$595,845
Tracy J. Clement	45,000	$207,895
Jeffery A. Mason	96,000	$484,010
Gary H. Ihrke	228,000	$1,176,627
Eric P. Clement	63,000	$310,856
James S. Wooley	75,000	$359,311
Thomas J. Winkel	27,000	$110,332
Charles A. Elliott	27,000	$110,332
Kenneth D. Larson	27,000	$110,332
Terry E. Branstad	9,000	$26,438
Total	717,000	$3,491,978

Any amounts actually paid to these directors and executive officers for the cancellation of their stock options will be reduced by any applicable federal and state income and payroll tax withholdings.

Indemnification. The merger agreement provides that all rights to indemnification existing in favor of, and all exculpations of the personal liability of, our current directors and officers contained in Featherlite’s current articles of incorporation and bylaws with respect to matters occurring before the merger became effective will continue for a period of six years. Universal Trailer has also agreed under the merger agreement that for six years following the completion of the merger, it will provide directors’ and officers’ liability insurance for each person currently covered by Featherlite’s directors’ and officers’ liability insurance policy with respect to matters occurring at or prior to the effective time of the merger on terms no less favorable to the directors and officers than in Featherlite’s existing insurance coverage.

Featherlite Coaches. Conrad D. Clement, Featherlite’s Chairman, President and Chief Executive Officer, Tracy J. Clement, Featherlite’s Executive Vice President and a director, and Bulk Resources, Inc., one of Featherlite’s shareholders, formed Featherlite Coaches, Inc., a Nevada corporation, on June 2, 2006. Featherlite Coaches entered into the asset purchase agreement with Universal Trailer to purchase the assets of Featherlite’s motorcoach division and the capital stock of Featherlite’s wholly-owned subsidiary Featherlite Aviation, Inc. following the consummation of the merger. Featherlite Coaches will continue as a separate privately-held company and Conrad D. Clement and Tracy J. Clement will resign from their positions as officers and directors of Featherlite and assume management positions with Featherlite Coaches. Featherlite is not a party to the asset purchase agreement and does not own any equity of Featherlite Coaches. The closing of the merger is subject to the agreement between Featherlite Coaches and Universal Trailer remaining in full force and effect and the satisfaction of all conditions to the transactions contemplated by the asset purchase agreement. The closing of the transactions contemplated by the asset purchase agreement is subject to the consummation of the merger.

Employment and Consulting Arrangements. Featherlite is not a party to any employment agreements with its executive officers. When the merger is effective, Conrad D. Clement and Tracy J. Clement will resign from their positions as officers and directors of Featherlite and assume management positions with Featherlite Coaches. In addition, Jeffery A. Mason will retire from his positions as Chief Financial Officer and a director of Featherlite when the merger is effective. In addition, James S. Wooley will resign from his positions as Vice President and President, Luxury Motorcoach Division following consummation of the merger and will join Featherlite Coaches. We are not aware of any other anticipated changes to Featherlite’s management following the merger, and we do not expect Messrs. Clement, Mason and Wooley to enter into any consulting arrangements or other agreements with Featherlite following the merger.

Compensation for Special Committee. Pursuant to its authority as provided in the board resolutions that established the special committee, the special committee approved the payment of $40,000 to Kenneth D. Larson for his services as chairman of the special committee and $25,000 to each of the other special committee members, Thomas J. Winkel, Terry E. Branstad and Charles A. Elliott. In addition, we have agreed to pay additional compensation of $9,500 to each of the special committee members in lieu of grants of stock options that would have been made to these directors under our existing director compensation program.

Certain Material U.S. Federal Income Tax Consequences

The following discussion is a summary of certain material United States federal income tax consequences of the merger to Featherlite, Universal Trailer and Featherlite shareholders whose shares of Featherlite common stock are held as capital assets and converted into the right to receive $6.50 cash in the merger. Because this discussion is a summary, it does not include an analysis of all potential federal income or other tax effects of the merger.

For example, this summary:

•	does not consider the effect of any applicable state, local or foreign tax laws;

•	does not address all aspects of federal income taxation that may affect particular shareholders in light of their particular circumstances including, without limitation, the alternative minimum tax;

•	is not intended for shareholders that may be subject to special federal income tax rules, such as:

➢ insurance companies and banks;

➢ tax-exempt organizations;

➢ financial institutions or broker-dealers;

➢ shareholders who hold their Featherlite common stock as part of a hedge, straddle or conversion transaction;

➢ shareholders who acquired their Featherlite common stock pursuant to the exercise of an employee stock option or otherwise as compensation; and

➢ shareholders who are neither citizens nor residents of the United States or that are foreign corporations, foreign partnerships, foreign estates or foreign trusts as to the United States;

•	does not address tax consequences to holders of Featherlite stock options; and

•	does not address, except as expressly provided below, the tax consequences to Universal Trailer, any of its subsidiaries or any person who would be treated as constructively owning Featherlite common stock immediately after the merger by reason of the attribution rules of Section 318 of the Internal Revenue Code.

This summary assumes that shareholders have held their Featherlite common stock as a “capital asset” under the Internal Revenue Code. Generally, a “capital asset” is property held for investment.

This summary is based on the current provisions of the Internal Revenue Code, applicable Treasury Regulations, judicial authorities and administrative rulings and practice, as in effect on the date hereof. It is possible that the Internal Revenue Service will take a contrary view with respect to the issues discussed herein. Neither Featherlite nor Universal Trailer nor any of their affiliates or subsidiaries, respectively, has sought or intends to seek a ruling from the Internal Revenue Service with respect to any aspect of the merger. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth in this section. Any of these changes or interpretations could be retroactive and could affect the tax consequences of the merger to you.

You should consult your own tax advisor with respect to the particular tax consequences of the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable tax laws.

Treatment of Featherlite and Universal Trailer. For federal income tax purposes, the merger will be treated as a purchase by Universal Trailer of all of the common stock of Featherlite that it did not previously own. Accordingly, neither Featherlite nor Universal Trailer or its subsidiaries are expected to incur any material U.S. federal income tax consequences as a result of the merger.

Treatment of Holders of Featherlite Common Stock. The conversion of your shares of Featherlite common stock into the right to receive $6.50 cash in the merger, or pursuant to the exercise of your dissenters’ rights, will be fully taxable to you for U.S. federal income tax purposes. Subject to the assumptions and limitations described above, you will recognize a capital gain or loss equal to the difference between:

•	the amount of cash you receive in the merger; and

•	your tax basis in your shares of Featherlite common stock in respect of which that cash was received.

Generally, your tax basis in your shares of Featherlite common stock will be equal to what you paid for your shares. The amount, character and timing of such gain or loss generally will be determined separately with respect to each block of Featherlite common stock owned by you.

If you are an individual,

•
any capital gain recognized upon conversion of your shares in the merger will be taxable at a maximum capital gains rate of 15% if you have held your shares for more than one year at the time of the merger; gain on shares held for one year or less generally will be subject to taxation at ordinary income tax rates (with a current maximum rate of 35%); and

•
any capital loss recognized upon the conversion of your shares in the merger may only be offset against capital gains or up to $3,000 per year of ordinary income, and any excess capital loss may be carried forward to subsequent years to the extent unused.

Backup Withholding. You may be subject to federal backup withholding up to the rate of 28% with respect to the gross proceeds you receive from the conversion of your Featherlite common stock in the merger unless you:

•	are a corporation or other exempt recipient and, when required, establish this exemption; or

•	provide your correct taxpayer identification number, certify that you are not currently subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

If after the merger you do not provide the paying agent with your correct taxpayer identification number or any other documents or certifications required by the Internal Revenue Service, including among others, a Form W-9 or a substitute for this Form, you may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld under these backup withholding rules will be creditable against your federal income tax liability. The paying agent will report to you and to the Internal Revenue Service the amount of any reportable payment made to you (including payments made to you pursuant to the merger) and any amount withheld pursuant to the merger.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO FEATHERLITE SHAREHOLDERS. FEATHERLITE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Regulatory Requirements

In connection with the merger, Featherlite will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•
filing of articles of merger with the Secretary of State of the State of Minnesota in accordance with the Minnesota Business Corporation Act after the approval and adoption of the merger agreement by Featherlite shareholders;

•	complying with federal and state securities laws; and

•
notifying and furnishing certain information to the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act.

Under the HSR Act, the merger may not be completed until the expiration of a waiting period of 30 calendar days following the receipt of all required filings, unless the waiting period is terminated earlier by the FTC or the Antitrust Division, or unless the waiting period is extended by a request for additional information or documentary material. Featherlite made the requisite filing under the HSR Act on August 14, 2006, and Universal Trailer made the requisite filing under the HSR Act on August 16, 2006. Both Featherlite and Universal Trailer believe that the completion of the merger will not violate any antitrust laws. The FTC and the Antitrust Division have the authority to challenge the merger on antitrust grounds before or after the merger is completed. Each state in which Featherlite or Universal Trailer has operations may also review the merger under state antitrust laws.

Fees and Expenses

Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. Featherlite may be obligated to pay Universal Trailer a termination fee of $2,000,000 if the merger agreement is terminated under specific circumstances in connection with a superior competing transaction, or $500,000 if Featherlite’s shareholders do not approve the merger and the merger agreement is terminated as a result. In addition, Featherlite has agreed to reimburse Universal Trailer up to $1,000,000 for various fees and expenses if the merger agreement is terminated under specific circumstances. See “The Merger Agreement - Termination Fees.”

THE MERGER AGREEMENT

On July 26, 2006, Featherlite entered into the merger agreement with Universal Trailer and Universal Trailer’s merger subsidiary. The following is a summary of the material provisions of the merger agreement. Because it is a summary, it does not include all of the information that is included in the merger agreement. The text of the merger agreement, which is attached as Annex A to this proxy statement, is incorporated into this section by reference. Featherlite encourages you to read the merger agreement carefully in its entirety.

The Merger

At the effective time of the merger, Universal Trailer’s merger subsidiary will merge with and into Featherlite and Featherlite will continue as the surviving corporation and as a wholly-owned subsidiary of Universal Trailer.

As the surviving corporation after the merger, Featherlite will have all the property, rights and powers of Featherlite and Universal Trailer’s merger subsidiary before the merger, and it will be liable for all of the debts, liabilities and obligations of Featherlite and Universal Trailer’s merger subsidiary before the merger. After the merger, the separate corporate existence of Universal Trailer’s merger subsidiary will cease.

The articles of incorporation of Universal Trailer’s merger subsidiary, as in effect immediately prior to the effective time of the merger, will become the surviving corporation’s articles of incorporation, except the articles of incorporation will be amended so as to change the name to “Featherlite, Inc.” The bylaws of Universal Trailer’s merger subsidiary in effect immediately before the merger will become the surviving corporation’s bylaws immediately after the merger.

The directors and executive officers of Universal Trailer’s merger subsidiary immediately before the merger will become the directors and executive officers of the surviving corporation immediately after the merger.

Merger Consideration; Conversion or Cancellation of Shares

At the effective time of the merger:

•
each share of Featherlite common stock issued and outstanding (other than dissenting shares, shares owned by Universal Trailer, Universal Trailer’s merger subsidiary or any other wholly-owned subsidiary of Universal Trailer and shares owned by any of Featherlite’s wholly-owned subsidiaries) will be cancelled and converted into the right to receive $6.50 per share in cash, without interest;

•
each share of Featherlite common stock owned by Universal Trailer, Universal Trailer’s merger subsidiary, any other wholly-owned subsidiary of Universal Trailer or any wholly-owned subsidiary of Featherlite will be cancelled and retired and no consideration will be exchanged for such shares;

•	each share of Featherlite common stock for which dissenters’ rights have been exercised and perfected will be treated as described under the heading “Dissenters’ Rights” in this proxy statement; and

•	each share of common stock of Universal Trailer’s merger subsidiary will remain outstanding as one share of common stock of the surviving corporation in the merger.

Time of Closing

The merger will close on the first business day following the date on which the last of the conditions is fulfilled or waived in accordance with the merger agreement, or at such other time and date as the appropriate parties may agree. To complete the merger, the appropriate parties will execute and file with the Minnesota Secretary of State articles of merger.

Exchange and Payment Procedures

Universal Trailer will designate a reputable bank or trust company or other entity, reasonably acceptable to Featherlite, as paying agent to handle the exchange of Featherlite’s stock certificates in the merger for cash. Soon after the merger becomes effective, the paying agent will mail to you a letter of transmittal and instructions explaining how to exchange your stock certificates for cash. Upon surrender to the paying agent of a valid stock certificate and a properly completed letter of transmittal, along with such other documents as the paying agent may reasonably require, you will be entitled to receive $6.50 in cash per share. Until surrendered in this manner, each Featherlite stock certificate will represent only the right to receive the merger consideration.

You should not send your Featherlite stock certificates now. You should send them only after you receive a letter of transmittal from the paying agent. A letter of transmittal will be mailed to you soon after the merger becomes effective.

Any merger consideration made available to the paying agent that remains unclaimed by Featherlite shareholders for six months after the time the merger becomes effective will be returned to Universal Trailer, and any Featherlite shareholder who has not by that time made an exchange of his, her or its Featherlite stock certificates for the merger consideration must then look to Universal Trailer for payment of the merger consideration. Amounts unclaimed will be kept by Universal Trailer, subject to state unclaimed property laws.

Transfers of Shares

No transfers of shares of Featherlite common stock will be made on Featherlite’s stock transfer books after the merger becomes effective.

Treatment of Stock Options

At the time the merger becomes effective, all outstanding vested and unvested options to purchase shares of Featherlite common stock that were granted under the Featherlite, Inc. 1994 Stock Option Plan and the Featherlite, Inc. 2004 Equity Incentive Plan will be canceled.  In exchange, the holders of vested options will receive upon completion of the merger, with respect to each such vested option, an amount in cash equal to (1) the excess, if any, of the per share merger consideration ($6.50), over the per share exercise price of the option, multiplied by (2) the number of shares of Featherlite common stock issuable upon exercise of the option (only to the extent such option is vested at the effective time of the merger) immediately prior to the completion of the merger.

Treatment of Warrants

At the time the merger becomes effective, all outstanding warrants to purchase shares of Featherlite common stock will be canceled. In exchange, the holders of exercisable warrants will receive upon completion of the merger, with respect to each such exercisable warrant, an amount in cash equal to (1) the excess, if any, of the per share merger consideration ($6.50) over the per share exercise price of the warrant, multiplied by (2) the number of shares of Featherlite common stock issuable upon exercise of the warrant (only to the extent the warrant is exercisable at the effective time of the merger).

Dissenting Shares

Shares of Featherlite common stock held by Featherlite shareholders that have properly exercised and perfected their dissenters’ rights, will not be converted into the right to receive the $6.50 per share merger consideration. These shareholders will instead be entitled to receive the “fair value” of their shares, as determined under Minnesota law.

Representations and Warranties

In the merger agreement, Featherlite has made several representations and warranties to Universal Trailer and Universal Trailer’s merger subsidiary. These representations and warranties relate to, among other things:

•  organization, standing, foreign qualifications, and similar corporate matters;

•	charter documents and capital structure;

•	authorizations, consents and approvals necessary to enter into the merger agreement;

•	identification of consents and approvals of governmental or regulatory authorities in order to consummate the merger;

•	the absence of any violation of or conflict with our organizational documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the accuracy of SEC filings and financial statements;

•	the absence of certain changes or events since December 31, 2005;

•	the absence of pending or threatened litigation;

•	the absence of undisclosed liabilities;

•	the accuracy of the information supplied by Featherlite in connection with this proxy statement;

•	tax matters;

•	labor and employee matters;

•	environmental and other regulatory matters;

•	intellectual property matters;

•	compliance with laws and orders;

•	board approval and takeover statutes;

•	contracts, agreements and commitments;

•	permits required to operate its business and compliance with applicable laws;

•	finders’ fees and expenses;

•	the receipt by Featherlite of a written fairness opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc.;

•	material personal property and real property; and

•	interested party transactions.

The merger agreement also contains representations and warranties of Universal Trailer and Universal Trailer’s merger subsidiary relating to, among other things:

•	organization, standing, foreign qualifications, and similar corporate matters;

•	authorizations, consents and approvals necessary to enter into the merger agreement;

•	identification of consents and approvals of governmental or regulatory authorities in order to consummate the merger;

•	the absence of any violation of or conflict with our organizational documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the accuracy of the information supplied by Universal Trailer and Universal Trailer’s merger subsidiary in connection with this proxy statement;

•	sufficient cash resources for payment of merger consideration;

•	operations of Universal Trailer’s merger subsidiary;

•	finders’ fees and expenses;

•	share ownership of Featherlite;

•	the asset purchase agreement between Universal Trailer and Featherlite Coaches; and

•	proposed financing required to complete the merger.

The representations and warranties in the merger agreement do not survive the closing of the merger or termination of the merger agreement.

Featherlite’s Covenants

Featherlite has undertaken several covenants in the merger agreement. The following summarizes the more significant of these covenants:

Interim Conduct of Featherlite’s Business. From July 26, 2006 until the completion of the merger, Featherlite has agreed to conduct its business in the ordinary and usual course and consistent with past practice, and to use commercially reasonable efforts to preserve intact in all material respects its business and relationships with third parties and employees. Featherlite also agreed to certain specific restrictions during this period that are subject to exceptions described in the merger agreement. These include restrictions on:

•	issuing, selling, pledging, disposing of, granting or encumbering any shares of Featherlite capital stock or other securities or any assets;

•	redeeming, purchasing or otherwise acquiring, or proposing to redeem, purchase or otherwise acquire, any of Featherlite’s outstanding shares of capital stock;

•	reclassifying, combining, splitting, subdividing or redeeming, any Featherlite capital stock or declaring, setting aside, making or paying any dividend or other distribution;

•	adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Featherlite or any of its subsidiaries;

•
amending, modifying or repealing Featherlite’s articles of incorporation or bylaws or other organizational documents or altering the corporate structure of ownership of any of Featherlite’s subsidiaries;

•	acquiring or agreeing to acquire any third party or any material amount of assets;

•	incurring or guaranteeing or making any loans, advances or capital contributions to, or investments in, any other person;

•	increasing the compensation, pension or other employment benefit of any of its directors, officers or employees;

•	paying or otherwise agreeing to pay any pension, retirement allowance or other employee benefit to any directors, employees, agents or consultants of Featherlite;

•	committing itself to any new or additional employment, severance, change of control or termination agreement with any directors, officers, consultants, agents or employees;

•	becoming obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan, not in existence on July 26, 2006;

•	altering or revising its accounting principles, procedures, policies, methods or practices in any material respect or changing or removing our certified public accountants;

•	entering into, or becoming obligated under, or changing, amending, terminating or otherwise modifying any material contract;

•	modifying the terms of, discounting, setting off or accelerating the collection of, any accounts receivable;

•	paying accounts payable and other obligations and liabilities;

•	failing to maintain in all material respects inventory levels appropriate for the businesses of Featherlite and its subsidiaries;

•	making or committing to make aggregate capital expenditures in excess of $100,000;

•	settling any material pending claim or other material disagreement in an amount in excess of $100,000;

•	granting any lien on the capital stock of Featherlite or any of its subsidiaries;

•	entering into, directly or indirectly, any new material transaction with any affiliate of Featherlite;

•
taking, or agreeing to commit to take, or failing to take any action that would make any representation, warranty, covenant or agreement of Featherlite contained in the merger agreement inaccurate or breached; or

•
incurring any expenses or liabilities of Featherlite for the benefit of or in support of the operations of Featherlite’s motorcoach division, unless such expenses or liabilities are and remain through the effective time of the merger identified and accounted for in the books and records of Featherlite as expenses or liabilities of the motorcoach division.

Featherlite has also agreed not to commit or publicly announce an intention to do any of the items listed above.

No Solicitation. Featherlite has agreed that it and its subsidiaries and their respective officers, directors, employees, financial advisors, counsel, representatives and agents will not, directly or indirectly, except to the extent provided below:

•
solicit, initiate, encourage or facilitate the making of a proposal to acquire beneficial ownership of all or more than 15% of the assets of Featherlite or 15% of any class of equity securities of Featherlite;

•
engage or participate in discussions or negotiations concerning Featherlite with any third party relating to an acquisition proposal or which may reasonably be expected to lead to any competing transaction; or

•	agree to, approve or recommend, endorse or enter into any agreement requiring abandonment, termination or failure of the merger.

Despite this restriction, neither Featherlite nor its special committee is prohibited from:

•	taking and disclosing to Featherlite shareholders a position contemplated by Rule 14d-9 and 14e-2 promulgated under the Exchange Act;

•	taking action for which failure to do so would result in a breach of the special committee’s fiduciary duties to Featherlite shareholders;

•	making any disclosure to Featherlite shareholders required by law, rule or regulation, or by the rules and regulations of Nasdaq; or

•
furnishing confidential information regarding Featherlite to, or entering into discussions or negotiations with, any third party that makes a superior offer, or a bona fide acquisition proposal that Featherlite’s special committee has reasonably and in good faith determined after consultation with, among other persons, its financial advisors and outside counsel, to be more favorable to the shareholders of Featherlite than the merger.

Featherlite has agreed to advise Universal Trailer orally and in writing within three business days after receiving any proposal or offer of a competing transaction.

Covenants Relating to the Shareholders Meeting and Proxy Materials. Featherlite has agreed to call a meeting of its shareholders to vote on the merger agreement and the merger. Featherlite has also agreed that its special committee will recommend approval and adoption of the merger agreement and the merger by Featherlite shareholders and that it will not withdraw its recommendation. This obligation to recommend approval of the merger is subject, however, to the fiduciary duties of Featherlite’s special committee. Featherlite has also agreed to prepare and mail this proxy statement.

Access to Information. Featherlite and its subsidiaries have agreed to afford to officers, employees, counsel, accountants and other authorized representatives of Universal Trailer reasonable access to its properties, books, records, facilities, officers, directors and accountants and furnish or make available reasonably promptly to Universal Trailer all information concerning its business, properties and personnel as may reasonably be requested.

Universal Trailer’s Covenants

Universal Trailer has also undertaken several covenants in the merger agreement. The following summarizes the more significant of these covenants.

Indemnification and Insurance of Featherlite’s Directors and Officers. Universal Trailer has agreed that all rights to indemnification existing in favor of, and all exculpations of the personal liability of, our current directors and officers contained in Featherlite’s current articles of incorporation and bylaws with respect to matters occurring before the merger became effective will continue for a period of six years. Universal Trailer has also agreed that for six years following the completion of the merger, it will provide directors’ and officers’ liability insurance for each person currently covered by Featherlite’s directors’ and officers’ liability insurance policy with respect to matters occurring at or prior to the effective time of the merger on terms no less favorable to the directors and officers than in Featherlite’s existing insurance coverage.

Employee Benefits and Employee Matters. Universal Trailer has agreed to provide, or will cause the surviving corporation to provide, rates of pay and employee benefits and programs to Featherlite’s employees, except for those employees resigning, that, in the aggregate, are substantially comparable or more favorable, as a whole, than those in effect for the twelve months prior to the merger becoming effective. In addition, Universal Trailer will, or cause the surviving corporation to, give employees of Featherlite, and any subsidiary of Featherlite, full credit for service accrued under employee benefit plans or arrangements maintained by Featherlite, and any subsidiary of Featherlite, for purposes of eligibility, level of participation and vesting, except that no credit will be granted to the extent that such credit will result in duplicative accrual of benefits for the same period of service. Universal Trailer and the surviving corporation have agreed to honor and assume, to the extent required, the change of control agreements entered into between Featherlite and some of its employees.

Additional Agreements

Both parties to the merger agreement have agreed to use commercially reasonable best efforts to do or cause to be done anything necessary, proper or advisable to consummate the merger. The parties have also agreed to cooperate with each other in relation to certain matters, including making the necessary SEC filings, obtaining regulatory and other consents and making public announcements.

Conditions to the Merger

Mutual Closing Conditions. Both parties’ obligations to consummate the merger are subject to the satisfaction or, if legally permissible, waiver at or before the closing date of the merger of the following conditions:

•	the approval of the merger agreement by the requisite affirmative vote of the shareholders of Featherlite;

•	the absence of any legal prohibition that has the effect of making the merger illegal or otherwise prohibits consummation of the merger;

•	the expiration or early termination of the HSR Act waiting period; and

•	the receipt of all consents, approvals, authorizations legally required to be obtained to complete the merger.

Additional Closing Conditions for Featherlite’s Benefit. Featherlite’s obligation to complete the merger is subject to the following additional conditions:

•	the accuracy of the representations and warranties of each of Universal Trailer and Universal Trailer’s merger subsidiary as of the closing date of the merger; and

•	the performance by Universal Trailer and Universal Trailer’s merger subsidiary of their agreements, obligations and conditions under the merger agreement.

Additional Closing Conditions for the Benefit of Universal Trailer and Universal Trailer’s Merger Subsidiary. The obligation of Universal Trailer and Universal Trailer’s merger subsidiary to complete the merger is subject to the following additional conditions:

•	the accuracy of Featherlite’s representations and warranties as of the closing date of the merger;

•	the performance by Featherlite of its agreements, obligations and conditions under the merger agreement;

•	the receipt of all material permits, authorizations, consents and approvals required under the merger agreement;

•	less than 10% of Featherlite’s outstanding shares of capital stock being dissenting shares;

•	the absence of any change, development, condition, event or circumstance that has had, or would reasonably be expected to have, a material adverse effect;

•
the absence of any action pending against Featherlite or its subsidiaries or any of their respective directors, officers or members, that has a reasonable likelihood of success challenging the merger agreement, seeking to delay, restrain or prohibit the merger, seeking to prohibit or impose material limitations on the ownership or operations of all or a portion of the operations or assets of Featherlite or any of its subsidiaries, or to pay any material damages;

•
Universal Trailer’s merger subsidiary obtaining financing sufficient for payment of the aggregate merger consideration and the completion of due diligence satisfactory to the sources of such financing; and

•
the asset purchase agreement between Universal Trailer and Featherlite Coaches and the other asset purchase documents related thereto being in full force and effect, and all conditions to the consummation of the transactions being satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time before the closing in any of the following ways:

•	by mutual written consent of Featherlite and Universal Trailer;

•	by either Featherlite or Universal Trailer if:

(i) the merger is not consummated by October 31, 2006; provided, that the party seeking to terminate may not be in breach of its obligations under the merger agreement in any material respect, and the termination date for any termination by Featherlite shall be extended by the number of days in excess of 30 days that is required to obtain final SEC approval of this proxy statement;

(ii) completion of the merger is illegal or prohibited;

(iii) Featherlite’s shareholders do not approve the merger agreement and the merger; provided, that Featherlite shall be obligated to make a special termination payment and pay reimbursable expenses upon such a termination and the right to terminate the merger agreement will not be available to any party whose failure to perform any material obligation under the merger agreement has been the proximate cause of, or resulted in, the failure of Featherlite’s shareholders to approve the merger agreement;

•	by Universal Trailer if:

(i) Featherlite fails to perform in any material respect any of its material obligations under the merger agreement, which failure to perform is not cured, or is incapable of being cured, within 30 days after the receipt by Featherlite of written notice of such failure;

(ii) any representation or warranty of Featherlite contained in the merger agreement is not true and correct, except, in any case, such failures to be true and correct which would not reasonably be expected to have a material adverse effect or are not reasonably likely to adversely affect Featherlite’s ability to consummate the merger, if such failure to be true and correct is not cured, or is incapable of being cured, within 30 days after the receipt by Featherlite of written notice of such failure;

(iii) Featherlite’s special committee withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to Universal Trailer or Universal Trailer’s merger subsidiary other than in connection with a superior competing transaction; or

(iv) Featherlite approves or recommends a superior competing transaction;

•  by Featherlite if:

(i) Universal Trailer or Universal Trailer’s merger subsidiary fails to perform in any material respect any of their material obligations under the merger agreement, which failure to perform is not cured, or is incapable of being cured, within 30 days after the receipt by Universal Trailer of written notice of such failure;

(ii) any representation or warranty of Universal Trailer or Universal Trailer’s merger subsidiary contained in the merger agreement is not true and correct, except, in any case, such failures to be true and correct which would not reasonably be expected to have a material adverse effect or are not reasonably likely to adversely effect the ability of Universal Trailer or Universal Trailer’s merger subsidiary to complete the merger, if such failure to be true and correct is not cured, or is incapable of being cured, within 30 days after receipt by Universal Trailer of written notice of such failure; or

(iii) Featherlite’s special committee withdraws or modifies or changes its recommendation of the merger agreement or the merger and there exists at such time a proposal or offer for a superior competing transaction and the special committee approves, and Featherlite concurrently enters into, a definitive agreement providing for the implementation of a superior competing transaction; provided, however, that Featherlite made the payment of the termination fee to Universal Trailer as a condition to such termination.

If the merger agreement terminates, it will become void. However, termination will not affect the rights of either party against the other for any willful breach of the merger agreement. Certain obligations survive termination of the merger agreement, including the obligation to pay the fees described under “Termination Fees” below and the confidentiality obligations contained in the merger agreement.

Termination Fees

If the merger agreement is terminated, Featherlite may be obligated to pay Universal Trailer a termination fee of $2,000,000 or $500,000 under certain circumstances, and may be obligated to reimburse Universal Trailer for certain expenses, not to exceed $1,000,000, under certain circumstances.

•
If the merger agreement is terminated either (i) by Universal Trailer if Featherlite’s special committee withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to Universal Trailer or Universal Trailer’s merger subsidiary other than in connection with a superior competing transaction; or (ii) by Featherlite if Featherlite’s special committee withdraws, modifies or changes its recommendation of the merger agreement or the merger and there exists at such time a proposal or offer for a superior competing transaction and the special committee approves, and Featherlite concurrently enters into, a definitive agreement providing for the implementation of a superior competing transaction, then Featherlite has agreed to pay Universal Trailer $2,000,000 in immediately available funds.

•
If the merger agreement is terminated by Universal Trailer or Featherlite as a result of the failure of Featherlite’s shareholders to approve the merger agreement and the merger, then Featherlite has agreed to pay Universal Trailer $500,000 in immediately available funds. In addition, if within six months of the date of such termination, Featherlite and/or its shareholders consummates a superior competing transaction, then Featherlite has agreed to pay Universal Trailer, concurrently with the completion of such superior competing transaction, an additional $1,500,000, less all reimbursable expenses actually paid by Featherlite to Universal Trailer.

•
If the merger agreement is terminated either (i) by Universal Trailer or Featherlite as a result of the failure of Featherlite’s shareholders to approve the merger agreement and the merger; or (ii) by Universal Trailer as a result of (a) Featherlite’s failure to perform in any material respect any of its material obligations under the merger agreement, which failure to perform is not cured, or is incapable of being cured, within 30 days after the receipt by Featherlite of written notice of such failure; (b) any representation or warranty of Featherlite contained in the merger agreement not being true and correct, except, in any case, such failures to be true and correct which would not reasonably be expected to have a material adverse effect or are not reasonably likely to adversely affect Featherlite’s ability to consummate the merger, if such failure to be true and correct is not cured, or is incapable of being cured, within 30 days after the receipt by Featherlite of written notice of such failure; or (c) Featherlite’s approval or recommendation of a superior competing transaction, then Featherlite has agreed to reimburse Universal Trailer for all out-of-pocket fees and expenses incurred by Universal Trailer in connection with the transactions contemplated by the merger agreement, including reasonable fees and expenses of Universal Trailer’s legal counsel, accountants and financial advisors, commitment fees paid or payable by Universal Trailer to potential financing sources, and fees and expenses of potential financing sources that Universal Trailer is required to pay or reimburse, up to a maximum amount of $1,000,000.

Expenses

Except as described above in “Termination Fees,” all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring those costs or expenses.

Amendments; Waivers

Any provision of the merger agreement may be amended or waived before the merger becomes effective. After approval of the merger agreement by Featherlite shareholders, no amendment or waiver can be made that alters the consideration to be received for Featherlite common stock or that would adversely affect the rights of Featherlite shareholders, without their further approval.

THE ASSET PURCHASE AGREEMENT

On July 7, 2006, Featherlite Coaches entered into the asset purchase agreement with Universal Trailer, which was amended on July 24, 2006. Featherlite Coaches is an entity formed by Conrad D. Clement, Featherlite’s Chairman, President and Chief Executive Officer, Tracy J. Clement, Featherlite’s Executive Vice President and a director, and Bulk Resources, Inc., one of Featherlite’s shareholders, for the purposes of acquiring the motorcoach division of Featherlite pursuant to the asset purchase agreement. The following is a summary of the material provisions of the asset purchase agreement, as amended. Because it is a summary, it does not include all of the information that is included in the asset purchase agreement. The text of the asset purchase agreement, which is attached as Annex C to this proxy statement, is incorporated into this section by reference. Featherlite encourages you to read the asset purchase agreement carefully in its entirety.

The Asset Purchase

Upon the satisfaction of all conditions in the asset purchase agreement, including the consummation of the merger, Featherlite Coaches will purchase from Universal Trailer all of the assets, and assume substantially all of the liabilities, comprising the operating division of Featherlite that engages in the design, research, manufacture, conversion, marketing, sale and distribution of custom luxury motorcoaches, as well as all of the capital stock of Featherlite Aviation, Inc., a wholly-owned subsidiary of Featherlite whose only material asset is an airplane. The surviving corporation in the merger will pay $2,400,000 to Featherlite Coaches in connection with the asset purchase. The asset purchase will close on a date mutually agreed by the parties after the satisfaction or waiver of all conditions contained in the asset purchase agreement, including the merger. Following the merger, Universal Trailer will cause the surviving corporation in the merger to become a party to the asset purchase agreement

Representations, Warranties and Covenants

Universal Trailer has made customary representations and warranties to Featherlite Coaches about the motorcoach division of Featherlite. The asset purchase agreement also contains representations and warranties of Featherlite Coaches customary for a purchaser.

Universal Trailer and Featherlite Coaches have each agreed to cause the surviving corporation in the merger to comply with the following covenants prior to the closing of the asset purchase agreement in addition to other customary covenants:

•	carry on the business of Featherlite relating to the motorcoach division in the ordinary course consistent with past practice;

•	preserve the motorcoach division business and the present goodwill and business relationships of Featherlite relating to the motorcoach division;

•	timely pay all invoices, bill and other liabilities of the motorcoach division;

•	prohibition on the sale of assets of the motorcoach division by the surviving corporation in the merger;

•	prohibition on soliciting offers to buy the assets of the motorcoach division by the surviving corporation in the merger, Featherlite Coaches or Universal Trailer;

•	limitation on the use of motorcoach division tradenames by the surviving corporation in the merger and Universal Trailer; and

•	the surviving corporation becoming a party to the asset purchase agreement following the closing of the merger.

Conditions to Closing of Asset Purchase

Both parties’ obligations to complete the asset purchase are subject to the satisfaction, or, if legally permissible, waiver at or before the closing date of the asset purchase of the following conditions:

•	the absence of any legal proceedings or laws prohibiting the transactions contemplated by the asset purchase agreement;

•	all consents and approvals being obtained by both parties;

•	the expiration or early termination of the HSR Act waiting period; and

•	the consummation of the merger and the surviving corporation in the merger subsequently becoming a party to the asset purchase agreement.

Featherlite Coaches’ obligation to complete the asset purchase is further subject to the following conditions:

•	the accuracy of Universal Trailer’s representations and warranties as of the closing of the asset purchase;

•	the compliance and performance by Universal Trailer and the surviving corporation in the merger of all covenants and agreement in the asset purchase agreement;

•	the absence of a material adverse effect on the assets or the motorcoach division;

•	the good standing of the surviving corporation in the merger and Universal Trailer in their respective states of incorporation; and

•	delivery of the purchase price by the surviving corporation in the merger to Featherlite Coaches.

Universal Trailer’s obligation to complete the asset purchase is further subject to the following conditions:

•	the accuracy of Universal Trailer’s representations and warranties as of the closing of the asset purchase; and

•	the compliance and performance by Universal Trailer and the surviving corporation in the merger of all covenants and agreement in the asset purchase agreement.

Non-Competition and Non-solicitation

The surviving corporation in the merger may not for a 60-month period following the closing of the asset purchase engage directly or indirectly in any business that competes with the business of the motorcoach division sold to Featherlite Coaches, subject to certain exceptions. Featherlite Coaches has agreed that it will not for the 60-month period following the closing of the asset purchase engage directly or indirectly in any business that competes with the trailer business operated by the surviving corporation in the merger, subject to certain exceptions.

Each of Universal Trailer and the surviving corporation in the merger agree that they will not solicit employees of Featherlite Coaches during the 36-month period following the closing of the asset purchase agreement.

In addition to these agreements, each of the parties agree to use their commercially reasonable efforts to direct leads and inquiries from potential customers to the other in connection with their respective products.

Transition Services

The parties agreed to enter into a Transition Services Agreement which provides that the surviving corporation in the merger will assist Featherlite Coaches in the transition of the motorcoach division. In addition, the surviving corporation in the merger and Featherlite Coaches will provide other transition services for a period of time following the closing to transition the motorcoach business.

Termination

The asset purchase agreement may be terminated as follows:

•	by mutual consent of the parties;

•	by Featherlite Coaches, Universal Trailer or the surviving corporation in the merger, if any of the mutual conditions to closing have not been met or waived prior to the closing of the asset purchase;

•	by Featherlite Coaches, if any of its conditions to closing have not been met or waived prior to closing of the asset purchase;

•	by Universal Trailer or the surviving corporation in the merger, if any of their conditions to closing have not been met or waived prior to closing of the asset purchase; or

•	by Featherlite Coaches, Universal Trailer or the surviving corporation in the merger, if the closing has not occurred on or before October 31, 2006.

COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

Featherlite common stock is traded on the Nasdaq Capital Market under the symbol “FTHR.” The table below sets forth the high and low sales prices per share for each quarterly period for the two most recent fiscal years and for the current fiscal year to date as reported by Nasdaq. These prices do not include adjustments for retail markups, markdowns or commissions.

	High	Low
Fiscal Year Ending December 31, 2006
Third Quarter (through August 17)	$6.37	$6.33
Second Quarter	5.10	2.50
First Quarter	5.37	4.14

Fiscal Year Ended December 31, 2005
Fourth Quarter	$4.38	$3.01
Third Quarter	4.09	3.27
Second Quarter	6.22	3.90
First Quarter	4.90	3.26

Fiscal Year Ended December 31, 2004
Fourth Quarter	$4.66	$2.67
Third Quarter	5.60	3.67
Second Quarter	5.46	2.19
First Quarter	3.13	2.01

On July 26, 2006, the last trading day before the announcement of the merger agreement, the high, low and closing sales prices per share of Featherlite common stock as reported by Nasdaq were $4.60, $4.13 and $4.25, respectively. On                    , 2006, the last trading day before the date of this proxy statement, the high, low and closing sales prices per share of Featherlite common stock as reported by Nasdaq were $      , $       and $      , respectively. You should obtain current market price quotations for Featherlite common stock in connection with voting your shares.

On the record date for the special meeting, there were approximately        holders of record of Featherlite common stock.

Featherlite’s board of directors does not anticipate paying cash dividends in the near term.

DISSENTERS’ RIGHTS

Dissenters’ Rights in Connection with the Merger

If you do not vote your shares in favor of the proposal to approve the merger and you remain the holder of Featherlite common stock at the effective time of the merger, you will, by complying with the procedures set forth in the Minnesota Business Corporation Act, be entitled to receive an amount equal to the fair value of your shares. A copy of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act is attached to this document as Annex D. You should read it for more complete information concerning your dissenters’ rights. The discussion in this section is qualified in its entirety by the reference to Annex D. You must follow the procedure set forth in the Minnesota Business Corporation Act exactly or you risk losing your dissenters’ rights.

In order to be entitled to assert your dissenters' rights, you must not vote for the merger. Thus, if you wish to dissent and you execute and return a proxy in the accompanying form, you must specify that your shares are either voted “AGAINST” or “ABSTAIN” on Proposal 1. If you sign and return the proxy without voting instructions or with instructions to vote “FOR” Proposal 1, your shares will automatically be voted in favor of the merger and you will lose your dissenters’ rights.

Before the shareholder vote is taken, the dissenting shareholder must notify Featherlite, in writing, of his or her intent to demand the fair value of the shares owned by him or her if the merger is effected. Any shareholder exercising and preserving dissenters' rights must do so with respect to all, and not less than all, of his or her shares.

Under the Minnesota Statutes, Universal Trailer would be required to send to each dissenting shareholder who files an intent to demand the fair value of his or her shares a notice, after the merger is approved, containing (i) the address to which a demand for payment must be sent and the date by which it must be received, (ii) a form to be used to demand payment, and (iii) a copy of Sections 302A.471 and 302A.473 of the Minnesota Statutes and a brief description of the procedures to be followed under those sections. The dissenting shareholder would be required to demand payment and deposit his or her stock certificates for shares with Universal Trailer within 30 days after such notice was given.

If Universal Trailer receives any valid demand for such payment, it would be required to remit to each dissenting shareholder the amount Universal Trailer deemed to be the fair value of the shares plus interest, certain financial information, a description of the method used in determining fair value, copies of the applicable provisions of Minnesota Statutes and a description of the procedures to be followed in demanding supplemental payment. Section 302A.473, Subdivision 1(c) defines “fair value of the shares” to mean the value of the shares of the company immediately before the effective date of the merger. If a dissenting shareholder believes that the amount remitted by Universal Trailer was less than the fair value of the shares plus interest, the dissenting shareholder could give written notice to Universal Trailer of his or her own estimate of the fair value, plus interest, within 30 days after Universal Trailer mails the remittance and demand payment of the difference. In that event, Universal Trailer would be required, within 60 days of receiving the demand, either to pay the amount the dissenting shareholder demanded or to file in court a petition requesting that the court determine the fair value. The fair value determined by the court would be binding on all shareholders.

A dissenting shareholder who receives cash payment for his or her shares will be treated as if such shares were redeemed for federal income tax purposes.

ADJOURNMENT OF THE SPECIAL MEETING

Featherlite is asking its shareholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
AND MANAGEMENT OF FEATHERLITE

The following tables set forth information known to Featherlite with respect to the beneficial ownership of Featherlite common stock as of , 2006 (the record date for the special meeting) for (1) each person known by Featherlite to beneficially own more than 5% of Featherlite’s issued and outstanding common stock, (2) each of Featherlite’s directors, (3) each of Featherlite’s executive officers and (4) all of Featherlite’s current executive officers and directors as a group. Percentages are calculated based on the number of shares of our common stock issued and outstanding as of , 2006.

Except as otherwise indicated, Featherlite believes that each of the beneficial owners of Featherlite common stock listed below, based on information provided by these owners, has sole investment and voting power with respect to its shares, subject to community property laws where applicable. All shares listed as beneficially owned include shares that may be acquired within 60 days through the exercise of warrants and stock options granted by Featherlite. These shares are treated as outstanding only when determining the amount and percent owned by the applicable individual or group.

Principal Shareholders

The following table provides information concerning the only persons known to Featherlite to be the beneficial owners of more than 5% of Featherlite’s outstanding common stock as of , 2006, adjusted for the 3 for 2 stock split in May 2005:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percent of Class
Conrad D. Clement(3)	2,520,000	22.5%
Tracy J. Clement(3)	1,545,000	13.9%
Larry D. Clement(3)	1,500,000	13.6%
Eric P. Clement(3)	663,000	6.0%
Bulk Resources, Inc.(4)	1,216,971	10.8%

(1) The above beneficial ownership information is determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this Proxy Statement. Accordingly, it includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of  , 2006. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes. Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power with respect to identified shares.
(2) See Note (2) under “Management Shareholders” below with respect to the number of shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of  , 2006, or within 60 days of such date.
(3) Address: Highways 63 and 9, P.O. Box 320, Cresco, Iowa 54136.
(4) Includes a warrant to purchase 225,000 shares at $1.333 per share at anytime before January 31, 2007. The address for Bulk Resources, Inc. is P.O. Box 50401, Henderson, NV 89016.

Management Shareholdings

The following table sets forth the number of shares of Featherlite’s common stock beneficially owned as of , 2006, by each executive officer of Featherlite and by each director and by all directors and executive officers (including the named individuals) as a group:

Name of Director or Officer or Identity of Group	Number of Shares Beneficially Owned(1) (3)	Outstanding Options(2)	Percent of Class(3)
Conrad D. Clement	2,520,000	120,000	22.5%
Tracy J. Clement	1,545,000	45,000	13.9%
Eric P. Clement	663,000	63,000	6.0%
Jeffery A. Mason	111,000	96,000	1.0%
Gary H. Ihrke	228,000	228,000	2.0%
James S. Wooley	75,000	75,000	*
Thomas J. Winkel	30,000	27,000	*
Charles A. Elliott	40,500	27,000	*
Kenneth D. Larson	65,250(4)	27,000	*
Terry E. Branstad	9,000	9,000	*
Officers and Directors as a group (10 persons)	5,286,750	717,000	43.2%

* Less than 1%
(1) See Note (1) to preceding table.
(2) Shares deemed beneficially owned by virtue of the right of a person to acquire them as of  , 2006, or within 60 days of such date, that are included in this column are included in the total number of shares beneficially owned be each listed person.
(3) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of  , 2006, or within 60 days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.
(4)	Includes 1,000 shares held by Mr. Larson’s wife.

SHAREHOLDER PROPOSALS

If the merger is completed, we do not intend to hold an annual meeting of shareholders in 2006, we will no longer be a publicly held company and there will be no public participation in any future meetings of the shareholders of Featherlite.

If the merger is not completed for any reason, we will hold an annual meeting of shareholders in 2006. In such event, we will inform you, by press release or other reasonable means, of the date by which we must receive shareholder proposals for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with SEC rules and regulations, as well as the date by which we must receive shareholder proposals submitted outside the processes of Rule 14a-8 under the Exchange Act for consideration at the annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at Station Place, 100F Street, N.W., Washington, D.C. 20549.

You may obtain information regarding the operation of the SEC’s public reference rooms by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F. Street N.W., Washington, D.C. 2549, at prescribed rates.

Any person, including any beneficial owned, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning Featherlite, without charge, by written or telephonic request directed to us at Featherlite, Inc., P.O. Box 320, Cresco, Iowa 52136, (563) 547-6000, Attention Jeffery A. Mason.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated

, 2006. You should not assume that the information contained n this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

UNIVERSAL TRAILER HOLDINGS CORP.,

DART ACQUISITION CORP.

AND

FEATHERLITE, INC.

Dated as of July 26, 2006

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 26, 2006, by and among Universal Trailer Holdings Corp., a Delaware corporation (“Parent”), Dart Acquisition Corp., a Minnesota corporation and a direct wholly-owned Subsidiary of Parent (“Newco”), and Featherlite, Inc., a Minnesota corporation (the “Company”).

RECITALS

WHEREAS, each of Parent and the Company has determined that it is in its best interests for Parent to acquire the Company, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, a special committee of the independent directors of the Company (the “Special Committee”), established by the board of directors of the Company (the “Board of Directors”), has determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the shareholders of the Company, has approved this Agreement and the transactions contemplated hereby in accordance with the Minnesota Business Corporation Act (the “MBCA”), and has resolved to recommend that the shareholders of the Company adopt this Agreement and approve the Merger;

WHEREAS, the board of directors of each of Parent and Newco has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and

WHEREAS, Parent, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, Parent, Newco and the Company hereby agree as follows:

ARTICLE I.

THE MERGER

1.1  The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), the Company and Newco shall consummate a merger (the “Merger”) in which (a) Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the Laws (as defined below) of the State of Minnesota, and (c) the separate corporate existence of the Company shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the “Surviving Corporation.”

1.2  Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, the appropriate parties hereto shall execute in the manner required by the MBCA and file with the Minnesota Secretary of State appropriate articles of merger relating to the Merger (the “Articles of Merger”), and the parties hereto shall take such other reasonable and further actions as may be required by Law to make the Merger effective. The time that the Merger becomes effective in accordance with applicable Law is hereinafter referred to as the “Effective Time”.

1.3  Effects of the Merger. The Merger shall have the effects set forth in Section 302A.641 of the MBCA.

1.4  Closing. The closing of the Merger (the “Closing”) shall take place (a) at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, MN 55402-1425, on the first business day following the date on which the last of the conditions set forth in Article VII hereof shall be fulfilled or waived in accordance with this Agreement, or (b) at such other place, time and date as Parent and the Company may agree.

ARTICLE II.

SURVIVING CORPORATION

2.1  Articles of Incorporation. The Articles of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, except that such Articles of Incorporation shall be amended so as to change the name of Newco to “Featherlite, Inc.,” until thereafter further amended in accordance with the MBCA and the provisions of such Articles of Incorporation.

2.2  Bylaws. The Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with the MBCA and the provisions of Newco’s Articles of Incorporation and such Bylaws.

2.3  Directors. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

2.4  Officers. The officers of Newco at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

ARTICLE III.

MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

3.1  Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Newco, the Company, the Surviving Corporation or the holders of any outstanding shares of the Company’s Capital Stock described in Section 4.2 below, each share of such Capital Stock (collectively, the “Shares,” and each, a “Share”) shall be treated as follows:

(a)  Each Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below) and Shares owned by Parent, Newco or any direct or indirect wholly-owned Subsidiary of Parent (collectively, “Parent Companies”) or by any of the Company’s direct or indirect wholly-owned Subsidiaries) shall be cancelled and extinguished and converted into the right to receive, pursuant to Section 3.3, an amount equal to $6.50 per Share in cash (the “Merger Consideration”), payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Share.

(b)  Each Share issued and outstanding and owned by the Parent Companies or any of the Company’s direct or indirect wholly-owned Subsidiaries immediately prior to the Effective Time shall cease to be outstanding, be cancelled and retired, without payment of any consideration therefor, and shall cease to exist.

(c)  Each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

3.2  Stock Options and Warrants.

(a)  Prior to the Effective Time, the Board of Directors or Special Committee shall adopt such resolutions or shall take such other actions as are required to approve the measures contemplated by this Section 3.2. The Company shall use its best efforts to obtain any necessary consent of the holders of Options and Warrants (each as defined below) to effect this Section 3.2.

(b)  The Company shall take all necessary steps to ensure that, at the Effective Time, each option to acquire shares of the Capital Stock (“Option”) which has been granted under the Company’s 1994 Stock Option Plan and the Company’s 2004 Equity Incentive Plan, or otherwise (collectively, the “Option Plans”), and each warrant to purchase Capital Stock (“Warrant”), and, in each case, which is outstanding at the Effective Time, to the extent and only to the extent that such Option or Warrant is then exercisable in whole or in part in accordance with their respective terms, shall be cancelled. In consideration of such cancellation, the holder of each such Option or

Warrant shall be entitled to receive, upon compliance with the provisions noted below, a lump sum cash payment in an amount equal to the product of the following:

(i)  the excess, if any, of the Merger Consideration over the per share exercise price of each such Option or Warrant, multiplied by

(ii)  the number of vested shares of Capital Stock covered by such Option or Warrant to the extent not previously exercised less applicable taxes required to be withheld pursuant to Section 3.2(f).

(c)  If, in accordance with Section 3.2(b)(i) above, there is no excess of the Merger Consideration over the per share price of any Option or Warrant, then any such Option or Warrant shall automatically be cancelled without any consideration as of the Effective Time.

(d)  As of the Effective Time, each of the Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Capital Stock shall be terminated and cancelled (without any liability on the part of Parent or the Surviving Corporation other than as expressly set forth in this Section 3.2).

(e)  No party to this Agreement shall be liable to any holder of any Option or Warrant for any cash delivered to a public official pursuant to and in accordance with any abandoned property, escheat or similar Law.

(f)  Parent shall cause the Surviving Corporation to deduct and withhold from the cash otherwise payable to the holder of any Option or Warrant pursuant to this Section 3.2, such amounts as the Parent and the Surviving Corporation reasonably and in good faith determine are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any social security, FICA or Medicare tax Law, or any other provision of federal, state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Option or Warrant holder in respect of which such deduction and withholding was made by the Surviving Corporation.

(g)  The Company and the Special Committee shall take any and all actions (including, but not limited to, giving requisite notices to, and using their best efforts to obtain all necessary consents from, holders of Options and Warrants advising them of such cancellations and any rights pursuant to this Section 3.2) as are necessary to (i) fully advise holders of Options of their rights under the Option Plans and the Options in connection with the Merger and the rights of holders of Warrants of their rights under the Warrants in connection with the Merger, and (ii) effectuate the provisions of this Section 3.2 under the terms of the Option Plans and Warrants. From and after the Effective Time, other than as expressly set forth in this Section 3.2, no holder of an Option or Warrant shall have any rights in respect thereof other than to receive payment

(if any) for the Options or Warrants as set forth in this Section 3.2, and neither Parent nor the Surviving Corporation shall have any liability or obligation under any of the Option Plans or, other than the obligation to make any required payment set forth in this Section 3.2, with respect to the Options or Warrants.

(h)  Any payment to be made to a holder of any Option or Warrant in accordance with this Section 3.2 shall be subject to Parent’s prior receipt of (i) the Option or Warrant, as the case may be, for cancellation or delivery of an instrument reasonably satisfactory to Parent effecting the cancellation of the Option or Warrant, as the case may be, and (ii) written instructions from the holder of such Option or Warrant specifying the manner in which any such payment is to be made, including the name to which a check for such payment should be made and the address where such check should be sent, or appropriate wire transfer instructions. Upon receipt of such items, Parent shall direct the Paying Agent (as defined below) to make any such payment in respect of such Option or Warrant. Until surrendered in accordance with the provisions of this Section 3.2, each Option and Warrant shall represent for all purposes only the right to receive the payments, if any, pursuant to this Section 3.2.

3.3  Payment for Securities in the Merger. The manner of making payment for Shares, Options and Warrants in the Merger shall be as follows:

(a)  Prior to the Effective Time, Parent shall designate a reputable bank or trust company or other entity reasonably acceptable to the Company to act as paying agent for the holders of Shares, Options and Warrants in connection with the Merger (the “Paying Agent”), and to receive the funds to which the holders of Shares will become entitled pursuant to Section 3.1(a), and to which the holders of Options and Warrants may become entitled pursuant to Section 3.2. Immediately prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares, Options and Warrants the funds necessary to make the payments contemplated by Sections 3.1 and 3.2, respectively (the “Payment Fund”). The Paying Agent shall, pursuant to irrevocable instructions, make the payments contemplated by Sections 3.1(a) and 3.2, respectively, out of the Payment Fund in accordance with the provisions of Section 3.3(c) below.

(b)  The Paying Agent shall invest the Payment Fund as directed by Parent or Newco in (i) investment grade money market instruments, (ii) direct obligations of the United States of America, (iii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iv) commercial paper rated the highest quality by either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, or (v) certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $1 billion, in each case having maturities not to exceed thirty (30) days and as designated by Parent, with any interest earned thereon being payable to Parent. Parent shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of the aforementioned investments. All earnings thereon shall inure to the benefit of Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under Section 3.1(a) and this

Section 3.3, and to which holders of Options or Warrants shall be entitled under Section 3.2 and this Section 3.3, Parent shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

(c)  As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record (other than holders of certificates representing Dissenting Shares and for Shares referred to in Section 3.1(b)) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”), (i) a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal duly executed and properly completed, and any other required documents, the holder of such Certificates shall be entitled to receive for each Share represented by such Certificates the Merger Consideration, without any interest thereon, less any required withholding of taxes, and the Certificates so surrendered shall forthwith be cancelled. With respect to Options and Warrants, Parent shall direct the Paying Agent to make payments to the holders of Options and Warrants in accordance with the provisions of Section 3.2(h).

(d)  If payment is to be made to a Person other than the Person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.3, each Certificate (other than certificates representing Dissenting Shares or Shares referred to in Section 3.1(b)) shall represent for all purposes only the right to receive, for each Share represented thereby, the Merger Consideration, and shall not evidence any interest in, or any right to exercise the rights of a shareholder or other equityholder of, the Company or the Surviving Corporation.

(e)  Any portion of the Payment Fund made available to the Paying Agent which remains unclaimed by the former shareholders, holders of Options and holders of Warrants of the Company for six (6) months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former shareholders, holders of Options and holders of Warrants of the Company shall thereafter look only to Parent for payment of their claim for the aggregate Merger Consideration payable in respect of the Shares held by such former shareholder or for payment of their claim for the aggregate amount payable in respect of Options or Warrants pursuant to Section 3.2 held by such former holders of Options or Warrants, as the case may be, in each case without any interest thereon and subject to any taxes required to be withheld.

(f)  Neither the Paying Agent nor any party to this Agreement shall be liable to any shareholder of the Company for any Merger Consideration or cash delivered to a public official pursuant to and in accordance with any abandoned property, escheat or similar Law.

(g)  The Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of Shares, Options or Warrants of the Company such amounts as Parent and the Surviving Corporation reasonably and in good faith determine are required to be deducted and withheld with respect to the making of such payment under the Code, or any social security, FICA or Medicare tax Law or any other provision of federal, state, local or foreign tax Law. To the extent that amounts are so withheld by the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Shares, Options or Warrants, as the case may be, in respect of which such deduction and withholding was made by the Paying Agent.

3.4  Dissenting Shares.

(a)  Notwithstanding anything in this Agreement to the contrary, if Section 302A.471 of the MBCA is applicable to the Merger, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such Shares in favor of the Merger, who will have delivered, prior to any vote on the Merger, a written demand for the fair value of such Shares in the manner provided in Section 302A.473 of the MBCA and who, as of the Effective Time, will not have effectively withdrawn or lost such right to dissenters’ rights (“Dissenting Shares”) will not be converted into or represent a right to receive the Merger Consideration pursuant to Section 3.1(a), but the holder thereof will be entitled only to such rights as are granted by Section 302A.473 of the MBCA. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Sections 302A.471 and 302A.473 of the MBCA will receive payment therefor from the Surviving Corporation in accordance with the MBCA; provided, however, that if any such holder of Dissenting Shares will have effectively withdrawn such holder’s demand for appraisal of such Shares or lost such holder’s right to appraisal and payment of such shares under Section 302A.473 of the MBCA, such holder will forfeit the right to appraisal of such Shares and each such Share will thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, as provided in Section 3.1(a).

(b)  The Company will give Parent (i) prompt notice of any written notice of intent to demand fair value, any withdrawal of such notice and any other instrument served pursuant to Section 302A.473 of the MBCA received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to notice of intent to demand fair value under Section 302A.473 of the MBCA. The Company will not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such notices or offer to settle or settle any such demand.

3.5  No Further Rights or Transfers. Except for the surrender of the Certificates representing the Shares in exchange for the right to receive the Merger Consideration with respect to each Share or the perfection of dissenters’ rights with respect to the Dissenting Shares, at and after the Effective Time, a holder of Shares shall cease to have any rights as a shareholder of the Company, and no transfer of Shares shall thereafter be made on the stock transfer books of the Surviving Corporation.

3.6  Certain Company Actions. Prior to the Effective Time, each of the Company and Parent shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated by Article III of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the representations and warranties in this Article IV to Parent and Newco, except as qualified or supplemented by sections in the Company Disclosure Schedule attached hereto. Each such Section of the Company Disclosure Schedule is numbered by reference to representations and warranties in a specific Section of this Article IV or a specific Section of Article VI hereof; provided, however, that an exception or qualification to, or supplemental information regarding, representations, warranties or covenants in one Section of the Company Disclosure Schedule shall also be deemed disclosed with respect to each other warranty, representation or covenant to which the exception, qualification or supplemental disclosure reasonably relates and to which its relevance is reasonably apparent.

4.1  Corporate Organization and Qualification. Each of the Company and its Subsidiaries (as hereinafter defined in Section 9.1) is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it require such qualification, except where failure to so qualify or be in good standing would not have a Company Material Adverse Effect (as hereinafter defined in Section 9.1). Each of the Company and its Subsidiaries has all requisite corporate or limited liability company, as the case may be, power and authority to own its properties and to carry on its business as it is now being conducted. The Company has previously made available to Parent complete and correct copies of the Company’s Restated Articles of Incorporation, as amended and in effect on the date hereof (the “Company Articles”), and Amended and Restated Bylaws, as amended and in effect on the date hereof (the

“Company Bylaws”), and the certificate of incorporation and bylaws (or other comparable documents) of each of its Subsidiaries.

4.2  Capitalization; Subsidiaries.

(a)  The authorized capital stock of the Company (the “Capital Stock”) consists of 50,000,000 shares, par value $0.01 per share, 40,000,000 shares of which are designated as common shares (the “Common Shares”), and 10,000,000 shares of which are undesignated. As of June 30, 2006, 11,060,160 Common Shares were issued and outstanding. All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. All of the issued and outstanding shares of Capital Stock were issued in compliance with any preemptive rights and any other statutory or contractual rights of any shareholders of the Company and in compliance with all applicable federal and state securities Laws. 947,451 Common Shares were reserved for issuance upon the exercise of outstanding awards pursuant to the Option Plans, and 225,000 Common Shares were reserved for issuance upon the exercise of outstanding Warrants. Section 4.2(a) of the Company Disclosure Schedule sets forth a correct, true and complete list of each Person who, as of the close of business on June 30, 2006, held an Option under any of the Option Plans or a Warrant, indicating with respect to each Option and Warrant then outstanding, the number of Shares subject to such Option or Warrant, the grant date and exercise price of such Option or Warrant, and the vesting schedule and expiration of such Option or Warrant. Except as set forth above and in Section 4.2(a) of the Company Disclosure Schedule, there are not as of the date hereof, and at the Effective Time there will not be, any subscriptions, outstanding or authorized options, warrants, convertible securities, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of its Subsidiaries is a party, or by which it may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or requiring it to give any Person the right to receive any benefit or rights similar to any rights enjoyed by or accruing to the holders of its shares of capital stock or any rights to participate in the equity or net income of the Company or any of its Subsidiaries. Except as set forth in Section 4.2(a) of the Company Disclosure Schedule, there are no shareholders’ agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound or, to the Knowledge of the Company, between or among shareholders, in each case with respect to the transfer or voting of any capital stock of the Company or any of its Subsidiaries.

(b)  Section 4.2(b) of the Company Disclosure Schedule sets forth a true and complete list of the names, jurisdictions of organization, and jurisdictions of qualification as a foreign entity of each of the Company’s Subsidiaries. Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, all outstanding shares of capital stock or other equity interests of the Company’s Subsidiaries are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all Liens other than Permitted Liens (each as defined in Section 9.1).

4.3  Authority Relative to This Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder or thereunder and to consummate the transactions contemplated hereby. This Agreement and each instrument required hereby to be executed and delivered by the Company at the Closing and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Special Committee and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of the Merger and the adoption of this Agreement by holders of the Shares in accordance with the MBCA and the Company Articles. This Agreement has been duly and validly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding agreement of Parent and Newco, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.4  Consents and Approvals; No Violation.

(a)  Neither the execution and delivery by the Company of this Agreement and of each instrument required hereby to be executed and delivered by the Company at the Closing, nor the performance of its obligations hereunder and thereunder, nor the consummation by the Company of the transactions contemplated hereby, will:

(i)  conflict with or result in any breach of any provision of the Company Articles or Company Bylaws or the respective Articles of Incorporation or Bylaws of any of the Company’s Subsidiaries;

(ii)  require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, (C) the filing of the Articles of Merger pursuant to the MBCA and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is authorized to do business, (D) as may be required by any applicable state securities or “blue sky” Laws or state takeover Laws, (E) such filings and consents as may be required under any environmental, health or safety Law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (F) pursuant to the rules and regulations of NASDAQ, (G) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or adversely affect the consummation of the transactions contemplated hereby or (H) such filings, consents, approvals, orders, registrations and declarations as may be required as a result of the status or identity of Parent and/or Newco;

(iii)  except as set forth in Section 4.4(a)(iii) of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of its or their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or Lien) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or adversely affect the consummation of the transactions contemplated hereby; or

(iv)  assuming that the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4.4 are duly and timely obtained or made and the approval of the Merger and the adoption of this Agreement by the Company’s shareholders have been obtained, violate any Order (as defined in Section 4.14), or any statute, rule or regulation applicable to the Company or any of its Subsidiaries, or to any of their respective assets, except for violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)  The affirmative vote of the holders of a majority of the voting power of the outstanding Shares in favor of the approval of this Agreement and the Merger (the “Company Shareholder Approval”) is the only vote of the holders of any class or series of the Company’s or its Subsidiaries’ securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

4.5  SEC Reports; Financial Statements.

(a)  The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2003, pursuant to the federal securities Laws and the SEC rules and regulations thereunder (collectively, the “Company SEC Reports”), all of which, as of their respective dates (or if subsequently amended or superseded by a Company SEC Report, then as of the date of such subsequent filing), complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act, as the case may be. None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated

therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  The consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports, as of their respective dates, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior periods (except as otherwise noted therein and, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and the lack of footnotes), and (iii) presented fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments), all in accordance with GAAP.

4.6  Absence of Certain Changes or Events. Except as set forth in Section 4.6 of the Company Disclosure Schedule or as contemplated by this Agreement, since December 31, 2005, the Company has not suffered any Company Material Adverse Effect, and to the Knowledge of the Company, no fact, condition or circumstance exists that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect

4.7  Litigation. Except as set forth in Section 4.7 of the Company Disclosure Schedule, as of the date of this Agreement there are no actions, claims, suits, proceedings, governmental investigations, inquiries or subpoenas (collectively, “Actions”), pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, except for any Actions that, individually or in the aggregate, are not reasonably likely to result in a Company Material Adverse Effect.

4.8  Absence of Undisclosed Liabilities. Except as set forth in the Company SEC Reports and except for obligations in connection with the transactions contemplated hereby, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute or contingent, asserted or unasserted, due or to become due) other than liabilities and obligations (i) reflected on the balance sheet included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, or (ii) incurred after March 31, 2006 in the ordinary course of business consistent with past practice.

4.9  Proxy Statement. The Proxy Statement (as defined below) and other materials distributed to the Company’s shareholders in connection with the Merger, including any amendments or supplements thereto, will comply in all material respects with applicable federal securities Laws, and the Proxy Statement will not, at the time that it or any amendment or supplement thereto is mailed to the Company’s shareholders, at the time of the Shareholders Meeting (as defined below) or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Newco or Parent expressly for inclusion in the Proxy Statement.

4.10  Taxes.

(a)  Tax Returns.

(i)  The Company and each of its Subsidiaries have duly, timely and properly filed all federal, state, local and foreign tax returns (including, but not limited to, income, franchise, sales, payroll, employee withholding and social security and unemployment) which were or (in the case of returns not yet due but due on or before the date of the Closing, taking into account any valid extension of the time for filing) will be required to be filed with the appropriate taxing authority. All such tax returns accurately reflect in all material respects all liabilities for taxes for the periods covered thereby, and the Company and its Subsidiaries have paid or accrued, or caused to be paid or accrued, all material taxes for all periods or portions thereof ending on or prior to the date of this Agreement (whether or not shown on any tax return), including interest and penalties and withholding amounts owed by the Company or any such Subsidiary, other than amounts being contested in good faith for which appropriate reserves have been included on the balance sheet of the appropriate Person. Without limiting the generality of the foregoing, the accruals and reserves for current taxes reflected in the financial statements included in the Company SEC Reports are adequate in all material respects to cover all taxes accruable through the respective dates thereof (including interest and penalties, if any, thereon) in accordance with GAAP consistently applied.

(ii)  Neither the Company nor any of its Subsidiaries has received written notice of any material claim made by a governmental authority in a jurisdiction where the Company or such Subsidiary, as the case may be, does not file tax returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(iii)  No unpaid tax deficiencies have been proposed or assessed in writing against the Company or any of its Subsidiaries and no material tax deficiencies, whether paid or unpaid, have been proposed or assessed in writing against the Company or any of its Subsidiaries since January 1, 2003.

(iv)  Except as set forth in Section 4.10(a)(iv) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is liable for any taxes attributable to any other Person under any Law, whether by reason of being a member of another affiliated group, being a party to a tax sharing agreement, as a transferee or successor, or otherwise. Neither the Company nor any of its Subsidiaries is a party to any material tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the Company’s consolidated financial statements most recently filed by the Company with the SEC. No Person has any right of claim, reimbursement, allocation or sharing against any tax refunds received or due to be received by the Company.

(b)  Audits. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has consented to any extension of time with respect to a tax assessment or deficiency or has waived any statute of limitations in respect of taxes. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, (i) none of the federal income tax returns of the Company or any of its Subsidiaries has been examined by the Internal Revenue Service during the last six (6) taxable years, (ii) no tax audit, examinations or other administrative or judicial proceedings are pending or being conducted, or, to the Knowledge of the Company, threatened, with respect to any taxes due from or with respect to or attributable to the Company or any Subsidiary of the Company or any tax return filed by or with respect to the Company or any Subsidiary of the Company, and (iii) no written notification of an intent to audit, to examine or to initiate administrative or judicial proceedings has been received by the Company or by any of its Subsidiaries.

(c)  Liens. Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, there are no tax Liens upon any property or assets of the Company or any of its Subsidiaries, except for Liens for current taxes not yet due and payable and Permitted Liens.

(d)  Withholding Taxes. The Company and each of its Subsidiaries has properly withheld and timely paid in all material respects all taxes which it was required to withhold and pay in connection with or relating to salaries, compensation and other amounts paid or owing to its employees, consultants, creditors, shareholders, independent contractors or other third parties. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed.

(e)  Other Representations.

(i)  Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, or to which the Company or any of its Subsidiaries is bound, including, but not limited to, the provisions of this Agreement, covering any Person that, individually or collectively, has resulted or would result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or any similar provision of foreign, state or local Law.

(ii)  Neither the Company nor any of its Subsidiaries (A) is a party to or bound by any closing agreement or offer in compromise with any taxing authority, (B) has been or will be required to include any material adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any similar provision of foreign, state or local Law as a result of the transactions, events or accounting methods employed prior to the Closing, (C) has any excess loss account (as defined in Treasury Regulations Section 1.1502-19), or (D) has any deferred intercompany gains (as defined in Treasury Regulations Section 1.1502-13).

(iii)  None of the assets of the Company or any of its Subsidiaries is (A) “tax exempt use property” within the meaning of Section 168(h) of the Code, (B) subject to any lease made pursuant to Section 168(f) (8) of the Internal Revenue Code of 1954 or (C) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(iv)  The Company and each of its Subsidiaries have disclosed on their federal income tax returns all positions taken therein that (A) constitute a reportable tax shelter transaction or any other tax shelter transaction within the meaning of Section 6011 of the Code or (B) to the Knowledge of the Company, could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(v)  Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, there are no powers of attorney or other authorizations in effect that grant to any Person the authority to represent the Company or any of its Subsidiaries in connection with any tax matter or proceeding.

4.11  Employee Benefit Plans; Labor Matters.

(a)  Employee Benefit Plans.

(i)  The Company and the Subsidiaries have performed all material obligations required to be performed by them under and are not in any material respect in default under or in violation of, and to the Knowledge of the Company, there is no material default or violation by any party to, any Company Plan. No Action is pending or, to the Knowledge of the Company, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) and, to the Knowledge of the Company, no fact or event exists that could give rise to any such Action.

(ii)  All contributions required to be made to each Company Plan under the terms thereof, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code, or any other applicable Law have in all material respects been timely made, and are in all material respects fully deductible in the year for which they were paid or accrued. All other amounts that should be accrued in accordance with GAAP as liabilities of the Company or any Subsidiary under or with respect to each Company Plan (including any unpaid administrative expenses and incurred but not reported claims) for the current plan year of each Company Plan have been recorded in all material respects on the books of the Company or such Subsidiary.

(iii)  There has been no “reportable event,” as that term is defined in Section 4043 of ERISA and the regulations thereunder, with respect to any of the Company Plans which would require the giving of notice, or any event requiring notice to be provided, under Section 4063(a) of ERISA.

(iv)  To the Knowledge of the Company, there has been no violation of ERISA that could reasonably be expected to result in a material liability with respect to the filing of applicable returns, reports, documents or notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

(v)  No Action is pending or has been asserted or instituted against any Employee Benefit Plan or its assets or against the Company, or, to the Knowledge of the Company, against any plan administrator or fiduciary of any Employee Benefit Plan, with respect to the operation of any such Employee Benefit Plan (other than routine, uncontested benefit claims). To the Knowledge of the Company, the Company has not engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code.

(vi)  Neither the Company nor any Subsidiary maintains, contributes to or is obligated to contribute to (or within the past three (3) years has maintained, contributed to or been obligated to contribute to) any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code.

(vii)  There will be no material liability of the Company or any Subsidiary (A) with respect to any Company Plan that has previously been terminated or (B) under any insurance policy or similar arrangement procured in connection with any Company Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Effective Time.

(b)  Labor Matters. Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contracts. There is no labor union or organizing activity pending or, to the Knowledge of the Company, threatened, with respect to the Company, any of its Subsidiaries or their respective businesses. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which would interfere with the respective business activities of the Company or its Subsidiaries, except where such dispute, strike or work stoppage would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, except as set forth in Section 4.11(b) of the Company Disclosure Schedule, no executive, key employee or significant group of employees plans to terminate employment with the Company or any Subsidiary during the next twelve (12) months.

4.12  Environmental Laws and Regulations. Except as set forth in the Company SEC Reports or as set forth in Section 4.12 of the Company Disclosure Schedule: (i) the Company and each of its Subsidiaries and their respective properties are in compliance in all material respects with all applicable federal, state, local and foreign Laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., and any amendments thereto, the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., and any amendments thereto, the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., any other Laws now in effect relating to, or imposing liability or standards of conduct concerning, any Hazardous Materials (as defined in Section 9.1), and any Laws relating to the protection of human health and occupational safety for employees and others in the workplace (collectively, “Environmental Laws”); (ii) neither the Company nor any of its Subsidiaries has received within the period of five (5) years prior to the Effective Time written notice of, or, to the Knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any Person alleging material liability under or noncompliance in any material respect with any Environmental Law or advising it that it is or may be responsible, or potentially responsible, for material response costs with respect to a release or threatened release of any Hazardous Materials; (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor anyone acting on their behalf in the course of so acting, has used, generated, stored, released, manufactured, processed, treated, transported or disposed of any Hazardous Materials on, beneath or about any premises owned or used by the Company or any of its Subsidiaries at any time, except for Hazardous Materials that were and are used, generated, stored, released, manufactured, processed, treated, transported and disposed of in the ordinary course of business in material compliance with all applicable Environmental Laws, and (iv) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has caused or is aware of any release or threat of release of any Hazardous Materials on, beneath or about any premises owned or used by the Company or any of its Subsidiaries at any time, except such releases that are in material compliance with all applicable Environmental Laws.

4.13  Intellectual Property.

(a)  The Company or a Subsidiary of the Company is the owner of, or a licensee under a valid license for, all items of intellectual property that are necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted, taken as a whole, including, without limitation, trade names, unregistered trademarks and service marks, brand names, patents and copyrights. Each such item of intellectual property owned by the Company or a Subsidiary of the Company (the “Owned Intellectual Property”) and intellectual property licensed by the Company or a Subsidiary of the Company (the “Licensed Intellectual Property,” and collectively with the Owned Intellectual Property, the “Company Intellectual Property”) immediately prior to the Effective Time hereunder will be owned or available for use on substantially the same terms and conditions immediately subsequent to the Effective Time hereunder. Section

4.13(a) of the Disclosure Schedule sets forth a true and accurate list of all of the registrations and applications for registration of any of the Owned Intellectual Property.

(b)  The Company and its Subsidiaries own the entire right, title and interest in and to all of the Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens), and have the right to use the Licensed Intellectual Property pursuant to the terms of valid and subsisting license agreements. Neither the Company nor any of its Subsidiaries has received any notice or claim challenging the Company’s or such Subsidiary’s ownership or rights to use any of the Company Intellectual Property.

(c)  Except as set forth in Section 4.13(c) of the Company Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is infringing upon or misappropriating any intellectual property, proprietary or other rights of third parties, other than any such infringement or misappropriation which would not be, individually or in the aggregate, material. There are no Actions pending or, to the Knowledge of the Company, threatened, asserting the invalidity, misuse, infringement or unenforceability of any of the Company Intellectual Property. To the Knowledge of the Company, no third party has infringed upon or misappropriated in any material respect any rights of the Company or any of its Subsidiaries with respect to the Company Intellectual Property.

4.14  Compliance with Laws and Orders. Except with respect to the matters described in Sections 4.10, 4.11 and 4.12 or as set forth in Section 4.14 of the Company Disclosure Schedule, (a) neither the Company nor any of its Subsidiaries has in any material respect violated or failed to comply with, or is in any material respect in default under, any law, statute, rule or regulation having the effect of law of the United States or any state, county, city or other political subdivision thereof or of any government or regulatory authority (“Laws”), or writ, judgment, decree, injunction or similar order of any governmental or regulatory authority, in each case, whether preliminary or final (an “Order”), applicable to the Company or any of its Subsidiaries or any of their respective material assets and material properties and non-compliance with which has resulted or would be reasonably likely to result in a material adverse effect upon the Company, such Subsidiary or such asset or property, as the case may be, and (b) neither the Company nor any of its Subsidiaries has received any written notice from any governmental authority or other Person claiming any material violation of any Law with respect to the Company, any of its Subsidiaries or any of their respective businesses.

4.15  Board Approval; Takeover Statutes. The Special Committee has taken all action necessary to render inapplicable to the Merger and to the transactions contemplated by this Agreement the provisions of Section 302A.673 of the MBCA restricting business combinations with “interested shareholders”. The Company does not have any stockholder or shareholder rights agreement or any similar type of anti-takeover agreement.

4.16  Agreements, Contracts and Commitments; Certain Other Agreements. Section 4.16 of the Company Disclosure Schedule contains a list of the following written contracts, agreements, understandings or other instruments or obligations to which either the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or has committed to be bound (the “Contracts”) as of the date hereof:

(i)  all leases for personal property in which the amount of payments which the Company is required to make on an annual basis exceeds $50,000;

(ii)  all Contracts between the Company or any of its Subsidiaries and their twenty (20) largest customers determined on the basis of consolidated revenue for the fiscal year ended December 31, 2005;

(iii)  all Contracts between the Company or any of its Subsidiaries and their twenty (20) largest suppliers determined on the basis of the total dollar value of goods or services purchased by the Company and the Subsidiaries for the fiscal year ended December 31, 2005;

(iv)  all Contracts limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or in any geographic area or with any Person;

(v)  all Contracts to make any capital expenditures in excess of $50,000; and

(vi)  all Contracts with any director, officer, employee or consultant of or to the Company or any of its Subsidiaries.

(b)  All Contracts required to be listed in Section 4.16(a) of the Company Disclosure Schedule and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) with respect to the Company and its Subsidiaries (such contracts being referred to herein as “Material Contracts”) are valid and binding agreements of the Company or a Subsidiary of the Company and are in full force and effect. To the Knowledge of the Company, none of the parties to the Material Contracts is in any material respect in breach thereof or default thereunder or, subject to receipt of the consents, waivers or amendments with respect to such Material Contracts as are described in Section 4.4(a)(iii) of the Company Disclosure Schedule, will be in any material respect in breach thereof or default thereunder as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

(c)  Except as set forth in Section 4.16(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in Section 4.16(c) of the Company Disclosure Schedule, there are no amounts payable by the Company or its Subsidiaries to any officers of the Company or its Subsidiaries (in their capacity as officers) as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination.

(d)  No information which is held in confidence by the Company pursuant to Section 6.5(b) below would, if disclosed, materially and adversely affect any of the Company’s representations and warranties made in this Article IV, or require disclosure as an exception to any such representation or warranty.

4.17  Permits. The Company and each of its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations, certificates and other approvals from all governmental or regulatory authorities that are required from them to own, lease or operate their assets and to carry on their businesses as presently conducted in compliance with all applicable Law (the “Company Permits”). Neither the Company nor any of its Subsidiaries is in material violation of the terms of any such Company Permit. To the Knowledge of the Company, the Merger, in and of itself, would not cause the revocation or cancellation of any Company Permit.

4.18  Brokers and Finders. Except for the fees and expenses payable to Houlihan Lokey Howard & Zukin Capital, Inc., which fees and expenses are reflected in its agreement with the Company and will be paid by the Company, the Company has not employed, and to the Knowledge of the Company, no other Person has made any arrangement by or on behalf of the Company with, any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

4.19  Opinion of Financial Advisor. The Special Committee has received the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the effect that, as of the date hereof, the Merger Consideration to be received by the unaffiliated shareholders of the Company for each Share pursuant to the Merger is fair to such unaffiliated shareholders from a financial point of view. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. has consented to the inclusion of a copy of its written opinion in its entirety in the Proxy Statement.

4.20  Property.

(a)  No material personal property owned by the Company or any of its Subsidiaries or included as an owned asset of the Company or any of its Subsidiaries in any of the financial statements included in the Company SEC Reports is subject to any Lien other than Permitted Liens. The Company and each of its Subsidiaries holds valid leasehold or license interests in all material personal property leased by or licensed to it, in each case free and clear of all Liens, except for Permitted Liens.

(b)  Descriptions of all real property leased or owned by the Company and its Subsidiaries are set forth in Section 4.20 of the Company Disclosure Schedule.

The Company or a Subsidiary of the Company has a valid leasehold interest in all real property leased by it, free and clear of all Liens except for Permitted Liens. The Company or a Subsidiary of the Company has good and marketable title to all real property owned by it (the “Owned Real Property”), free and clear of any Liens other than Permitted Liens, and there are no (i) leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of any such Owned Real Property or (ii) outstanding options or rights of first refusal to purchase any such Owned Real Property or any portion thereof or interest therein.

4.21  Affiliate Transactions. Except as set forth in Section 4.21 of the Company Disclosure Schedule or in the Company SEC Reports, no executive officer, director or employee of the Company or any of its Subsidiaries or any Person owning 1% or more of the Capital Stock (an “Affiliated Party”) is a party to any Contract or, except as previously disclosed to Parent, has any material interest in any property or assets owned by the Company or any of its Subsidiaries or has engaged in any transaction with the Company material to the Company between January 1, 2003 and June 30, 2006, or, to the Knowledge of the Company, thereafter. Each contract, commitment or other arrangement between an Affiliated Party and the Company or any of its Subsidiaries is on terms no less favorable to the Company and its Subsidiaries than would have been available from an unaffiliated third party at the time such Contract or commitment was entered into. Between January 1, 2003 and June 30, 2006, and, to the Knowledge of the Company, thereafter, no event or transaction has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 that was not so reported. There are no outstanding loans to directors or officers of the Company or any of its Subsidiaries of the kind prohibited by Section 402 of the Sarbanes-Oxley Act.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

Parent and Newco represent and warrant, jointly and severally, to the Company that:

5.1  Corporate Organization and Qualification. Each of Parent and its Subsidiaries (including Newco) is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in such good standing would not have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted.

5.2  Authority Relative to This Agreement. Each of Parent and Newco has the requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. This Agreement and each instrument required hereby to be executed and delivered by Parent or Newco at Closing, and the consummation by Parent and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective boards of directors of Parent and Newco and by Parent as the sole shareholder of Newco, and no other corporate proceedings on the part of Parent and Newco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Newco and, assuming that this Agreement constitutes the legal, valid and binding agreement of the Company, constitutes the legal, valid and binding agreement of each of Parent and Newco, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

5.3  Consents and Approvals; No Violation. Neither the execution and delivery by Parent or Newco of this Agreement and of each instrument required hereby to be delivered by Parent and Newco at the Closing, nor the performance by Parent and Newco of their respective obligations hereunder and thereunder, nor the consummation by Parent and Newco of the transactions contemplated hereby, will:

(a)  conflict with or result in any breach of any provision of the Articles of Incorporation (or Certificate of Incorporation, as the case may be) or Bylaws, respectively, of Parent or Newco;

(b)  require any consent, approval, authorization, permit or filing with or notification to, any governmental or regulatory authority, except (i) in connection with the applicable requirements of the HSR Act, (ii) pursuant to the applicable requirements of the Securities Act or the Exchange Act, (iii) the filing of the Articles of Merger pursuant to the MBCA, (iv) as may be required by any applicable state securities or “blue sky” Laws or state takeover Laws, (v) such filings, consents, approvals, orders, registrations, declarations and filings as may be required under the Laws of any foreign country in which Parent or any of its Subsidiaries conducts any business or owns any assets, (vi) such filings and consents as may be required under any environmental, health or safety Law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, or (vii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby;

(c)  result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or Lien) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby; or

(d)  assuming that the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.3 are duly and timely obtained or made, violate in any material respect any Order, statute, rule or regulation applicable to Parent or any of its Subsidiaries or to any of their respective assets.

5.4  Proxy Statement. None of the information supplied by Parent or Newco in writing for inclusion in the Proxy Statement will, at the time that it or any amendment or supplement thereto is mailed to the Company’s shareholders, at the time of the Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent or Newco with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company expressly for inclusion or incorporation by reference therein.

5.5  Cash Consideration. Parent has available to it, or at the Closing will have available to it, sufficient cash resources necessary to make the payments for the Shares contemplated by this Agreement and all associated costs and expenses.

5.6  Interim Operations of Newco. Newco was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations, other than in connection with the transactions contemplated hereby.

5.7  Brokers and Finders. Except as set forth in Section 5.7 of the Parent Disclosure Schedule, neither Parent nor Newco has employed, and to the knowledge of Parent and Newco, no other Person has made any arrangement by or on behalf of Parent or Newco with, any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

5.8  Share Ownership. As of the date hereof, none of Parent, Newco or any of their Affiliates (i) beneficially owns, directly or indirectly, any Shares, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, Shares.

5.9 Featherlite Coaches. Parent has previously provided to the Company complete and correct copies of (i) the Asset Purchase Agreement between Parent and Featherlite Coaches, Inc., a Nevada corporation (“Featherlite Coaches”), pursuant to which Featherlite Coaches has agreed to acquire from the Surviving Corporation, immediately after the Effective Time, certain assets and liabilities associated with the Company’s coach division (the “Asset Purchase Agreement”), and (ii) all other documents between Featherlite Coaches and Parent and any of their respective Affiliates relating to the Asset Purchase Agreement and the transactions contemplated thereby (the “Asset Purchase Documents”). Other than the Asset Purchase Agreement and the Asset Purchase Documents, neither Parent nor any Affiliate thereof is, or is contemplated to be, a party to any written or oral contract, agreement, understanding or arrangement with Featherlite Coaches or any Affiliate thereof, including any agreement regarding employment or consulting after the Effective Time.

5.10. Financing. Parent has previously provided to the Company or its advisors complete and correct copies of proposal letters from third parties to provide debt financing to Parent and Newco in connection with the Merger.

ARTICLE VI.

COVENANTS AND AGREEMENTS

6.1  Conduct of Business of the Company. The Company agrees that during the period from the date of this Agreement to the Effective Time (unless Parent shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice in compliance in all material respects with all applicable Laws, pay its debts and taxes when due (subject to good faith disputes over such debts), pay or perform other material obligations when due, and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly permitted in this Agreement, or as set forth in Section 6.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its Subsidiaries will, without the prior written consent of Parent (which will not be unreasonably withheld or delayed):

(a)  except for shares to be issued or delivered upon exercise of the outstanding Options in accordance with the Option Plans or outstanding Warrants in accordance with their respective terms or as set forth in Section 6.1 of the Company Disclosure Schedule, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

(b)  redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock;

(c)  split, combine, subdivide or reclassify any shares of capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of Capital Stock or otherwise make any payments to shareholders in their capacity as such, except for “upstream” dividends paid by a Subsidiary to the Company;

(d)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

(e)  adopt any amendment, modification or repeal, or propose to, or permit or consent to, any amendment, modification or repeal of its Articles of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of the Company’s Subsidiaries;

(f)  make any acquisition, by means of merger, consolidation, acquisition of all or substantially all of the assets, capital stock or equity interests, or otherwise of any Person, or make any disposition or assignment, of any of its capital stock, material assets or properties or permit any of its assets or properties to be subject to any Liens (other than Permitted Liens), except to the extent such disposition or Lien is made or incurred in the ordinary course of business consistent with past practice;

(g)  other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness, or make any loans, advances or capital contributions to, or investments in, any other Person other than to or in the Company or any of its Subsidiaries;

(h)  grant any increases (other than as required by Law) in the compensation, pension, retirement or other employment benefit of any character, or grant any new material benefit to any of its directors, officers or employees, except for increases in compensation for employees who are not officers in the ordinary course of business and in accordance with past practice;

(i)  pay or agree to pay any pension, retirement allowance or other employee benefit with respect to its directors, employees, agents or consultants not required or contemplated by any of the existing Company Plans as in effect on the date hereof;

(j)  enter into any new, or amend, any existing employment, severance, change of control or termination agreement with any director, officer, consultant, agent or employee;

(k)  except as may be required to comply with applicable Law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder;

(l)  change or remove certified public accountants for the Company or change any of the accounting methods, policies, procedures, practices or principles used by the Company unless required by GAAP or the SEC;

(m)  enter into, or become obligated under, or change, amend, terminate or otherwise modify any Material Contract, except in the ordinary course of business consistent with past practice;

(n)  modify the terms of, discount, setoff or accelerate the collection of, any accounts receivable, except in the ordinary course of business consistent with past practice;

(o)  pay accounts payable and other obligations and liabilities other than in the ordinary course of business consistent with past practice;

(p)  fail to maintain in all material respects inventory levels appropriate for the businesses of the Company and its Subsidiaries;

(q)  make or commit to make aggregate capital expenditures in excess of $100,000;

(r)  settle any material pending claim or other material disagreement in an amount in excess of $100,000 absent prior consultation with Parent;

(s)  grant any Lien on the capital stock of the Company or any of its Subsidiaries except for a Permitted Lien;

(t)  enter into, directly or indirectly, any new material transaction with any Affiliate of the Company (excluding transactions with the Subsidiaries in the ordinary course of business and consistent with past practice), including, without limitation, any transaction, agreement, arrangement or understanding with any affiliate or other Person covered under Item 404 of Regulation S-K under the Securities Act that would be required to be disclosed under such Item 404;

(u)  take, undertake, incur, authorize, commit or agree to take any action that would cause any of the representations or warranties in Article IV to be untrue in any respect (other than as a result of the conduct of their business in the ordinary course) or would reasonably be anticipated to cause any of the conditions to closing set forth in Article VII not to be satisfied;

(v)  incur any expenses or liabilities of the Company for the benefit of or in support of the operations of the Company’s Coach division, unless such expenses or liabilities are and remain through the Effective Time identified and accounted for in the books and records of the Company as expenses or liabilities of the Coach division; or

(w)  authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

6.2  No Solicitation of Transactions.

(a)  The Company has, and has caused each officer, director or employee of, or any investment banker, attorney or other advisor or representative of the Company, to immediately cease and cause to be terminated all existing activities, discussions, solicitations, communications or negotiations with any Third Party (as defined below) conducted prior to the date hereof with respect to any Competing Transaction (as defined below). The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit or initiate, encourage, or facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from any Person other than Parent, Newco or any Affiliates thereof (a “Third Party”) to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or more than fifteen percent (15%) of the assets of the Company and its Subsidiaries, taken as a whole, or fifteen percent (15%) or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than fifteen percent (15%) of the assets of the Company and its Subsidiaries, taken as a whole, or fifteen percent (15%) or more of any class of equity securities of the Company (a “Competing Transaction”); (ii) participate or engage in any discussions or negotiations with any Third Party regarding any Competing Transaction, or furnish to any Third Party any information or data with respect to or access to the properties of the Company in connection with a Competing Transaction, or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; or (iii) enter into any agreement with respect to any Competing Transaction, approve or recommend or resolve to approve or recommend any Competing Transaction, or enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing sentence or anything to the contrary in this Agreement, if the Company receives (in the absence of any violation of this Section 6.2) a bona fide, written proposal or offer for a Competing Transaction by a Third Party prior to the receipt of the Company Shareholder Approval, which the Special Committee determines in good faith (after consulting the Special Committee’s independent financial advisor) (A) is reasonably likely to result in terms which are more favorable from a financial point of view to the holders of Shares than the Merger and the other transactions contemplated by this Agreement, and (B) is reasonably capable of being consummated (provided, that the Company, including the Special Committee, and any of its advisors, shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation) (a “Superior Competing Transaction”), then the Company may, in response to an unsolicited request therefor and subject to compliance with Section 6.2(b), furnish information with respect to the Company and its Subsidiaries to, and participate in discussions and negotiations directly or through its representatives with, such Third Party. Notwithstanding the foregoing, the Company shall not provide any non-public information to any such Third Party unless the Company provides such non-public information pursuant to a nondisclosure agreement. The Company shall be permitted to waive the provisions of any “standstill” agreement between the Company and a Third Party to the extent necessary to permit such Third Party to submit a Competing Transaction that the Special Committee believes, in its good faith judgment, is reasonably likely to result in a Superior Competing Transaction. Nothing contained in this Agreement shall prevent the Special Committee from (i) complying with any applicable Law, rule or regulation, including, without limitation, Rule 14d-9 and Rule l4e-2 promulgated under the Exchange Act, (ii) making any disclosure to its shareholders required by applicable Law, rule or regulation or by the rules and regulations of NASDAQ, or (iii) otherwise making such disclosure to the Company’s shareholders or otherwise that the Special Committee (after consultation with counsel) concludes in good faith is necessary in order to comply with its fiduciary duties to the Company’s shareholders under applicable Law.

(b)  The Company shall advise Parent orally and in writing within three (3) business days after receipt of any proposal or offer for a Competing Transaction made in accordance with Section 6.2(a) of (i) any proposal for a Competing Transaction received by any officer or director of the Company or, to the Knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company, and (ii) the material terms of such Competing Transaction (but not the identity of the entity proposing the Competing Transaction). The Company shall keep Parent reasonably informed of the status of, and any material changes to, the terms of any such Competing Transaction proposal in a timely manner.

(c)  In the event the Special Committee determines that it has received a proposal for a Superior Competing Transaction and determines in good faith (after consultation with counsel) that taking any or all of the following actions is necessary in order to comply with its fiduciary duties under applicable Law, and provided, that neither the Company nor any representative of the Company has breached any of the provisions of this Section 6.2, the Company and the Special Committee may (i) withdraw, modify or change the Board of Director’s approval or recommendation of this Agreement or the Merger, (ii) approve or recommend to the Company’s shareholders such Superior Competing Transaction, (iii) terminate this Agreement in accordance with Section 8.4(iii), and (iv) publicly announce the Board of Director’s intention to do any or all of the foregoing.

6.3  Reasonable Best Efforts to Complete Transactions.

(a)  Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate with the other and use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner possible, the Merger and the other transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations, filings and submissions (including, but not limited to, (i) filings under the HSR Act, which shall be made within thirty (30) days after the date of this Agreement, and any other submissions requested by the Federal Trade Commission or Department of Justice, (ii) the filings referred to in Sections 4.4(a)(ii) and 5.3(b), and (iii) such filings, consents, approvals, orders registrations and declarations as may be required under the Laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets, which shall be made within ten (10) business days after the date of this Agreement), and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the shareholders of the Company.

(b)  Each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Common Shares from NASDAQ and to terminate registration under the Exchange Act; provided, that such delisting and termination shall not be effective until the end of the day upon which the Effective Time occurs.

(c)  Each of the Company and Parent shall keep the other reasonably informed of the status of their respective efforts to consummate the transactions contemplated hereby, including by furnishing the other with such necessary information and reasonable assistance as it may reasonably request in connection with its preparation of necessary filings or submissions of information to any governmental authority and by giving prompt notice of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification provided pursuant to clause (i) or (ii) above shall affect the representations, warranties, covenants or agreements of the parties or the conditions to or obligations of the parties under this Agreement, (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated by this Agreement, (iv) any notice or other communication relating to an investigation or restraint from any governmental authority in connection with the Merger or the transactions contemplated by this Agreement, and (v) any Action commenced or, to the Knowledge of the Company, on the one hand, or Parent’s knowledge, on the other hand, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, on the one hand, and Parent or Newco, on the other hand, and which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article IV or Article V, as the case may be, or which relate to the consummation of the transactions contemplated by this Agreement. Parent shall keep the Company informed of material developments with respect to the implementation of the financing of the transactions contemplated hereby. Each of the Company and Parent may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.3(c) as “outside counsel only” and, in such event, such material and the information contained therein shall be given only to the outside legal counsel of the recipient and shall not be disclosed by such counsel to non-legal directors, officers, employees or other advisors or representatives of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

(d)  Notwithstanding anything to the contrary set forth in this Section 6.3 or elsewhere in this Agreement, if any governmental authority that has the authority to enforce any antitrust Law seeks, or authorizes its staff to seek, a preliminary injunction or restraining order to enjoin consummation of the Merger, none of the parties hereto shall be required to take or agree to take any action which such party reasonably believes would be prohibited or restricted under such preliminary injunction or restraining order, or shall be required to waive any of the conditions to the Merger.

(e)  Notwithstanding the foregoing, the Company shall not be obligated to use its reasonable efforts or take any action pursuant to this Section 6.3 if in the good faith opinion of the Special Committee (after consultation with counsel) such actions might be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law.

6.4  Shareholders Meeting; Proxy Statement.

(a)  The Company, acting through the Special Committee, shall:

(i)  (A) use all commercially reasonable efforts to promptly prepare and, within thirty (30) days after the date of this Agreement, file with the SEC a proxy statement for the purposes of considering and taking action upon this Agreement (the “Proxy Statement”), (B) obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent and Newco, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, and (C) undertake to obtain the necessary approvals by its shareholders of this Agreement and the Merger and the other transactions contemplated hereby unless, in the good faith opinion of the Special Committee (after consultation with counsel), taking any such action might be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law;

(ii)  include in the Proxy Statement the unanimous recommendation of the Special Committee that the shareholders of the Company vote in favor of the approval of this Agreement and the Merger and use its reasonable best efforts to solicit from the shareholders of the Company proxies in favor of adoption of this Agreement and approval of the Merger for the Shareholders Meeting; provided, that, notwithstanding anything to the contrary set forth in this Agreement, the Special Committee may withdraw, modify or amend its recommendation if, in the good faith opinion of the Special Committee (after consultation with counsel), such recommendation might be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law, in which case any such withdrawal, modification or amendment shall not constitute a breach of this Agreement;

(iii)  duly call, give notice of, convene and hold a special meeting of its shareholders for the purpose of considering and taking action upon this Agreement and the Merger (the “Shareholders Meeting”), to be held twenty-one (21) days following filing of the definitive Proxy Statement with the SEC; and

(iv)  if at any time prior to the Shareholders Meeting any information relating to the Company, or any of its Affiliates, officers or directors, should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify Parent and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company.

(b)  Parent and Newco shall each cause their respective representatives to fully cooperate with the Company in the preparation of the Proxy Statement, and shall, upon request, furnish the Company with all information concerning it and its Affiliates as the Company may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement. If at any time prior to the Shareholders Meeting any information relating to the Parent, or any of its Affiliates, officers or directors, should be discovered by Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly notify the Company and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company

(c)  At the Shareholders Meeting, Parent, Newco and their Affiliates shall vote all Shares, if any, owned by them in favor of approval of this Agreement, the Merger and the other transactions contemplated hereby.

6.5  Access to Information.

(a)  The Company shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent (“Representatives”), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours and upon reasonable advance notice throughout the period prior to the Effective Time, to its properties, books, records, facilities, officers, directors and accountants and, during such period, shall (and shall cause each of its Subsidiaries to) furnish or make available reasonably promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that any such access shall be conducted under the supervision of personnel of the Company and in a manner that does not unreasonably interfere with the normal operations of the Company. Parent agrees that it shall not, and shall cause its Representatives not to, use any information obtained pursuant to this Section 6.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

(b)  Notwithstanding anything to the contrary set forth herein, nothing in this Section 6.5 shall require the Company to disclose any information that, on the advice of its counsel, (i) it is not legally permitted to disclose or the disclosure of which would contravene any applicable Law or binding order, (ii) the disclosure of which would jeopardize any attorney-client or other legal privilege, or (iii) the disclosure of which would conflict with, violate or cause a default under any existing agreement to which it is a party, provided that the Company shall use its reasonable best efforts to obtain the consent of any third party capable of waiving any provision pursuant to which any such conflict, violation or default might arise.

(c)  No information received pursuant to an investigation made under this Section 6.5 shall be deemed to (i) qualify, modify, amend or otherwise affect any representations, warranties, covenants or other agreements of the Company set forth in this Agreement or any certificate or other instrument delivered to Parent and Newco in connection with the transactions contemplated hereby, (ii) amend or otherwise supplement the information set forth in the Company Disclosure Schedule, (iii) limit or restrict the remedies available to the parties under applicable Law arising out of a breach of this Agreement, or (iv) limit or restrict the ability of either party to invoke or rely on the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement set forth in Article VII hereof.

(d)  The Confidentiality Agreement, dated January 30, 2006 (the “Confidentiality Agreement”), by and between Houlihan Lokey Howard & Zukin Capital, Inc., on behalf of the Company, and Parent shall apply, in accordance with the terms thereof, to information furnished by the Company, its Subsidiaries and the Company’s officers, employees, counsel, accountants and other authorized representatives pursuant to this Section 6.5.

6.6  Publicity. The parties shall consult with each other and shall mutually agree upon any press releases or public announcements pertaining to this Agreement and the Merger and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any agreement with any national securities exchange or automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other parties before issuing any such press releases or making any such public announcements; provided, that no such consultation shall be required to make any disclosure or otherwise take any action expressly permitted by Section 6.2.

6.7  Indemnification of Directors and Officers.

(a)  Parent and Newco agree that all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees and agents of the Company (the “Indemnified Parties”) in the Company Articles and Company Bylaws, and of the Company’s Subsidiaries in their respective Articles of Incorporation and Bylaws, as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time, including the Merger, shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that (i) all rights to indemnification in respect of any such claims (each, a “Claim”) asserted or made within such period shall continue until the disposition of such Claim, and (ii) Parent and Newco shall acquire “tail” directors’ and officers’ liability insurance and fiduciary insurance policies covering Claims with respect to matters occurring at or prior to the Effective Time, including the Merger, that are no less favorable to the Indemnified Parties than the Company’s existing directors’ and officers’ liability insurance and fiduciary insurance policies in effect immediately prior to the Effective Time.

(b)  This Section 6.7 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.7. The obligations under this Section 6.7 shall not be terminated, amended or otherwise modified in such a manner as to adversely affect any Indemnified Party (or any other Person who is a beneficiary under the “tail” policy referred to in paragraph (a) above) (and their respective heirs, successors and assignees) without the prior written consent of such Indemnified Party (or other Person who is a beneficiary under such “tail” policy) (and their respective heirs, successors and assignees). The rights of each Indemnified Party (and other Person who is a beneficiary under such “tail” policy) (and their respective heirs, successors and assignees) under this Section 6.7 shall be in addition to, and not in substitution for, any other rights that such Persons may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any indemnification agreements to which such Indemnified Party or other Person is a party, or applicable Law (whether in a proceeding at Law or in equity).

(c)  In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.7.

(d)  To the extent permitted by law, at rights of indemnification for the benefit of any Indemnified Party shall be mandatory rather than permissive.

6.8  Employees.

(a)  At the Effective Time, Parent agrees that, except for those employees resigning as of the Effective Time as contemplated in Section 4.11(b) of the Company Disclosure Schedule, all employees of the Company and its Subsidiaries immediately prior to the Effective Time shall be offered comparable continuing employment at rates of pay and with benefits under employee benefit plans, programs, arrangements and policies for the benefit of employees of the Company and its Subsidiaries that in the aggregate are no less favorable to such employees than the rates of pay in effect for the twelve (12) months prior to the Effective Time and the Company Plans set forth in Section 6.8(a) of the Company Disclosure Schedule, provided that payment of any amounts payable under the Company’s incentive bonus program described in Section 6.8(a) of the Company Disclosure Schedule shall be made in the ordinary course to Persons employed by the Company or its Subsidiaries as of the end of the calendar year 2006, and shall not be accelerated or pro-rated as a result of the occurrence of the Merger and the other transactions contemplated hereby. Neither this Section 6.8 nor any other provision of this Agreement shall limit the ability or the right of the Surviving Corporation or its Subsidiaries to terminate the employment, or to alter any applicable rates of pay or benefits under employee benefit plans, programs, arrangements and policies, of any employees of the Company or any of its Subsidiaries who continue as employees of the Surviving Corporation or any of its Subsidiaries (collectively, the “Continuing Employees”) after the Effective Time (subject to the rights of any such employees pursuant to any agreement which is to be binding after the Effective Time as set forth in Section 6.8(b) of the Company Disclosure Schedule). All service credited to each Continuing Employee shall be recognized by Parent for all purposes, including vacation and for purposes of eligibility, vesting and benefit accruals under any employee benefit plan provided by Parent for the benefit of the employees. Without limiting the foregoing, Parent shall not treat any Continuing Employee as a “new” employee for purposes of any pre-existing condition exclusions, waiting periods, evidence of insurability requirements or similar provision under any health or other welfare plan, and shall make appropriate arrangements with its insurance carrier(s), to the extent applicable, to ensure such result.

(b)  Parent and the Surviving Corporation hereby agree to honor (without modification) and assume, to the extent required, the Change of Control Agreements, as set forth in Section 6.8(b) of the Company Disclosure Schedule, as in effect at the Effective Time.

ARTICLE VII.

CONDITIONS TO CONSUMMATION OF THE MERGER

7.1  Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger are subject to the satisfaction or written waiver, at or prior to the Effective Time, of the following conditions:

(a)  Shareholder Approval. The Company Shareholder Approval shall have been obtained in accordance with applicable Law and the Company Articles and Company By-Laws.

(b)  Injunction. There shall not be in effect any statute, rule, regulation, executive Order enacted, issued, entered or promulgated by a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated; provided, however, that prior to invoking this condition each party shall use its commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

(c)  Governmental Filings and Consents. All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, and the waiting periods under the HSR Act and under all other applicable antitrust Laws shall have expired or been terminated.

7.2  Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following additional conditions (any of which may be waived by the Company, in whole or in part, at any time prior to the Effective Time):

(a)  The representations and warranties of Parent and Newco contained in this Agreement shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms), and shall be true and correct in all respects (in the case of representations and warranties qualified as to materiality by their terms), at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except for inaccuracies of such representations and warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a

Parent Material Adverse Effect, and the Company shall have received a certificate of the President or a Vice President of Parent to the foregoing effect.

(b)  Parent and Newco shall have performed and complied with in all material respects their obligations under this Agreement, taken as a whole, to be performed or complied with on or prior to the Effective Time, and the Company shall have received a certificate of the President or a Vice President of Parent to the foregoing effect.

7.3  Conditions to Parent’s and Newco’s Obligations to Effect the Merger. The obligations of Parent and Newco to effect the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following additional conditions (any of which may be waived by Parent and Newco, in whole or in part, at any time prior to the Effective Time):

(a)  The representations and warranties of the Company contained in this Agreement shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms), and shall be true and correct in all respects (in the case of representations and warranties qualified as to materiality by their terms), at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except for inaccuracies of such representations and warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate of the President or a Vice President of the Company to the foregoing effect.

(b)  The Company shall have performed and complied with in all material respects its obligations under this Agreement, taken as a whole, to be performed or complied with on or prior to the Effective Time, and Parent shall have received a certificate of the President or a Vice President of the Company to the foregoing effect.

(c)  The Company shall have obtained the consents from Persons other than governmental authorities listed in Section 7.3(c) of the Company Disclosure Schedule.

(d)  Less than ten percent (10%) of the outstanding shares of Capital Stock shall be Dissenting Shares.

(e)  There shall not have been any change, development, condition, event or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(f)  There shall not be pending any Action against the Company, any of its Subsidiaries or any of their respective directors, officers or members, in each case that has a reasonable likelihood of success challenging this Agreement or the transactions contemplated hereby, seeking to delay, restrain or prohibit the Merger, seeking to prohibit or impose material limitations on the ownership or operations of all or a portion of the operations or assets of the Company or any of its Subsidiaries, or to pay any material damages.

(g)  Newco shall have (i) obtained financing sufficient for payment of the aggregate Merger Consideration on terms and conditions satisfactory to Parent and Newco, and (ii) completed confirmatory due diligence satisfactory to the sources of such financing.

(h)  The Asset Purchase Agreement and the other Asset Purchase Documents shall be in full force and effect, and all conditions to the consummation of the transactions contemplated thereby, other than the occurrence of the Effective Time, shall have been satisfied.

ARTICLE VIII.

TERMINATION; WAIVER

8.1  Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the mutual written consent of Parent and the Company.

8.2  Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by Parent or the Company if (i) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Merger and such Order shall have become final and non-appealable, (ii) the Company Shareholder Approval shall not have been received at the Shareholders Meeting duly called and held at which a quorum was present or any adjournment thereto; provided that the right to terminate this Agreement pursuant to this Section 8.2(ii) (A) shall not be available to the Company if the Company has breached the provisions of Section 6.2, and (B) shall be subject to the Company’s obligation to make the Special Termination Payment described in Section 8.5(c) immediately upon such termination, as well as to pay Reimbursable Expenses pursuant to Section 8.5(d) and any other amounts determined to be payable under Section 8.5(c) as and when due, or (iii) the Effective Time shall not have occurred on or before October 31, 2006 (the “Termination Date”); provided, that (A) the right to terminate this Agreement pursuant to this Section 8.2(iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in such failure to close, and (B) the Termination Date for any termination by the Company pursuant to this Section 8.2(iii) shall be extended by the number of days in excess of thirty (30) days that is required to obtain final SEC approval of the Proxy Statement (measured from the date of the first filing of the preliminary Proxy Statement with the SEC until the date the Proxy Statement is mailed to the shareholders of the Company).

8.3  Termination by Parent. This Agreement may be terminated by Parent prior to the Effective Time, if (i) the Company shall have failed to perform in any material respect any of its material obligations under this Agreement (including, without limitation, any of its obligations under Section 6.2) to be performed at or prior to such date of termination, which failure to perform is not cured, or is incapable of being cured, within thirty (30) days after the receipt by the Company of written notice of such failure, (ii) any representation or warranty of the Company contained in this Agreement shall not be true and correct (except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and correct as of such date), except, in any case, such failures to be true and correct which would not reasonably be expected to have a Company Material Adverse Effect or are not reasonably likely to adversely affect the Company’s ability to consummate the Merger, if such failure to be true and correct is not cured, or is incapable of being cured, within thirty (30) days after the receipt by the Company of written notice of such failure, (iii) the Special Committee withdraws or modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or Newco other than in connection with a Superior Competing Transaction, or (iv) if the Company shall have approved or recommended a Superior Competing Transaction.

8.4  Termination by the Company. This Agreement may be terminated by the Company and the Merger may be abandoned at any time prior to the Effective Time if (i) Newco or Parent shall have failed to perform in any material respect any of their material obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform is not cured, or is incapable of being cured, within thirty (30) days after the receipt by Parent of written notice of such failure, (ii) any representation or warranty of Newco or Parent contained in this Agreement shall not be true and correct (except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and correct as of such date), except, in any case, such failures to be true and correct which would not reasonably be expected to have a Parent Material Adverse Effect or are not reasonably likely to adversely effect Parent’s or Newco’s ability to complete the Merger, if such failure to be true and correct is not cured, or is incapable of being cured, within thirty (30) days after receipt by Parent of written notice of such failure, or (iii) the Special Committee withdraws or modifies or changes its recommendation of this Agreement or the Merger and there exists at such time a proposal or offer for a Competing Transaction that constitutes a Superior Competing Transaction and the Special Committee approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of a Superior Competing Transaction; provided, that the Company shall have made the payment of the Termination Fee to Parent required by Section 8.5(b) concurrent with and as a condition to such termination.

8.5  Effect of Termination.

(a)  In the event of the termination and abandonment of this Agreement pursuant to this Article VIII, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or shareholders, other than the provisions of this Section 8.5 and the provisions of Sections 10.1 and 10.2 and Section 6.5(e). Nothing contained in this Section 8.5 shall relieve any party from liability for any fraud or the intentional breach of any covenant or other agreement contained in this Agreement occurring prior to such termination.

(b)  In the event of termination of this Agreement without consummation of the transactions contemplated hereby:

(i)  by Parent pursuant to Section 8.3(iii); or

(ii)  by the Company pursuant to Section 8.4(iii);

then the Company shall make payment to Parent by wire transfer of immediately available funds of a fee in the amount of Two Million Dollars ($2,000,000) (the “Termination Fee”), in the case of clause (i) above, within two (2) business days of such termination, or, in the case of clause (ii) above, concurrently with such termination. In the event that this Agreement is terminated and pursuant to the terms of this Agreement Parent is entitled to receive the Termination Fee, the receipt of the Termination Fee by Parent pursuant to the provisions of this Section 8.5 shall be the exclusive remedy of Parent and Parent shall not be entitled to any further or other rights, claims or remedies at law or in equity, all of which further rights, claims and remedies Parent irrevocably waives; provided, that Parent shall not be precluded from exercising any remedies upon the failure of the Company to pay the Termination Fee when due.

(c)  In the event of termination of this Agreement without consummation of the transactions contemplated hereby by either Parent or the Company pursuant to Section 8.2(ii), then the Company shall make payment to Parent by wire transfer of immediately available funds of the amount of Five Hundred Thousand Dollars ($500,000) (the “Special Termination Payment”), concurrently with such termination, provided that if within six (6) months of the date of such termination, the Company and/or its shareholders consummates a Superior Competing Transaction, then the Company shall make payment to Parent by wire transfer of immediately available funds, concurrently with the completion of such Superior Competing Transaction, of an amount equal to the amount of the Termination Fee, less the aggregate amount of the Special Termination Payment and all Reimbursable Expenses actually paid by the Company to Parent pursuant to this Section 8.5(c) and Section 8.5(d).

(d)  If either Parent or the Company terminates this Agreement without consummation of the transactions contemplated hereby pursuant to Section 8.2(ii), or Parent terminates this Agreement without consummation of the transactions contemplated hereby pursuant to any of Sections 8.3(i), 8.3(ii) or 8.3(iv), then the Company shall promptly following such termination, upon written request from Parent and receipt of reasonable substantiation therefor, reimburse Parent for all out-of-pocket fees and expenses incurred by Parent in connection with the transactions contemplated by this Agreement, including without limitation reasonable fees and expenses of Parent’s legal counsel, accountants and financial advisors, commitment fees paid or payable by Parent to potential financing sources, and fees and expenses of potential financing sources that Parent is required to pay or reimburse (“Reimbursable Expenses”), all as and to the extent reasonably documented by Parent, up to a maximum amount reimbursable under this

Section 8.5(d) of One Million Dollars ($1,000,000), provided that in the event the Company disputes any claim for Reimbursable Expenses, such disputed claim shall be submitted for arbitration to a single arbitrator, as agreed upon by the Parent and the Company, for arbitration in accordance with the rules then in force of the American Arbitration Association (“AAA”) in New York, New York. In the absence of agreement between the Company and the Parent on the identity of an arbitrator within 15 days after arbitration is sought by either party, the arbitral tribunal shall consist of three arbitrators, one arbitrator to be selected by each of the Company and the Parent and the third arbitrator to be selected by agreement of the first two arbitrators. In the event either party hereto fails to select an arbitrator within 30 days after arbitration is sought by either party or if the two arbitrators selected by the parties cannot agree as to the third arbitrator within 15 days after they are selected, such arbitrator or arbitrators shall be appointed by the AAA at the request of either of the parties. The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. Such decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon any such decision may be entered into in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision and an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator or arbitrators against any and all of the parties in dispute, and shall be paid promptly by the party or parties so assessed.

8.6  Extension; Waiver. At any time prior to the Effective Time, each of Parent, Newco and the Company may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other parties hereto with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE IX.

ADDITIONAL DEFINITIONS

9.1  Certain Definitions. As used herein:

(a)  An “Affiliate” of, or a Person “affiliated” with, a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)  “Change of Control Agreement” means any agreement substantially in the form of any agreement between the Company and any employee of the Company that provides such employee the opportunity to receive retention payments and severance payments on the terms and conditions set forth therein and listed in Section 6.8(b) of the Company Disclosure Schedule.

(c)  “Company Material Adverse Effect” shall mean a material adverse change in the financial condition, business, assets, liabilities, properties or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any changes or effects resulting from (i) general changes in economic, or financial or capital market conditions, (ii) terrorism, war or the outbreak of hostilities, (iii) changes in conditions generally applicable to the industries in which the Company and its Subsidiaries are involved, in each case which do not affect the Company and its Subsidiaries, taken as a whole, to a materially disproportionate degree relative to other companies in such industries, (iv) changes in the Law or GAAP, (v) changes or litigation which result from the announcement of the transactions contemplated hereby, the taking of any action contemplated or required by this Agreement, or the consummation of the transactions contemplated hereby, or (vi) changes relating only to the Company’s coach division.

(d)  “Company Plan” means (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), and any other employee benefit arrangements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, death benefit, hospitalization, medical welfare benefit, deferred compensation, profit sharing, retirement, retiree medical or life insurance, supplemental retirement, bonus or other incentive compensation, stock purchase, stock option, restricted stock and phantom stock arrangements or policies) (collectively, the “Employee Benefit Plans”); (ii) all Employee Benefit Plans which are “pension plans” (as defined in Section 3(2) of ERISA (“Pension Plans”)); and (iii) all material employment, termination, bonus, severance or other contracts or agreements, including the Change of Control Agreements (“Employment Agreements”), in each case to which the Company or any ERISA Affiliate (as defined below) is a party, with respect to which the Company or any ERISA Affiliate has any obligation or which are maintained by the Company or any ERISA Affiliate or to which the Company or an ERISA Affiliate contributes or is obligated to contribute with respect to current or former employees of the Company.

(e)  “Hazardous Materials” means petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos and asbestos-containing materials, and any and all materials now or hereafter defined, listed, designated or classified as, or otherwise determined to be, “hazardous wastes,” “hazardous substances,” “radioactive,” “solid wastes,” or “toxic” under or pursuant to or otherwise listed or regulated pursuant to any Environmental Law.

(f)  “Knowledge of the Company” shall mean the actual knowledge of Conrad D. Clement, Jeffery A. Mason, Gary H. Ihrke, Eric P. Clement and/or James S. Wooley after such individuals have made all reasonable inquiries of those Persons reporting to such individuals who are reasonably likely to have such knowledge.

(g)  “Lien” means any charge, encumbrance, lien, pledge, security interest or adverse claim.

(h)  “Parent Material Adverse Effect” shall mean a material adverse change in the financial condition, business, assets, liabilities, properties or results of operations of Parent and its Subsidiaries, taken as a whole, excluding any changes or effects resulting from (i) general changes in economic, or financial or capital market conditions, (ii) terrorism, war or the outbreak of hostilities, (iii) changes in conditions generally applicable to the industries in which Parent and its Subsidiaries are involved, in each case which do not affect Parent and its Subsidiaries, taken as a whole, to a materially disproportionate degree relative to other companies in such industries, (iv) changes in the Law or GAAP, or (v) changes or litigation which result from the announcement of the transactions contemplated hereby, the taking of any action contemplated or required by this Agreement, or the consummation of the transactions contemplated hereby.

(i)  “Permitted Lien” means (i) Liens for utilities and current taxes not yet due and payable, (ii) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, lessor’s, landlord’s and other similar Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not yet due and payable, (iii) Liens for taxes being contested in good faith for which appropriate reserves have been included on the balance sheet of the applicable Person, (iv) easements, restrictive covenants and similar encumbrances or impediments against any of the Company’s assets or properties which do not materially interfere with the business of the Company and its Subsidiaries, (v) minor irregularities and defects of title which do not materially interfere with the business of the Company and its Subsidiaries, and (vi) the Liens listed in Section 9.1(i) of the Company Disclosure Schedule.

(j)  “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

(k)  “Subsidiary” means, with respect to any party, any Person of which (i) such party or any Subsidiary of such party owns, of record or beneficially, at least 50% of the outstanding equity or voting securities or interests of such Person, or (ii) such party or any Subsidiary of such party has the right to elect at least a majority of the board of directors or others performing similar functions with respect to such Person.

ARTICLE X.

MISCELLANEOUS

10.1  Payment of Expenses. Except as otherwise provided in Section 8.5, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

10.2  Survival of Representations and Warranties; Survival of Confidentiality. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive beyond the earlier of (i) termination of this Agreement, or (ii) the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and/or the provisions of this Article X. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, Parent or Newco makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to any other party or other party’s representatives of any documentation or other information with respect to any one or more of the foregoing. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and any termination of this Agreement in accordance with the terms of such Confidentiality Agreement, and the provisions of such Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

10.3  Modification or Amendment. Subject to the applicable provisions of the MBCA, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of this Agreement by the shareholders of the Company, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of the Company’s shareholders hereunder, or which by Law requires further approval by the Company’s shareholders, without the approval of such shareholders.

10.4  Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

10.5  Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts (including by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.6  Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Minnesota, without giving effect to the principles of conflicts of law thereof.

10.7  Notices. Unless otherwise set forth herein, any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (i) upon delivery, when delivered personally, (ii) one (1) business day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier), and (iii) five (5) business days after being sent by registered or certified mail, postage prepaid, as follows:

If to the Company:

Featherlite, Inc.
Highways 63 and 9
Cresco, IA 52136
Attn: Mr. Conrad D. Clement
Facsimile No.: (563) 547-6099

With a copy (which shall not constitute effective notice) to:

Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Attn: Robert K. Ranum, Esq.
Facsimile No.: (612) 492-7077

If to Parent or Newco:

c/o Dubin Clark & Company, Inc.
485 West Putnam Avenue
Greenwich, CT 06830
Attn: Mr. William H. Dabney, Jr.
Facsimile No.: (203) 629-2235

With a copy (which shall not constitute effective notice) to:

Bingham McCutchen LLP
2020 K Street, N.W.
Washington, DC 20006-1806
Attn: T. Malcolm Sandilands, Esq.
Facsimile No.: (202) 373-6470

or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

10.8  Entire Agreement; Assignment. This Agreement (including the exhibits, schedules, documents and instruments referred to herein, including the Confidentiality Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. All exhibits and schedules (including the Company Disclosure Schedule) attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement. This Agreement may not be assigned by any of the parties hereto by operation of Law or otherwise without the written consent of the other parties except that (a) Parent may assign any or all of its rights hereunder to any Affiliate of Parent and Newco may assign any or all of its rights hereunder to any other newly organized corporation under the Laws of the State of Minnesota, all of the capital stock of which is owned directly or indirectly by Parent; provided, that Parent shall remain liable on a direct and primary basis for the performance of any such direct or indirect Subsidiary, and (b) either Parent or Newco may collaterally assign its rights hereunder to any lender.

10.9  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article III hereof, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 6.7 shall inure to the benefit of and be enforceable by the Indemnified Parties.

10.10  Obligation of Parent. Whenever this Agreement requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Newco to take such action and a guarantee of the performance thereof.

10.11  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other

10.12  conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.13  Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14  Certain Interpretations. For purposes of this Agreement:

(a)  Unless otherwise specified, all references in this Agreement to Articles, Sections, Schedules and Exhibits shall be deemed to refer to Articles, Sections, Schedules and Exhibits to this Agreement.

(b)  The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c)  The words “include,” includes” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(d)  The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.

FEATHERLITE, INC.

Date: July 26, 2006	By:	/s/ Conrad Clement

President & CEO

UNIVERSAL TRAILER HOLDINGS CORP.

Date: July 26, 2006	By:	/s/ Thomas W. Frey

President

DART ACQUISITION CORP.

Date: July 26, 2006	By:	/s/ Thomas W. Frey

President

Annex B

July 26, 2006

The Special Committee of the Board of Directors
of Featherlite, Inc.
Hwy 63 & 9
Cresco, IA 52136

Dear Members of the Special Committee:

We understand that Universal Trailer Holdings Corp. (the “Acquiror”), Dart Acquisition Corp., a wholly owned subsidiary of the Acquiror (the “Sub”), and Featherlite, Inc. (the “Company”), propose to enter into the Merger Agreement (defined below) pursuant to which, among other things, the Company will merge with the Sub (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be converted into the right to receive $6.50 in cash (the “Consideration”). “Excluded Persons” shall be defined herein as Conrad Clement, Tracy Clement, and Bulk Resources, Inc..

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee (the “Committee”) of the Company as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Stock, other than the Excluded Persons, in the Transaction is fair to such holders from a financial point of view. You have not requested, and we are not providing, any opinion with respect to the “Coach Sale” (as defined below).

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.
reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended December 31, 2003, December 31, 2004, December 31, 2005, and quarterly report on Form 10-Q for the quarter ended March 31, 2006, and Company-prepared interim financial statements for the period ended June 30, 2006, which the Company’s management has identified as being the most current financial statements available;

2.
spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Transaction, and spoken with representatives of the Company’s independent accounting firms and counsel regarding the Company, the Transaction, and related matters;

3.	reviewed drafts of the following agreements and documents:

a. Agreement and Plan of Merger in draft form dated as of July 25, 2006 (“Merger
Agreement”)
b.	Company Disclosure Schedule to Agreement and Plan of Merger in draft form dated July 18, 2006;

4.
reviewed the Asset Purchase Agreement by and between Featherlite Coaches, Inc. and Universal Trailer Holdings Corp dated July 7, 2006, and Schedules thereto, also dated July 7, 2006 (the transaction documented thereby is referred to herein as the “Coach Sale.”); a condition to the Transaction being that this Agreement’s conditions to closing be satisfied as of the Closing Date;

5.
reviewed financial forecasts and projections prepared by the management of the Company with respect to the Company for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008 and related materials;

6.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past two years and those of certain publicly traded companies which we deemed relevant;

7.
reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in related industries to the Company;

8.	visited the Company’s operation in Cresco, Iowa and Sanford, Florida; and

9.	conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to the accuracy or completeness of such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there are no facts or other information that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company or the Acquiror is a party (other than the Transaction). We have further assumed that there will be no subsequent events that could materially affect the conclusions set forth in this Opinion. Such subsequent events include, without limitation, adverse changes in industry performance or market conditions; changes to the business, financial condition and results of operations of the Company or the Acquiror; changes in the terms of the Transaction; and the failure to consummate the Transaction within a reasonable period of time.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 3 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied within a reasonable period of time without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We also have relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would result in the disposition of any material portion of the assets of the Company or the Acquiror, or otherwise have an adverse effect on the Company or the Acquiror or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from such draft documents.

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the liquidation value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the Acquiror is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or the Acquiror is or may be a party or is or may be subject.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Except as set forth in our engagement letter, we have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Committee in connection with its consideration of the Transaction and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Transaction.

In the ordinary course of business, certain of our affiliates may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of the Company and any other party that may be involved in the Transaction.

We further advise you that Houlihan Lokey Howard & Zukin Capital, Inc. (“HLHZ”), an affiliate of Houlihan Lokey, was retained to provide investment banking services. The Company will pay HLHZ a fee for these services, a substantial portion of which is contingent upon the successful completion of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse us for expenses and indemnify us and HLHZ against certain liabilities and expenses arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Committee, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or the Acquiror, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company, the Acquiror or any other party or the effect of any other transaction in which the Company, the Acquiror or any other party might engage, (v) the tax or legal consequences of the Transaction to either the Company, the Acquiror, their respective security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders, (vii) whether or not the Company, the Acquiror, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, or (viii) the solvency or fair value of the Company, the Acquiror or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters. Furthermore, no opinion, counsel or interpretation is intended to be, or is being, delivered hereby with respect to any matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. We have assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, the Committee and the Acquiror, and on the assumptions of the management of the Company, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Acquiror and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock, other than the Excluded Persons, in the Transaction is fair to such holders from a financial point of view.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Annex C
•
•

ASSET PURCHASE AGREEMENT

By and Between

FEATHERLITE COACHES, INC.

(Purchaser)

And

UNIVERSAL TRAILER HOLDINGS CORP.

(Universal)

DATE: JULY 7, 2006

ARTICLE 1 DEFINITIONS 1

ARTICLE 2 PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES 9

2.1 Purchase of Assets and Assumption of Liabilities 9

2.2 Purchase Price 11

2.3 Closing and Closing Deliveries 11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF UNIVERSAL AND THE COMPANY 15

3.1 Organization 15

3.2 Business 15

3.3 Due Authorization 15

3.4 No Breach 16

3.5 Clear Title 16

3.6 Sufficiency of Assets 16

3.7 Employee Benefits 16

3.8 No Guaranties 17

3.9 Financial Statements 17

3.10 Absence of Certain Developments 17

3.11 Intellectual Property 17

3.12 Operating Contracts 17

3.13 Real Estate 17

3.14 Affiliate Loans and Obligations 17

3.15 Employees and Employee Related Commitments 18

3.16 Permits 18

3.17 Brokers 18

3.18 Debt Instruments 18

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER 18

4.1 Organization 19

4.2 Due Authorization 19

4.3 No Breach 19

4.4 Brokers 19

ARTICLE 5 PERFORMANCE AND COVENANTS PENDING CLOSING 19

5.1 Access to Information 20

5.2 Conduct of Business 20

5.3 Encumbrances 20

5.4 Preservation of Business 20

5.5 Payment and Performance of Obligations 20

5.6 Restrictions on Sale of Assets 20

5.7 Prompt Notice 21

5.8 Consents 21

5.9 No Solicitation of Other Offers 21

5.10 Filing Reports and Making Payments 21

5.11 Company D/B/A Name Change 21

5.12 Litigation 22

5.13 Lien Search 22

5.14 Cancellation of Affiliate Liabilities 22

5.15 Landlord/Lessor Estoppel Certificates 22

5.16 Cooperation with Respect to Permits, Licenses and Regulatory Matters 22

5.17 Title Matters 23

5.18 Purchaser 401(k) Plan 23

5.19 Delivery of Amendment 23

5.20 Transition Preparation 23

5.21 Asset Purchase, Transfer and Licensing 24

5.22 Schedule Update 24

ARTICLE 6 MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS 24

6.1 Proceedings 24

6.2 Consents and Approvals 24

6.3 Antitrust Matters 25

6.4 Universal Acquisition of Company; Merger 25

ARTICLE 7 ADDITIONAL CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS 25

7.1 Accuracy of Representations and Warranties 25

7.2 Compliance with Covenants and Agreements 26

7.3 No Material Adverse Change 26

7.4 Good Standings 26

7.5 Schedule of Paid Transactional Expenses 26

7.6 Delivery of Receipt for Purchase Price 26

ARTICLE 8 ADDITIONAL CONDITIONS PRECEDENT TO UNIVERSAL'S AND THE COMPANY'S OBLIGATIONS 26

8.1 Accuracy of Representations and Warranties 26

8.2 Compliance with Covenants and Agreements 26

ARTICLE 9 INDEMNIFICATION 27

9.1 Indemnification by the Company 27

9.2 Indemnification by the Purchaser 27

9.3 Procedure for Indemnification 28

9.4 Dispute Resolution 29

9.5 Effect of Insurance 31

ARTICLE 10 CERTAIN TAX MATTERS 32

10.1 Transfer Taxes 32

10.2 Non-foreign Person Affidavit 32

10.3 Allocation of Purchase Price 32

10.4 Post-Closing Access and Cooperation 32

ARTICLE 11 PERFORMANCE FOLLOWING THE CLOSING DATE 32

11.1 Further Acts and Assurances 32

11.2 Non-Competition Agreements 33

11.3 Non-Solicitation Agreement 34

11.4 Confidential Information 34

11.5 Reasonableness of Covenants 34

11.6 Injunctive Relief 34

11.7 Blue Pencil Doctrine 35

11.8 Right of Offset/Recoupment 35

11.9 Employee Retention 35

11.10 Withdrawal from States as Foreign Corporation 36

11.11 Consents 36

11.12 Transition Services Agreement 36

11.13 Other Business Arrangements 36

11.14 Transfer of 401(k) Accounts 37

11.15 Transfer of Coach Division Names 37

11.16 Use of Trademarks 37

ARTICLE 12 TERMINATION 38

12.1 Termination 38

12.2 Return of Documents and Nondisclosure 38

ARTICLE 13 MISCELLANEOUS 39

13.1 Survival of Representations and Warranties, Covenants and Agreements 39

13.2 Preservation of and Access to Records 39

13.3 Cooperation 39

13.4 Public Announcements 39

13.5 Notices 39

13.6 Entire Agreement 40

13.7 Remedies 41

13.8 Amendments 41

13.9 Successors and Assigns 41

13.10 Fees and Expenses 41

13.11 Governing Law and Jurisdiction 41

13.12 Counterparts and Electronic Signatures 42

13.13 Headings 42

13.14 Scope of Agreement 42

13.15 Number and Gender 42

13.16 Severability 42

13.17 Parties in Interest 42

13.18 Waiver 43

13.19 Construction 43

13.20 Specific Performance 43

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 7th day of July, 2006, by and between FEATHERLITE COACHES, INC., a Nevada corporation (the "Purchaser") and UNIVERSAL TRAILER HOLDINGS CORP., a corporation organized under the laws of the state of Delaware ("Universal").

RECITALS

A. Universal is presently negotiating the purchase of all of the issued and outstanding capital stock of Featherlite, Inc., a Minnesota corporation (the "Company").

B. The Company owns and operates certain divisions within its business which may generally be referred to as the trailer division (the "Trailer Division") and the Coach Division (as defined in Article 1).

C. Universal is proposing, through its wholly-owned subsidiary, Featherlite Acquisition Corp., a Minnesota corporation ("Merger Sub"), to acquire the Company primarily for the purpose of acquiring the Trailer Division, and Universal does not desire to own or operate the Coach Division.

D. The Purchaser desires to acquire all of the assets and certain of the liabilities of the Coach Division from the Company concurrently upon Universal's acquisition of ownership and control of the Company as a wholly owned subsidiary of Universal, following completion of the merger of Merger Sub with and into the Company (the "Merger").

E. Universal desires to cause the Company to sell, transfer and convey such assets and liabilities of the Coach Division to the Purchaser immediately following such time that, as a result of the Merger, the Company is a wholly owned subsidiary of the Purchaser.

F. Upon completion of the Merger, Universal shall, and shall cause the Company to, execute and deliver an amendment to this Agreement (the "Amendment") whereby the Company shall become a party hereto as of the date of such execution and delivery.

AGREEMENT

In consideration of the foregoing Recitals, each of which is incorporated by reference herein as an essential term hereof, and the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Universal agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified:

"AAA Rules" has the meaning set forth in Section 9.4(b) of this Agreement.

"Affiliate" when used in reference to a specified Person, means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the specified Person.

"Agreement" has the meaning set forth in the introductory paragraph hereof.

"Alternative Proposal" means any proposal relating to the possible acquisition or sale of the Business whether by way of purchase or sale of all or substantially all of the assets of the Company or any of the assets of the Company arising from, in connection with or incident to the Business, or otherwise.

"Amendment" has the meaning set forth in the Recitals to this Agreement.

"Ancillary Documents" means the documents, instruments and agreements to be executed and/or delivered by the parties pursuant to this Agreement.

"Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person's properties or assets.

"Assets" has the meaning set forth in Section 2.1(a)(i) of this Agreement.

"Assignment and Assumption Agreement" has the meaning set forth in Section 2.3(b)(ii) of this Agreement.

"Assumed Liabilities" has the meaning set forth in Section 2.1(b)(i) of this Agreement.

"Benefit Plan" means any and all "employee benefit plans" (within the meaning of Section 3(3) of ERISA), stock option, restricted stock, stock purchase, stock appreciation, phantom stock or plan maintained, sponsored or participated in by the Company.

"Business" as used in this Agreement means the business of the Company's Coach Division that is being purchased by Purchaser pursuant to this Agreement.

"Closing" has the meaning set forth in Section 2.3(a) of this Agreement.

"Closing Date" has the meaning set forth in Section 2.3(a) of this Agreement.

"Coach Division" is that operating division of the Company that engages in (i) the design, research, manufacture, conversion, marketing, sale and distribution of various styles of custom luxury motorcoaches built on Prevost® chassises, other bus conversion shells or Class A Rear Diesel Pusher RV chassises, including those motorcoaches marketed under the trade names "Featherlite Coaches," "Featherlite Luxury Coaches®," "Featherlite Vantare," "Vantare," "Featherlite Vogue" and "Vogue," and (ii) operation and licensing of service centers for the products marketed, sold and/or distributed by the Coach Division, in each case of (i) and (ii) above throughout the United States.

"Coach Division Names" means the names "Featherlite Luxury Coaches," "Featherlite Coaches," "Featherlite VIP Biker's Club," "Featherlite VIP Club," "Featherlite Vantare," "Vantare," "Featherlite Vogue," "Vogue" and the other corporate, assumed and trade names of the Coach Division listed on Schedule 2.1(a)(i)(G).

"Code" means the Internal Revenue Code of 1986, as amended, or rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"Company" has the meaning set forth in the Recitals to this Agreement.

"Company Indemnified Parties" has the meaning set forth in Section 9.2 of this Agreement.

"Confidential Information" means any information or compilation of information not generally known to the public or the industry or which the Company has not disclosed to third parties without a written obligation of confidentiality, which is proprietary to the Business, relating to the procedures, techniques, methods, concepts, ideas, affairs, products, processes and services of and with respect to the Business, including, but not limited to, information relating to marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, customers, plans, pricing, billing, needs of customers and products and services used by customers, all lists of customers and their addresses, prospects, sales calls, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, code books, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operations, invoices or statements and the like; provided, however, that the term "Confidential Information" shall not be deemed to include (i) information which becomes generally available to the public other than as a result of disclosure by the Company, or (ii) becomes available to the applicable party on a non-confidential basis and without any breach of an agreement of confidentiality from a source other than the Company or the Purchaser.

"Contract" means any agreement, lease of non-Real Estate, license agreement (other than a license granted by a Governmental Body), contract, consensual obligation, promise, commitment, arrangement, understanding or undertaking, (whether written or oral and whether express or implied) of any type, nature or description that is legally binding but excluding leases of Leased Real Estate. As used herein, the word "Contract" shall be limited in scope if modified by an adjective specifying the type of contract to which this Agreement or a Section hereof refers.

"Controlled Person" when used in reference to a specified Person, means any Person that is directly or indirectly, through one or more intermediaries, controlled by a specified Person.

"DOJ" means the United States Department of Justice.

"Dealer Agreement" has the meaning set forth in Section 2.3(b)(v) of this Agreement.

"Debt Instruments" has the meaning set forth in Section 3.18 of this Agreement.

"Disclose" means to reveal, deliver, divulge, disclose, publish, communicate, show or otherwise make known or available to any other Person, or in any way to copy, any of the Company's Confidential Information.

"Encumbrance" means and includes:

(i) with respect to any personal property, any intangible property or any property other than real property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

(ii) with respect to any real property, any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of third parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

"Environmental Laws" means any and all Applicable Laws (i) regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and all state laws corollary thereto, and/or (ii) relating to the protection of the environment and public or worker health and safety, all as existing, defined or interpreted as of the Closing Date.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Excluded Assets" has the meaning set forth in Section 2.1(a)(ii) of this Agreement.

"Excluded Liabilities" has the meaning set forth in Section 2.1(b)(ii) of this Agreement.

"FTC" means the United States Federal Trade Commission.

"Family" has the meaning set forth in the definition of "Related Person" in this Article 1.

"Featherlite Aviation" means Featherlite Aviation, Inc., a Minnesota corporation.

"Final Order" has the meaning set forth in Section 6.2 of this Agreement.

"Financial Statements" has the meaning set forth in Section 3.9 of this Agreement.

"Governmental Body" means any:

(i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

(ii) federal, state, local, municipal, foreign or other government;

(iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);

(iv) multi-national organization or body; and/or

(v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"HSR" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

"Hazardous Materials" means any and all (i) toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or regulated by, any Environmental Law, and (ii) any of the following, whether or not included in the foregoing: polychlorinated biphenyls, asbestos in any form or condition, urea-formaldehyde, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials and explosives.

"IRS" means the United States Internal Revenue Service.

"Indemnified Party" has the meaning set forth in Section 9.3 of this Agreement.

"Indemnifying Party" has the meaning set forth in Section 9.3 of this Agreement.

"Injunction" means any and all writs, rulings, awards, directives, injunctions (whether temporary, preliminary or permanent), judgments, decrees or orders (whether executive, judicial or otherwise) adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body.

"Intellectual Property" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) mask works and all applications, registrations and renewals in connection therewith; (v) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) computer software (including data and related software program documentation in computer-readable and hard-copy forms); (vii) other intellectual property and proprietary rights of any kind, nature or description, including web sites, web site domain names and other e-commerce assets and resources of any kind or nature; and (viii) copies of tangible embodiments thereof (in whatever form or medium).

"Knowledge" means that an individual will be deemed to have "Knowledge" or "knowledge" of a particular fact or other matter if such individual is aware of such fact or other matter, or could have become aware in the course of a reasonable investigation of the fact or other matter; provided, however, that Knowledge by the Company or Universal of a particular fact or other matter shall mean the actual (and not constructive or imputed) awareness of Thomas Frey and Scott Bennett.

"Leased Real Estate" has the meaning set forth in Section 3.13 of this Agreement.

"Liability" or "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

"Loss" or "Losses" has the meaning set forth in Section 9.1 of this Agreement.

"Material Adverse Effect" or "Material Adverse Change" means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, Assets, Liabilities, revenues, income, business, operations, results of operations of such Person, taken as a whole; provided, however, the foregoing shall not be deemed to include any event, change or effect which arises with respect to (i) conditions of change that are primarily the result of the national economy whereby the effect or change is generally universal upon businesses as a whole or within an industry as a whole, or (ii) uniformly applied legislative or judicial Applicable Laws or Final Orders that have general applicability to business as a whole or an industry as a whole.

"Merger" has the meaning set forth in the Recitals to this Agreement.

"Merger Sub" has the meaning set forth in the Recitals to this Agreement.

"Operating Contracts" has the meaning set forth in Section 3.12 of this Agreement.

"Ordinary Course of Business" means an action taken by a Person only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

"Paid Transactional Expenses" has the meaning set forth in Section 7.5 of this Agreement.

"Payroll Tax Reporting Agreement" has the meaning set forth in Section 2.3(b)(vii) of this Agreement.

"Permits" means all right, title and interest in and to any permits, licenses, certificates, filings, authorizations, approvals, or other indicia of authority (and any pending applications for approval or renewal of a Permit), to own, construct, operate, sell, inventory, disburse or maintain any asset or conduct any business as issued by any Governmental Body.

"Permitted Encumbrances" means such minor Encumbrances, charges and imperfections which do not, individually or in the aggregate detract from, in any material way, the value or use of any Asset, or otherwise interfere with, in any material way, the quiet enjoyment of any Asset under any lease or leasehold interest.

"Person" means any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

"Proceeding" means any suit, litigation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price" has the meaning set forth in Section 2.2 of this Agreement.

"Purchaser" has the meaning set forth in the introductory paragraph hereof.

"Purchaser Indemnified Parties" has the meaning set forth in Section 9.1 of this Agreement.

"Real Estate" has the meaning set forth in Section 3.13 of this Agreement.

"Related Person" or "Related Persons" means, with respect to a particular individual:

(i) each other member of such individual's Family (as hereafter defined); and

(ii) any Controlled Person of one or more members of such individual's Family.

With respect to a specified Person other than an individual:

(i) any Controlled Person of such specified Person; and

(ii) each Person that serves as a director, governor, officer, manager, general partner, executor or trustee of such specified Person (or in a similar capacity). For purposes of this definition, the "Family" of an individual includes (i) such individual,

(ii) the individual's spouse, (iii) any lineal ancestor or lineal descendant of the individual, or (iv) a trust for the benefit of any of the foregoing.

"Schedules" has the meaning set forth in the introductory paragraph to Article 3 of this Agreement.

"Tax" or "Taxes" means any and all net income, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, use, social security, employment, unemployment, disability, license, withholding, payroll, privilege, excise, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees or charges of any kind whatsoever imposed by any Governmental Body, together with any interest or penalty relating thereto.

"Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

"Third Party" means a person not a party to this Agreement, excluding any Related Person.

"Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing, or any notice has been given in writing that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter will, with substantial certainty, be asserted, commenced, taken or otherwise pursued in the future; provided, however, that the foregoing shall not include customer billing disputes in the Ordinary Course of Business.

"Trailer Business" shall mean the business of researching, designing, manufacturing, distributing, marketing and/or selling trailers or toter home style motorhomes (i.e., motor coaches built on RV Class C cab chassises).

"Trailer Competitor" has the meaning set forth in Section 11.2(b) of this Agreement.

"Trailer Division" has the meaning set forth in the Recitals to this Agreement.

"Transactional Expenses" has the meaning set forth in Section 13.10 of this Agreement.

"Transition Services Agreement" has the meaning set forth in Section 2.3(b)(iv) of this Agreement.

"Universal" has the meaning set forth in the Preamble to this Agreement.

"Use" means to appropriate any of the Company's Confidential Information arising from, in connection with or incident to the Business for the benefit of oneself or any other Person other than the Business.

ARTICLE 2

PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

2.1  Purchase of Assets and Assumption of Liabilities. In reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the Closing Date, the Purchaser agrees to (i) purchase the Assets (as defined below) from the Company, and (ii) assume the Assumed Liabilities (as defined below), in each case on the terms and conditions set forth in this Agreement. The sale, transfer, conveyance, assignment and delivery of the Assets by the Company shall convey (x) good and valid title to the Assets that are tangible assets, (y) all of the Company's interests in and to the Assets that are intangible assets, and (z) good and valid title to the Assets that are, and all of the Company's interests in and to the Assets that are, mixed assets, free and clear of any and all Encumbrances, except for the Assumed Liabilities and the Permitted Encumbrances.

(a)  Assets.

(i)  Assets. The Purchaser will purchase or assume, as applicable, all right, title and interest in and to all of the assets of the Business and the I-4 trailer dealership in Sanford, Florida as operated by the Company, other than the Excluded Assets, which are related to, used, necessary or useful in the conduct of the Business, including (A) cash and cash equivalents, including investment funds and accounts and marketable securities, (B) any and all accounts receivable, (C) life insurance policies and all interests therein on the lives of Conrad Clement and Tracy Clement, (D) inventory and supplies, including the Pryor, Oklahoma trailer inventory and supplies, (E) property, equipment and other tangible personal property as set forth by site location on Schedule 2.1(a)(i)(E), which shall include (x) the #43 Richard Petty Grand Prix Pontiac, (y) the #3 Dale Earnhardt Monte Carlo Chevrolet, and (z) all computer hardware (including servers) at the Sanford, Florida location, (F) prepaid expenses and deposits associated with the Assets, (G) the Company's ownership interest in and right to use the Coach Division Names, the name "Featherlite Aviation," and the other Intellectual Property used in the Business as set forth by jurisdictional filing on Schedule 2.1(a)(i)(G), together with other intangible assets of the Business, including all of the goodwill of the Coach Division of the Company, (H) all of the Company's Permits related to the Business to the extent transferable as set forth by site location and jurisdictional issuance on Schedule 2.1(a)(i)(H), (I) the Company's rights and benefits of and under the Operating Contracts on Schedule 2.1(a)(i)(I), (J) all current or pending claims or current rights to claim reimbursement or payment under the non-life insurance policies of the Company with respect to the Business as such arise from or relate to the Business as set forth on Schedule 2.1(a)(i)(J), (K) the owned Real Estate and Leased Real Estate leases as set forth by site location on Schedule 2.1(a)(i)(K), which includes the owned Real Estate and Leased Real Estate and leasehold improvements at the Sanford, Florida; Mocksville, North Carolina; Indio, California and Newport, Oregon locations,

(L) the capital stock of Featherlite Aviation, and (M) the documents, books and records (financial or otherwise) relating to the Business, whether in tangible or intangible form, including ledgers, files, correspondence, lists, human resource policies, procedures manuals and the like, creative materials, advertising and promotional materials, studies, reports and other printed, written or electronic materials (the "Assets").

(ii)  Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1(a) of this Agreement, the following assets of the Company (the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, shall remain the property of the Company after the Closing and shall not be purchased or assumed by the Purchaser: (A) the Trailer Division and all assets associated therewith, other than (x) the assets used in the I-4 dealership in Sanford, Florida, (y) the Pryor, Oklahoma trailer inventories and supplies, and (z) the jacks located at the Cresco, Iowa property listed on Schedule 2.1(a)(i)(E), (B) deferred income Taxes and credits of the Company, (C) ownership of insurance policies of the Company to the extent not specifically set forth in Section 2.1(a)(i), (D) any claims and actions by the Company against the officers and directors of the Company which arise from the management or operation of the Business prior to or on the Closing Date, (E) the non-transferable Permits set forth by site location and Governmental Body issuer on Schedule 2.1(a)(ii)(E), (F) the Contracts and Leased Real Estate leases set forth on Schedule 3.13 that are to be either terminated at and upon the Closing or retained by the Company, including the leases on all property in Pryor, Oklahoma and Cresco, Iowa, (G) the Company's Tax returns and associated workpapers, and all claims for refunds of Taxes and other fees and charges of a Governmental Body, (H) any shares of capital stock of the Company, (I) the corporate charter of the Company, (J) the Company's qualifications to conduct business, arrangements with registered agents, taxpayer and other identification numbers, seals, minute books, stock transfer books, and other documents relating to the organization, maintenance and existence of the Company, (K) those assets listed on Schedule 2.1(a)(ii)(K), including any assets associated with the Company 401(k) plan as it relates to the Business, (L) any asset of the Company not used in the Business, (M) the Company's ownership interest in and right to use the name "Featherlite" as its corporate name and as an assumed and trade name in the Trailer Business, together with all derivatives thereof other than the Coach Division Names, and including the Intellectual Property set forth by jurisdictional filing on Schedule 2.1(a)(ii)(M), and (N) any rights of the Company under this Agreement and the Ancillary Documents.

(b)  Liabilities.

(i)  Assumed Liabilities. The Purchaser will assume the Liabilities of the Company which arise from the operation of the Business as follows: (A) trade accounts payable and accrued and other Liabilities incurred by the Company in connection with the Business prior to or on the Closing Date, (B) the obligations of the Company under the Operating Contracts and Leased Real Estate leases as set forth on Schedule 2.1(a)(i)(K) to either (x) furnish goods, services and other non-cash benefits to a Third Party after the Closing, or (y) to pay for goods, services, and other non-cash benefits that a Third Party will furnish to the Purchaser after the Closing, (C) claims or disputes by (x) current or former employees of the Company that are or were, as the case may be, employed in the Business, and (y) current or former employees of Featherlite Aviation, (D) the obligations of the Company under any Permit transferred to the Purchaser as set forth on Schedule 2.1(a)(i)(H), (E) any Liability arising from, in connection with or incident to any Benefit Plan, any breach of fiduciary duty under any Benefit Plan, any prohibited transaction under the Code or ERISA and any COBRA Liability which, in each case, has as its basis an event, act, occurrence or omission prior to the Closing Date and which relates to current or former employees of the Company that are or were, as the case may be, employed in the Business, including obligations under the Company 401(k) plan for the benefit of any such current or former employees, (F) products liability for Coach Division products manufactured and/or sold prior to the Closing Date, and (G) any Liability from or in connection with Proceedings arising from operation of the Business; provided, however, that the assumed Liabilities shall not include the Excluded Liabilities (the "Assumed Liabilities").

(ii)  Excluded Liabilities. The Purchaser shall not assume any Liabilities of the Company except as set forth above as Assumed Liabilities, including any Liability arising from, in connection with or incident to: (A) any Transactional Expenses paid by or relating to the Company, to the extent not included in the Paid Transactional Expenses, (B) any income Tax Liability of the Company, (C) any Liability arising from, incident to or in connection with an Excluded Asset, (D) claims or disputes by current or former employees of the Company that are not or were not, as the case may be, employed in the Business, (E) any Liability arising from, in connection with or incident to any Benefit Plan, any breach of fiduciary duty under any Benefit Plan, any prohibited transaction under the Code or ERISA and any COBRA Liability which, in each case, has as its basis an event, act, occurrence or omission prior to the Closing Date and which relates to current or former employees of the Company that are not or were not, as the case may be, employed in the Business, (F) any Liability that does not directly arise from the operation of the Business, and (G) any Liability of the Company arising from the Merger or the agreements pursuant to which the Merger is consummated (the "Excluded Liabilities").

2.2  Purchase Price. The Company shall remit to the Purchaser the amount of Two Million Four Hundred Thousand Dollars ($2.4 million) (the "Purchase Price") on the date of Closing by wire transfer of immediately available funds to an account designated in writing by the Purchaser at least two (2) days prior to the Closing.

2.3  Closing and Closing Deliveries.

(a)  Closing and Closing Date. Subject to the satisfaction or waiver of the conditions precedent contained in Articles 6, 7 and 8 hereof, as applicable to the respective parties hereto, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at a mutually agreed time after (i) all consents and approvals required to consummate the transactions contemplated hereby have been received, and (ii) all other conditions to the Closing have been duly satisfied or waived in writing, at the offices of Briggs and Morgan, Professional Association, 2200 IDS Center, Minneapolis, Minnesota, 55402, and shall be as of the opening of business on such day. Such date is referred to in this Agreement as the "Closing Date."

(b)  Documents to be Delivered by the Company. At the Closing, the Company and Universal, as applicable, shall execute, where necessary or appropriate, and deliver to the Purchaser each and all of the following:

(i)  A certificate in the form of Exhibit A hereto signed by the Company dated as of the Closing Date, to the effect that the representations and warranties made by the Company in this Agreement and in any Ancillary Documents to be executed and/or delivered by the Company are true and correct in all material respects at and as of the Closing and the Company has performed and complied, in all material respects, with all of its covenants, agreements and obligations under this Agreement which are to be performed and complied with by the Company;

(ii)  An Assignment and Assumption Agreement in the form of Exhibit B hereto (the "Assignment and Assumption Agreement") executed by the Company;

(iii)  A Bill of Sale in the form of Exhibit C hereto executed by the Company;

(iv)  A Transition Services Agreement in the form of Exhibit D hereto (the "Transition Services Agreement") executed by the Company and Universal;

(v)  A standard volume trailer dealer agreement with the Purchaser in the form of Exhibit E hereto (the "Dealer Agreement") executed by the Company for the I-4 dealership in Sanford, Florida;

(vi)  A copy of the duly adopted resolutions of the Board of Directors of the Company and, as necessary, the shareholders of the Company, certified by an officer of the Company approving this Agreement and authorizing the execution and delivery of this Agreement by the Company, including the Ancillary Documents to be executed and/or delivered by the Company pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;

(vii)  The Payroll Tax Reporting Agreement in the form of Exhibit F hereto (the "Payroll Tax Reporting Agreement") executed by the Company;

(viii)  The Amendment executed by the Company and Universal;

(ix)  The executed landlord/lessor estoppel certificates for each parcel of Leased Real Estate as set forth and disclosed in Schedule 3.13 (in conformity with Section 5.15) and the executed consent of such landlord/lessors of the Purchaser's assumption of the Company's rights and obligations under the lease of such Leased Real Estate;

(x)  Delivery and assignment of any and all documents relating to Permits which by their terms are assignable;

(xi)  The Company shall execute and deliver to the Purchaser in blank (without completing the buyer insert) the assignment provision of all vehicle, equipment and other personal property title certificates (or reasonably acceptable transfer documentation which will be accepted by applicable Governmental Bodies and Third Parties, where applicable) with respect to those Assets as to which title is evidenced by such certificates, together with a detailed list (organized by the Company site location) describing (A) the vehicle, equipment or personal property, (B) the vehicle, equipment or personal property identification number, and (C) the state issuing the title certificate;

(xii)  All stock certificates evidencing the capital stock of Featherlite Aviation (A) duly endorsed by the Company in blank, or (B) accompanied by assignments separate from certificate duly endorsed in blank, and the minute book and stock book of Featherlite Aviation;

(xiii)  A certificate of good standing for the Company dated within five (5) days prior to the Closing Date issued by the Secretary of State of Minnesota and foreign qualification good standing certificates for the Company in each state set forth in Schedule 3.1;

(xiv)  As required by Applicable Law, the non-foreign person affidavit as described in Section 10.2 duly executed by the Company;

(xv)  All consents approving the transfer of any Asset or the assumption of any Assumed Liability required by the terms of any Contract or Permit (without charge to the Purchaser or material change to the terms of the Contract or Permit);

(xvi)  Owned Real Estate and conveyance documents for the Real Estate of the Business, including:

(A)  deed(s) consistent with previous conveyances of the owned Real Estate described in Schedule 3.13;

(B)  market title commitment; and

(C)  copies of surveys, blueprints, plans, specifications and other similar information;

(xvii)  Payment of the Purchase Price to be paid on the Closing Date pursuant to the methods and determined in accordance with Section 2.2 hereof in the form of cash;

(xviii)  The mutually agreed upon updated Schedules to this Agreement as described in Section 5.22 shall be delivered to the Purchaser (with drafts for review within a reasonable period prior to the Closing Date); and

(xix)  Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.

(c)  Documents to be Delivered by the Purchaser. At the Closing, the Purchaser shall execute, where necessary or appropriate, and deliver to the Company each and all of the following:

(i)  A certificate in the form of Exhibit G hereto signed by a duly authorized officer of the Purchaser, and dated as of the Closing Date, to the effect that (x) the representations and warranties made by the Purchaser in this Agreement and in any Ancillary Documents to be executed and/or delivered by the Purchaser pursuant to this Agreement are true and correct in all material respects at and as of the Closing, and (y) the Purchaser has performed and complied, in all material respects, with all of its covenants, agreements and obligations under this Agreement which are to be performed and complied with by the Purchaser on or prior to the Closing;

(ii)  A copy of the duly adopted resolutions of the Board of Directors of the Purchaser certified by an officer of the Purchaser approving this Agreement and authorizing the execution and delivery of this Agreement, including the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;

(iii)  The Assignment and Assumption Agreement executed by the Purchaser;

(iv)  The Transition Services Agreement executed by the Purchaser;

(v)  The Dealer Agreement executed by the Purchaser;

(vi)  The Payroll Tax Reporting Agreement executed by the Purchaser;

(vii)  The Amendment executed by the Purchaser;

(viii)  UCC-3 termination statements for all Debt Instruments either assumed or paid by the Purchaser pursuant to its assumption of such Debt Instruments; and

(ix)  Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF UNIVERSAL AND THE COMPANY

As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Universal shall cause the Company to represent and warrant to the Purchaser at the Closing that each and all of the following representations and warranties (as modified by the Schedules to this Agreement (the "Schedules")) are true and correct as of the Closing Date. The Schedules shall be arranged in paragraphs generally corresponding to the sections and subsections contained in this Article 3 and shall be presented in a manner that is reasonably contemplated to provide the disclosures requested by the Purchaser; provided, however, that the representations and warranties in Sections 3.1, 3.3 and 3.4 as such relate to Universal shall be made by Universal as of the date of this Agreement and as of the Closing Date.

3.1  Organization.

(a)  Company. The Company is a corporation duly organized, legally existing and in good standing under the laws of the State of Minnesota. The Company has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the Business as it is now being conducted. As set forth in Schedule 3.1, the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of their activities or of their properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Business.

(b)  Universal. Universal is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware. Universal has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the Business as it is now being conducted. As set forth in Schedule 3.1, Universal is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of their activities or of their properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Business.

3.2  Business. Except as set forth in Schedule 3.2, the Company operates the Business as a distinct division of the Company and no other division or subsidiary of the Company owns, holds, utilizes or requires the Assets in its operations.

3.3  Due Authorization. The execution, delivery and performance of this Agreement and the Ancillary Documents including the documents, instruments and agreements to be executed and/or delivered by Universal and the Company pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, corporate or otherwise. This Agreement and the Ancillary Documents to be executed and/or delivered by Universal and the Company pursuant to this Agreement have been duly and validly authorized, executed and delivered by Universal and the Company and the obligations of Universal and the Company hereunder and thereunder are or will be upon such execution and delivery, respectively, valid, legally binding and enforceable against Universal and the Company in accordance with their respective terms.

3.4  No Breach. Universal and the Company have full power and authority to sell, assign, transfer, convey and deliver to the Purchaser the Assets to be sold hereunder. The Company has full power and authority to otherwise perform its obligations under this Agreement and the Ancillary Documents to be executed and/or delivered pursuant hereto. The execution and delivery of this Agreement, including the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation, as amended and restated, or Bylaws, as amended, (or comparable governing documents or instruments) of Universal or the Company, (ii) violate any Injunction applicable to Universal or the Company, (iii) except as provided in Schedule 3.4 hereto, require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, or (iv) result in the creation or imposition of any Encumbrance on any of the Assets.

3.5  Clear Title. Except as otherwise set forth on Schedule 3.5 hereto, on the Closing Date, (i) the Company holds good and valid title to all of the Assets that are tangible assets, (ii) all of the Company's interests in and to the Assets that are intangible assets are valid and enforceable, (iii) the Company holds good and valid title to, and all of the Company's interests are valid and enforceable interests in and to, the Assets that are mixed assets, (iv) the Company holds valid and enforceable leasehold interests in all Leased Real Estate and all leased non-real estate Assets, and (v) the Assets and the leasehold interests in the Leased Real Estate are free and clear of any and all Encumbrances, except for the Permitted Encumbrances, of any kind, nature and description whatsoever.

3.6  Sufficiency of Assets. Except as set forth in Schedule 3.6 hereto, the Assets constituting property, plant, equipment and other personal property are all of the assets that have been used in the Business, and are necessary or required to operate the Business in the Ordinary Course of Business.

3.7  Employee Benefits.

(a)  Benefit Plans. The Company does not and will not have any unfunded Liability for services rendered prior to the Closing Date under any Benefit Plans with respect to the Business.

(b)  Fiduciary Duty. Neither the Company, nor any other fiduciary of any Benefit Plan offered by the Company engaged in any transaction with respect to such Benefit Plan or failed to act in a manner with respect to such Benefit Plan which could reasonably be expected to subject the Company or its assets to any material Liability for a breach of fiduciary duty under ERISA or any other Applicable Law.

(c)  COBRA. The Company has complied in all material respects with the coverage continuation requirements of all Applicable Laws, including Sections 601 through 609 of ERISA, Section 4980B of the Code, and the requirements of any similar state law regarding continued insurance coverage, and the Company has incurred no Liability with respect to its failure to offer or provide continued coverage in accordance with the foregoing requirements, nor is there any suit pending, or to the Company's Knowledge, Threatened, with respect to such requirements.

3.8  No Guaranties. Except as set forth on Schedule 3.8, (i) none of the obligations of the Business is guaranteed by, or subject to a similar contingent Liability to, any Person, and (ii) the Company has not guaranteed, or otherwise become contingently liable for, any Liability of any Person.

3.9  Financial Statements. The Company has furnished true and correct copies of the financial statements of the Business to the Purchaser as a separate division of the Company as of, respectively, the date of this Agreement and through the last published statements prior to the Closing Date. Such statements are identified in Schedule 3.9 hereto (the "Financial Statements").

3.10  Absence of Certain Developments. Except for the transactions contemplated by this Agreement or as otherwise set forth on Schedule 3.10 hereto, since the date of this Agreement, the Company has conducted the Business only in the Ordinary Course of Business and with respect to the Business has not suffered, sustained or incurred any Material Adverse Change.

3.11  Intellectual Property. Schedule 3.11 hereto contains a list and description of all Intellectual Property owned by the Company and used by the Company in the operation of the Business.

3.12  Operating Contracts. Except as disclosed in Schedule 3.12, the Company is not a party to any oral or written Contract with respect to the Business. Schedule 3.12 sets forth all of the Contracts required or necessary to operate the Business as it has been operated by the Company. All of the Contracts listed on such Schedule 3.12 hereto are referred to in this Agreement as the "Operating Contracts." Except as provided in Schedule 3.4 hereto, the consummation of the transactions contemplated hereby will not require the consent or approval of any Person under any of the Operating Contracts.

3.13  Real Estate. With respect to the Business, the Company owns the real property and has leasehold interests described in Schedule 3.13 (section (a) of such Schedule shall describe all real property and leasehold interests with respect to lessors and section (b) of such Schedule shall describe all leasehold interests with respect to unrelated party lessors) attached hereto with respect to each parcel of real estate leased by the Company in connection with the operation of the Business (the "Leased Real Estate" or the "Real Estate"). Schedule 3.13 contains a complete and accurate listing and description (the parties, term, expiration date(s), address, and description) of the real property and the leased premises, including each written or oral lease regarding Leased Real Estate which is not likewise described on Schedule 3.12 hereto.

3.14  Affiliate Loans and Obligations. Except as set forth in Schedule 3.14, there are no loans, advances or other obligations for borrowed money owing by the Business to the Company or any Affiliate of the Company as of the date hereof, and no amount shall be owing for such obligations at and upon the Closing. Except as set forth in Schedule 3.14, the Company and its Affiliates do not have any claims of any kind against the Business, and no amount shall be owing for such obligations at and upon the Closing.

3.15  Employees and Employee Related Commitments. Schedule 3.15 hereto contains a list of the names, positions, annual salary rates, hourly wage rates, severance benefits and accrued vacation and sick leave, as of the date hereof, of all present employees of the Company (including those on furlough, leave, disability (short- or long-term) or layoff of any kind) that are employed in the operations of the Business. Schedule 3.15 also sets forth a description of any written Contract, other than the Benefit Plans, with respect to the conditions of employment of all of the Company's employees that are employed in the operation of the Business.

3.16  Permits. All Permits are listed on Schedule 3.16 hereto.

3.17  Brokers. The Company has not employed or engaged any broker, finder, agent, banker or Third Party, nor have they otherwise dealt with anyone purporting to act in the capacity of a finder or broker in connection with the transactions contemplated hereby. No commissions, finder's fees or like charges have been or will be incurred by the Company that are chargeable to the Business or against the Assets in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Any such commissions, finders' fees or like charges shall be directly chargeable to the Company as contemplated by the terms of this Agreement.

3.18  Debt Instruments. Schedule 3.18 is a true, correct and complete list showing the names of the parties and outstanding indebtedness as of the respective dates set forth on Schedule 3.18 under all mortgages, indentures, notes, guarantees and other obligations for or relating to borrowed money, purchase money debt (including conditional sales contract and capital leases) or covenants not to compete (the "Debt Instruments") for which the Company is primarily or secondarily obligated with respect to the Business or which Encumber in any way the Assets. The Company has previously delivered to the Purchaser true, complete and correct copies of each of the Debt Instruments. Except as described in Schedule 3.18, the Company has performed all of the material obligations required to be performed by it, is not in material default under any of the provisions of any such Debt Instruments, and there has not occurred any event which, (with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement for Universal and the Company to enter into this Agreement and for the Company to consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants to Universal and the Company that each and all of the following representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. The Schedules shall be arranged in paragraphs generally corresponding to the sections and subsections contained in this Article 4 and shall be presented in a manner that is reasonably contemplated to provide the disclosures requested by the Company.

4.1  Organization. The Purchaser is a corporation duly organized, legally existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted.

4.2  Due Authorization. The execution, delivery and performance of this Agreement, including the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant to this Agreement have been duly and validly authorized, executed and delivered by the Purchaser and the respective obligations of the Purchaser hereunder and thereunder are or will be valid, legally binding and enforceable against the Purchaser in accordance with their respective terms.

4.3  No Breach. The Purchaser has full power and authority, corporate and otherwise, to perform its obligations under this Agreement and the Ancillary Documents to be executed by the Purchaser pursuant hereto. The execution and delivery of this Agreement, including the Ancillary Documents to be executed by the Purchaser pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of the Purchaser, (ii) violate any Applicable Laws or Injunction applicable to the Purchaser, (iii) require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any

Permits, appeals or authorizations of any Governmental Body), lease or other Contract to which the Purchaser is a party, or by which it or any of its assets or properties.

4.4  Brokers. The Purchaser has not employed or engaged any broker, finder, agent, investment banker or Third Party nor has the Purchaser otherwise dealt with anyone purporting to act in the capacity of a finder or broker, in connection with the transactions contemplated hereby.

ARTICLE 5

PERFORMANCE AND COVENANTS PENDING CLOSING

Universal, the Company and the Purchaser covenant and agree that from and after the date of this Agreement and until the earlier of the Closing Date or the termination of this Agreement in accordance with Article 12 hereof; provided that the obligations of the Company under this Article 5 shall only become operative and effective upon the Company's execution and delivery of the Amendment:

5.1  Access to Information. At the request of the Purchaser, Universal shall cause the Company to facilitate, from time to time, give or cause to be given to the Purchaser, its officers, employees, counsel, accountants and other representatives, upon reasonable notice to the Company, reasonable access during normal business hours, without undue disruption to the Company's business, to the properties and assets and all of the books, minute books, title papers, records, files, Contracts, insurance policies, environmental records and reports, licenses and documents of every character of the Company relating to the Business, and the Company shall furnish or cause to be furnished to the Purchaser, its officers, employees, counsel, accountants and other representatives all of the information with respect to the Company and/or the Company's properties or assets as any of them may reasonably request. Subject to the prior consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, the Purchaser, its officers, employees, counsel, accountants and other representatives shall have the authority to interview, as reasonably necessary and without undue disruption to the Company's Business, all employees, customers, vendors, suppliers and other parties having relationships with the Company, and the Company shall make such introductions as may be requested. In addition, the Purchaser may, subject to the conditions stated above, at its sole cost and expense, at any time prior to the Closing Date, through its officers, employees, counsel, accountants and other representatives, conduct such investigations and examinations of the Company's properties and assets as it deems necessary or advisable, and the Company will provide reasonable cooperation to such Persons in such investigations.

5.2  Conduct of Business. The Company shall carry on the Business diligently, only in the Ordinary Course of Business and substantially in the same manner as heretofore conducted and will keep and maintain the Company's Assets in good and safe repair and condition consistent with past practices; provided, however, the Company shall be allowed to make regular contributions to 401(k) accounts of the employees to assure that such accounts are fully funded as of the Closing Date. Except for the filings described on Schedule 5.2 or except as contemplated by Section 5.10, the Company shall not make any regulatory filings with any

Governmental Body, except in the Ordinary Course of Business or with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned).

5.3  Encumbrances. The Company shall not, directly or indirectly, perform or fail to perform any act which would, with substantial certainty, in the creation or imposition of any Encumbrance on any of the Assets or otherwise adversely affect the marketability of the Company's title to any of its properties or assets of the Business.

5.4  Preservation of Business. The Company shall use reasonable efforts to preserve the Business and its business organization intact, to keep available to the Purchaser the present employees of the Business and to preserve for the Purchaser the present goodwill and relationship of the Company with its vendors, suppliers, customers and others having business relationships with the Business.

5.5  Payment and Performance of Obligations. The Company shall timely pay and discharge all invoices, bills and other monetary Liabilities.

5.6  Restrictions on Sale of Assets. The Company shall not, sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Assets, except (i) for the sale of inventory in the Ordinary Course of Business and at regular prices, and (ii) as otherwise specifically contemplated by this Agreement.

5.7  Prompt Notice. Universal and the Company shall promptly notify the Purchaser, and the Purchaser shall promptly notify Universal, in writing upon any of them becoming aware of any of the following: (i) any claim, demand or other Proceeding that may be brought, Threatened or commenced against Universal, the Company, the Purchaser or any of their respective officers or directors with respect to the Business or the transactions contemplated hereby, (ii) any changes in the accuracy of the representations and warranties made by any of them in this Agreement, (iii) any Injunction or any complaint praying for an Injunction restraining or enjoining the consummation of the transactions contemplated hereby, or (iv) any notice from any Person of its intention to institute an investigation into, or institute a Proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

5.8  Consents. Universal, the Company and the Purchaser will use commercially reasonable efforts to obtain or cause to be obtained all of the consents and approvals of all Persons necessary for the parties hereto to consummate the transactions contemplated hereby, including with respect to the consents and approvals listed on Schedule 5.8 hereto. After the Closing, the provisions of Section 11.11 of this Agreement shall apply.

5.9  No Solicitation of Other Offers. Neither Universal nor the Company nor the Purchaser will, and will not permit their respective representatives, investment bankers, agents and Affiliates to, directly or indirectly, (i) solicit or encourage submission of or any inquiries, proposals or offers by, (ii) participate in any negotiations with, (iii) afford any access to the properties, books or records of the Company to, (iv) accept or approve, or (v) otherwise assist, facilitate or encourage, or enter into any Contract with, any Person or group (other than Universal on the one hand and the Purchaser on the other hand, and their respective Affiliates, agents and representatives), in connection with any Alternative Proposal. In addition, neither Universal nor the Company nor the Purchaser will, and will not permit their respective representatives, investment bankers, agents and Affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Alternative Proposal made by any Person or group (other than Universal on the one hand and the Purchaser on the other hand). In addition, Universal and the Company will immediately cease any and all existing activities, discussions or negotiations with any parties with respect to any of the foregoing.

5.10  Filing Reports and Making Payments. The Company shall timely file all required reports and notices with each and every applicable Governmental Body and timely make all payments due and owing to each such Governmental Body, including, but not by way of limitation, any filings, notices and/or payments required by reason of the transactions contemplated by this Agreement.

5.11  Company D/B/A Name Change. The Company shall take such actions as are necessary to ensure that none of the Coach Division Names appear as business names of, and are not otherwise used by, the Company in any jurisdiction. The Company shall deliver evidence of any required name change or other corporate action taken by the Company to the Purchaser at the Closing, and the Company shall also provide to the Purchaser copies of the filing and receipt documents issued to the Company in connection with any such name change. In addition to the foregoing, the Company shall promptly provide at the Purchaser's request any and all consents and other instruments and documents which allow the use of the Company name as part of a Coach Division Name in all jurisdictions where the Company is registered and/or licensed to do business in order to facilitate the Purchaser's filings in such jurisdiction for the purpose of conducting the Business therein under any of the Coach Division Names.

5.12  Litigation. From the date hereof and through the Closing Date, Universal and the Company will notify the Purchaser, and the Purchaser will notify Universal, in writing of any actions or Proceedings that, from the time hereof, are, to Universal's or the Purchaser's respective Knowledge, as applicable, Threatened or commenced against the Company or against any officer, director or employee of the Company relating to the Business or the Company.

5.13  Lien Search. Prior to the Closing, the Company shall deliver an Encumbrance search report to the Purchaser which discloses any and all UCC-1 filings, tax liens, and judgments entered with respect to the Company and the Business in all state and county jurisdictions in which the Company has a Business location.

5.14  Cancellation of Affiliate Liabilities. All inter-division liabilities of the Company as between the Coach Division and the Company and any Affiliate of the Company shall be cancelled and terminated as of the Closing Date, unless such obligation arose in the Ordinary Course of Business as an account payable, and represents valid obligations of the Business.

5.15  Landlord/Lessor Estoppel Certificates. In addition to the consents required under Section 5.8, promptly on and after the date hereof, the Purchaser, the Company and Universal shall make reasonable commercial efforts to obtain landlord/lessor estoppel certificates from each of the landlords/lessors of the Leased Real Estate who are not Related Persons, set

forth and disclosed in Schedule 3.13. Such estoppel certificates shall include (i) the parties to the Leased Real Estate lease, (ii) the dates of commencement and termination of the Leased Real Estate lease, (iii) description of any extension, option or expansion terms, (iv) date of last payment under the Leased Real Estate lease and confirmation that all such payments under such lease have been paid in full to the date of the estoppel certificate, (v) confirmation that no additional rents, costs, charges or assessments are accruing and/or due under such lease, and (vi) a statement by the landlord/lessor that there are no breaches, defaults or other occurrences or events by either party under such lease as of the date of the estoppel certificate.

5.16  Cooperation with Respect to Permits, Licenses and Regulatory Matters.

(a)  Permits. The Company shall promptly perform such lawful acts and execute and deliver to the Purchaser such documents as the Purchaser may reasonably request to obtain the full benefits of the transfer of ownership of the Assets, and the Company shall cooperate with the Purchaser to obtain for the Purchaser all transferable and nontransferable Permits issued by a Governmental Body necessary or appropriate to continue the operation of the Business by the Purchaser in the Ordinary Course of Business (as conducted by the Company) from and after the Closing Date; provided that the costs and expenses of the Company in connection therewith shall be borne one-half by the Company and one-half by the Purchaser. To the extent allowed by Applicable Law, the Company hereby licenses to the Purchaser and agrees to the use by the Purchaser, for no additional consideration, of all Permits between the Closing Date and the completion of any required transfer process.

(b)  Regulatory Matters. The Purchaser, Universal and the Company shall promptly proceed to file or transmit, as applicable, or assist in any other party's filing or transmittal, as applicable, of all applications, consent requests and associated documentary material required by or necessary to obtain all approvals of any Governmental Body necessary to complete or satisfy the conditions to Closing with respect to the transactions contemplated by this Agreement.

5.17  Title Matters. As soon as practicable following the execution hereof, the Company shall provide to the Purchaser A.L.T.A. Form 1992 title insurance commitments from a title insurance company reasonably acceptable to the Purchaser for the parcel of owned Real Estate, which is more fully described in Schedule 3.13 of this Agreement agreeing to insure title of owner in amounts reasonably satisfactory to the Purchaser for such parcel with standard exceptions waived, together with copies of all documents mentioned in said title insurance commitment. The Purchaser shall bear the cost of obtaining the title insurance commitment and pay the cost of the title insurance policy. The policy shall contain waivers of the co-insurance clause reasonably acceptable to the Purchaser. The Purchaser shall be allowed ten (10) days after receipt of the complete commitment (including copies of documents mentioned therein and surveys related thereto, if applicable) for examination thereof and the making and delivering of any written objections to the marketability of title. Any such written objection shall be prepared by the Purchaser and listed on Schedule 3.13. If no title objection is made within such period, any objection shall be deemed to have been waived by the Purchaser. If there is a written objection to the marketability of title to the owned Real Estate, and such objection is made by the Purchaser within said ten (10) day period, the Company and the Purchaser shall co-operate to use commercially reasonable efforts to cure said marketable title objection, with the expense thereof to be borne by the Purchaser.

5.18  Purchaser 401(k) Plan. The Purchaser shall establish a 401(k) plan for the benefit of its employees, which plan shall be capable of receiving transfers of the 401(k) accounts of the Coach Division employees promptly following the Closing.

5.19  Delivery of Amendment. Upon the Merger, Universal shall execute and deliver to the Purchaser, and shall cause the Company to execute and deliver to the Purchaser, the Amendment.

5.20  Transition Preparation. The Company shall cooperate and assist in the transition of information systems, software, files and other operational requirements of the Coach Division so as to prepare the Coach Division as much as reasonably possible to operate as a standalone entity (consistent with prior operations) in the hands of the Purchaser on the Closing Date.

5.21  Asset Purchase, Transfer and Licensing.

(a)  Transfer and Coordination of Computer Hardware and Software. On or prior to the Closing Date, the Company shall make reasonable commercial efforts to configure and/or transfer to the Purchaser the computer hardware and software utilized in the operations of the Business that will assure that the Purchaser has, as of the Closing Date, the properly licensed and owned, respectively, software and hardware to operate the Business as currently conducted on a "stand-alone" basis, except as is specifically contemplated and addressed by the Transition Services Agreement.

(b)  Transfer and Coordination of Licenses. On or prior to the Closing Date, the Company shall make reasonable commercial efforts to obtain on behalf of or transfer to the Company (with applicable consents) the licenses utilized in the operations of the Business that will assure that the Company has, as of the Closing Date, the licenses not addressed in Section 5.21(a) above to operate the Company's Business as currently conducted on a "stand-alone" basis, except as is specifically contemplated and addressed by the Transition Services Agreement.

5.22  Schedule Update. All Schedules to this Agreement may be updated to the Closing Date for completeness, accuracy and to reflect the operation of the Business from the date hereof to the Closing Date by the submission by either Universal or the Purchaser to the other of such party's proposed updated Schedule(s) in draft form, and such updated Schedule(s) shall be incorporated into this Agreement upon the written consent thereto by the other party, such consent not to be unreasonably withheld, delayed or conditioned.

ARTICLE 6

MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

Unless waived in writing by the parties, each and every obligation of the Purchaser, on the one hand, and Universal and the Company, on the other hand, to be performed at or upon the

Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

6.1  Proceedings. There being no (i) Proceedings which have been brought, asserted, commenced or Threatened against the Purchaser, the Company, or Universal by any Person involving or affecting in any way the Purchaser's, the Company's, or Universal's consummation of the transactions contemplated hereby, or (ii) Applicable Laws restraining or enjoining, or which may reasonably be expected to nullify or render ineffective, this Agreement or the consummation of the transactions contemplated hereby or which otherwise could reasonably be expected to have a Material Adverse Effect on the Assets or the Business.

6.2  Consents and Approvals. The Purchaser and the Company shall have received evidence, in form and substance reasonably satisfactory to the respective counsel for the Purchaser and the Company, that all consents, waivers, releases, authorizations, approvals, licenses, certificates, Permits and franchises of all Persons (including each and every Governmental Body) set forth on Schedule 5.8 of this Agreement. All consents of a Governmental Body shall be by Final Order; provided, however, that if the Purchaser and the Company waive the condition of Governmental Body consent by Final Order, the parties shall consider the Governmental Body consent without Final Order sufficient to proceed to Closing according to the other terms of this Agreement. "Final Order" means an action or decision of the Governmental Body as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (iii) the Governmental Body does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

6.3  Antitrust Matters. All waiting periods under HSR have expired, no temporary restraining order, preliminary Injunction or permanent Injunction enjoining the consummation of the transactions contemplated herein has been entered by any court, no action seeking to enjoin the consummation of this transaction has been commenced by any Person, and neither the FTC, the DOJ nor any State Attorney General has Threatened to take any action to enjoin or challenge the transaction contemplated herein. The Purchaser and the Company shall make all filings and submit information requested or required under HSR with the FTC and the DOJ. Neither party hereto shall initiate any substantive discussion with the FTC or DOJ concerning the transactions contemplated by this Agreement without giving the other party reasonable prior notice of such discussion and a reasonable opportunity to participate therein. Each party shall promptly report to the other the fact and general nature of any substantive discussion initiated with it by the FTC or DOJ concerning the transactions contemplated by this Agreement.

6.4  Universal Acquisition of Company; Merger. Universal and Merger Sub shall have closed and completed the acquisition of shares of the Company and the Merger, whereby Universal shall have acquired operating control of the Company. Upon such closing and completion, Universal shall procure that the Company enter into the Amendment and thereby become a party hereto, and Universal and the Company shall be obligated (subject to the other provisions hereof, including Article 8 below) to close the transactions contemplated hereby on the terms hereof, as amended by the Amendment.

ARTICLE 7

ADDITIONAL CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

Unless waived by the Purchaser in writing, each and every obligation of the Purchaser to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

7.1  Accuracy of Representations and Warranties. The representations and warranties made by each of Universal and the Company in this Agreement and in the Ancillary Documents, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

7.2  Compliance with Covenants and Agreements. Universal and the Company shall have performed and complied in all material respects with all of the covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and/or delivery of the documents, instruments and agreements specified in Section 2.3(b) hereof or in such documents, instruments and agreements.

7.3  No Material Adverse Change. As of the Closing Date, nothing shall have occurred which, in the reasonable judgment of the Purchaser could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets or the Business.

7.4  Good Standings. The Purchaser shall have received a certificate of good standing dated within five (5) days of the Closing Date from (i) the Secretary of State of the State of Minnesota with respect to the Company, and (ii) the Secretary of State of the State of Delaware with respect to Universal.

7.5  Schedule of Paid Transactional Expenses. The Company shall have delivered to the Purchaser an itemized schedule of the Company which sets forth the aggregate amount of Transactional Expenses paid by the Company through the Closing Date (the "Paid Transactional Expenses") as set forth in Schedule 7.5 to this Agreement.

7.6  Delivery of Receipt for Purchase Price. The Company shall have delivered to the Purchaser, against receipt of the documents and instruments to be delivered by the Company pursuant to this Agreement, the Purchase Price to be paid on the Closing Date determined in accordance with Section 2.2.

ARTICLE 8

ADDITIONAL CONDITIONS PRECEDENT TO UNIVERSAL'S AND THE COMPANY'S OBLIGATIONS

Unless waived by the Company in writing, each and every obligation of Universal and the Company to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

8.1  Accuracy of Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement, including the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

8.2  Compliance with Covenants and Agreements. The Purchaser shall have performed and complied in all material respects with all of their respective covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and/or delivery of the documents, instruments and agreements specified in Section 2.3(c) hereof or in such documents, instruments and agreements.

ARTICLE 9

INDEMNIFICATION

9.1  Indemnification by the Company. The Company hereby covenants and agrees to indemnify and hold the Purchaser and its respective officers, directors, employees, Affiliates, shareholders and agents, and each of their respective heirs, personal representatives, successors and assigns (the "Purchaser Indemnified Parties"), harmless from, against and in respect of any and all losses, costs, expenses (including without limitation, reasonable attorneys' fees and disbursements of counsel), Liabilities, damages (excluding incidental, consequential or punitive damages), fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever (individually, a "Loss" and collectively, "Losses") that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, to the extent arising out of, based upon or resulting from or on account of each of the following:

(a)  the breach or falsity of any representation or warranty made by the Company in this Agreement, including the Ancillary Documents to be executed and/or delivered by the Company; or

(b)  the breach of any covenant or agreement made by the Company in this Agreement, including the Ancillary Documents to be executed and/or delivered by the Company; or

(c)  any and all Excluded Liabilities.

Notwithstanding the foregoing, any Loss or aggregate Losses to be indemnified by the Company to the Purchaser under this Agreement shall not exceed the Purchase Price.

9.2  Indemnification by the Purchaser. The Purchaser covenants and agrees to defend, indemnify and hold the Company, and its respective officers, directors, employees, Affiliates, shareholders, agents, and each of their respective heirs, personal representatives, successors and assigns (the "Company Indemnified Parties"), harmless from, against and in respect of any and all Losses that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, to the extent arising out of, based upon or resulting from or on account of each or all of the following:

(a)  the breach or falsity of any representation or warranty made by the Purchaser in this Agreement, including the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant hereto and thereto; or

(b)  the breach of any covenant or agreement made by the Purchaser in this Agreement, including the Ancillary Documents to be executed and/or delivered by the Purchaser pursuant hereto or thereto; or

(c)  any Assumed Liabilities.

9.3  Procedure for Indemnification. In the event any of the Purchaser Indemnified Parties or the Company Indemnified Parties intends to seek indemnification pursuant to the provisions of Sections 9.1 or 9.2 hereof (the "Indemnified Party"), the Indemnified Party shall promptly give notice hereunder to the other party (the "Indemnifying Party") after obtaining written notice of any claim, investigation, or the service of a summons or other initial or continuing legal or administrative process or Proceeding in any action instituted against the Indemnified Party as to which recovery or other action may be sought against the Indemnified Party because of the indemnification provided for in Section 9.1 or 9.2 hereof, and, if such indemnity shall arise from the claim of a Third Party, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim; provided, however, that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or Proceeding which, if not first paid, discharged or otherwise complied with, would result in a material interruption or disruption of the business of the Indemnified Party, or any material part thereof. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a Third Party within twenty (20) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim, investigation or Proceeding shall include taking all steps necessary in the defense or settlement of such claim, investigation or Proceeding and holding the Indemnified Party harmless from and against any and all Losses arising from, in connection with or incident to any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim, investigation or Proceeding, except where, and only to the extent that, the Indemnifying Party has been prejudiced by the actions or omissions of the Indemnified Party. The Indemnifying Party shall not, in the defense of such claim or any Proceeding resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) or enter into any settlement (except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of Applicable Law and no material effect on any claims that could reasonably be expected to be made against the Indemnified Party, (ii) the sole relief provided is monetary damages that are paid in full for Losses, if any, but which payment does not exceed the indemnification limits set forth in this Agreement, and (iii) the settlement shall include the giving by the claimant or the plaintiff to the Indemnified Party a release from all Liability in respect to such claim or litigation.

If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the Indemnified Party shall be entitled to participate in the defense of the claim, but solely by observation and comment to the Indemnifying Party, and the counsel selected by the Indemnified Party shall not appear on its behalf in any Proceeding arising hereunder. The Indemnified Party shall bear the fees and expenses of any additional counsel retained by it to participate in its defense unless any of the following shall apply: (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, or (ii) the Indemnifying Party's legal counsel shall advise the Indemnifying Party in writing, with a copy to the Indemnified Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel. If clause (i) or (ii) in the immediately preceding sentence is applicable, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party to represent the Indemnified Party, but in no event shall the Indemnifying Party be obligated to pay the costs and expenses of more than one such separate counsel for any one complaint, claim, action or Proceeding in any one jurisdiction.

If the Indemnifying Party does not assume the defense of any such claim by a Third Party or litigation resulting therefrom after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it reasonably deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the cost (including attorneys' fees) of defending the same, the Indemnified Party may settle such claim or Proceeding on such terms as it may reasonably deem appropriate and the Indemnifying Party shall, subject to its defenses and the applicability of any remaining threshold loss amount provided for in Section 9.1 hereof, promptly reimburse the Indemnified

Party for the amount of such settlement and for all reasonable costs (including attorneys' fees), expenses and damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim, investigation or litigation, or if any such claim or litigation is not so settled, the Indemnifying Party shall, subject to its defenses, promptly reimburse the Indemnified Party for the amount of any final nonappealable judgment rendered with respect to any claim by a Third Party in such litigation and for all costs (including attorneys' fees), expenses and damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a Third Party.

Each party shall cooperate in good faith and in all respects with each Indemnifying Party and its representatives (including without limitation its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Proceedings (and any appeal arising therefrom) or any claim. The parties shall cooperate with each other in any notifications to and information requests of any insurers. No individual representative of any Person, or their respective Affiliates shall be personally liable for any Loss or Losses under this Agreement, except as specifically agreed to by said individual representative.

9.4  Dispute Resolution. In the event a dispute arises under this Agreement, except with respect to equitable remedies pursued under this Agreement (including Section 11.6), such disputes shall be resolved in the manner set forth in this Section 9.4.

(a)  If a dispute arises under this Agreement, including any question regarding the existence, validity, interpretation or termination hereof, which is not described as an exception in this Section 9.4, the Purchaser and the Company may invoke the dispute resolution procedure set forth in this Section 9.4 by giving written notice to the other party. The parties shall enter into discussions concerning this dispute. If the dispute is not resolved as a result of such discussion in ten (10) days, an attempt will be made to resolve the matter by a formal nonbinding mediation with an independent neutral mediator agreed to by the parties. If the parties cannot agree on a mediator within a period of ten (10) days after expiration of the ten (10) day period for resolution by discussion, then either party may apply to any court of competent jurisdiction for appointment of a mediator, which appointment shall be binding and nonappealable. Upon commencement of the mediation process, the parties shall promptly communicate with respect to a procedure and schedule for the conduct of the Proceeding and for the exchange of documents and other information related to the dispute. The mediation process shall be deemed ended if the dispute has not been resolved within thirty (30) days after appointment of the mediator.

(b)  All claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement which are not resolved by mediation in accordance with Section 9.4(a) within thirty (30) days after appointment of mediator shall be submitted for, subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect as of the date of this Agreement ("AAA Rules"), except to the extent those rules are inconsistent with this Section 9.4. Any arbitration must be held in Minneapolis, Minnesota by a single arbitrator mutually selected by the parties hereto or, if the parties hereto cannot agree on the appointment of such arbitrator within ten (10) days following the date notice of the dispute is given by a party to the adverse party, an arbitrator selected according to the AAA Rules. The arbitrator's award shall be final, conclusive and binding upon all parties to this Agreement, and judgment may be entered upon it in accordance with the Federal Arbitration Act in any court of general jurisdiction in Minnesota, or in any United States District Court having jurisdiction in Minnesota. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such Proceedings. The Company and the Purchaser specifically desire this arbitration clause to be governed by the United States Federal Arbitration Act, and not by the arbitration laws of any state.

(c)  The Company and the Purchaser agree and consent that any legal action, suit or Proceeding seeking to enforce this Section 9.4 or to confirm or contest any arbitration award shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in Minnesota, or in the United States District Court having jurisdiction in Minnesota and the Company and the Purchaser each agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or Proceeding in such courts, and irrevocably consent and agree to the jurisdiction of said courts in any such suit, action or Proceeding. The Company and the Purchaser further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, Proceeding or arbitration demand, if given or made: (i) according to Applicable Law, (ii) according to the AAA Rules, (iii) by a Person over the age of eighteen who personally serves such notice or service of process on the Company or the Purchaser, as the case may be, or (iv) by certified mail, return receipt requested, mailed to the Company and the Purchaser, as the case may be, at their respective addresses set forth in this Agreement.

(d)  In the event of arbitration filed or instituted between or among the parties pursuant to this Section 9.4, the prevailing party will be entitled to receive from the adverse party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or Proceeding, whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who is determined by the arbitrator to have prevailed on the major disputed issues.

9.5  Effect of Insurance. An Indemnified Party who has a right to make a claim under any policy of insurance with respect to an indemnified claim made by the Indemnified Party shall make such claim on a prompt and competent basis in the manner required by the insurance carrier. The Indemnified Party shall promptly and diligently pursue such claim and shall cooperate fully with the insurance carrier and the Indemnifying Party in the prosecution of the claim or claims. In the event an Indemnified Party receives insurance proceeds with respect to Losses for which the Indemnified Party has made an indemnification claim prior to the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the indemnification claim shall be reduced by an amount equal to such insurance proceeds received by the Indemnified Party less all reasonable out-of-pocket costs incurred by the

Indemnified Party in its pursuit of such insurance proceeds. If such insurance proceeds are received by the Indemnified Party after the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the Indemnified Party shall, no later than five (5) days after the receipt of such insurance proceeds, reimburse the Indemnifying Party in an amount equal to such insurance proceeds (but in no event in an amount greater than the Losses theretofore paid to the Indemnified Party by the Indemnifying Party) less all reasonable out-of-pocket costs incurred by the Indemnified Party in obtaining such insurance proceeds. In either case, the Indemnifying Party shall compensate the Indemnified Party for all costs incurred by the Indemnified Party subsequent to either the reduction of any indemnification claim as provided above, or the delivery of any such insurance proceeds to the Indemnifying Party as provided above, as the case may be, as a result of any such insurance, including, but not limited to, retrospective premium adjustments, experience-based premium adjustments (whether retroactive or prospective) and indemnification or surety obligations of the Indemnified Party to any insurer. A claim for such costs shall be made by an Indemnified Party by delivery of a written notice to the Indemnifying Party requesting compensation and specifying this Section 9.5 as the basis on which compensation for such costs is sought, and the Indemnifying Party shall pay such costs no later than thirty (30) days after receiving the written notice requesting such compensation. Notwithstanding the foregoing, except to the extent set forth in the first two sentences of this Section 9.5, the Indemnified Party is not required to pursue a recovery from an insurer as a precondition to the Indemnifying Party's obligation to pay any indemnification claim as required by this Article 9, and the Indemnifying Party shall not be entitled to delay any payment beyond the respective payment dates for any indemnification claims referred to in this Article 9 for the purpose of awaiting receipt of insurance proceeds or credits therefor as provided herein.

ARTICLE 10

CERTAIN TAX MATTERS

10.1  Transfer Taxes. All transfer, registration, sales and use, excise, franchise and similar Taxes and fees of any kind (including all penalties and interest) which arise from, in connection with or are imposed incident to the sale of the Assets or any other transaction that occurs pursuant to this Agreement shall be borne and timely paid (without penalty or distraint) solely by the Purchaser.

10.2  Non-foreign Person Affidavit. The Company shall furnish to the Purchaser on or before the Closing Date a non-foreign Person affidavit if and as required by Section 1445 of the Code in the form attached hereto as Exhibit H.

10.3  Allocation of Purchase Price. Within thirty (30) days following the Closing Date, the Purchaser and the Company shall, in a reasonable manner after appropriate consultation, determine the fair market value of the Assets, and the Purchaser and the Company shall allocate in writing the Purchase Price among the Assets as required by Section 1060 of the Code and the Treasury Regulations thereunder in connection with the transactions contemplated by this Agreement. Such allocation and fair market values shall be set forth on Schedule 10.3 hereto. The Purchaser and the Company, as appropriate, shall file an Asset Acquisition Statement on Form 8594 (which conforms with the parties' allocation) with their federal income

Tax Returns for the Tax year in which the Closing occurs and shall contemporaneously provide the other party with a copy of the Form 8594 being filed. Each party agrees not to assert, in connection with any Tax Return, claim, audit or similar Proceeding, any allocation of the Purchase Price which contradicts the allocation and fair market values determined by the parties hereunder.

10.4  Post-Closing Access and Cooperation. From and after the Closing Date, the Purchaser agrees to permit Universal and the Company to have reasonable access, during normal business hours, to any of the Company's books and records included in the Assets, to the extent that such books and records relate to a pre-Closing period, and personnel, for the purpose of enabling the Company to: (i) prepare Tax Returns of the Company, (ii) investigate or contest any Tax matter, and (iii) evaluate any claim for indemnification made by the Purchaser.

ARTICLE 11

PERFORMANCE FOLLOWING THE CLOSING DATE

The following covenants and agreements are to be performed after the Closing by the parties and shall continue in effect for the periods respectively indicated or, where no indication is made, until performed:

11.1  Further Acts and Assurances. The parties agree that, at any time and from time to time, on and after the Closing Date, upon the reasonable request of the other party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement. In addition, from and after the Closing Date, the Purchaser and the Company will afford to the other and their respective attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to the Business as may reasonably be required in connection with the preparation of financial information, the filing of Tax Returns and the operation of the Business, and will cooperate in all reasonable respects in connection with claims and Proceeding asserted by or against third parties, relating to or arising from the transactions contemplated hereby. In furtherance of, but not in limitation of the foregoing, the Company shall promptly provide at the Purchaser's request any and all consents and other documents and instruments which allow the use of any of the Coach Division Names, in all jurisdictions where the Company is registered and/or licensed to do business in order to facilitate the Purchaser's filings in such jurisdictions.

11.2  Non-Competition Agreements.

(a)  During the period of sixty (60) months from and after the Closing Date, the Company, on behalf of itself, its Related Persons and any Company Controlled Person, covenants and agrees that it and they will not, without the Purchaser's prior written consent, which may be withheld or given in its sole discretion, directly or indirectly, or individually or collectively within the United States of America, lend any material credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as an individual, owner, sole proprietor, founder, associate, promoter, partner, joint venturer, shareholder (other than as a less than three percent (3%) shareholder of a publicly traded corporation), officer, director, trustee, manager, employer, employee, licensor, licensee, principal, agent, salesman, broker, representative, consultant, advisor, investor or otherwise for the purpose of establishing, operating or managing any business or entity that is engaged in the Business.

(b)  During the period of sixty (60) months from and after the Closing Date, the Purchaser, on behalf of itself, its Related Persons and any Purchaser Controlled Person, covenants and agrees that it and they will not, without the Company's prior written consent, which may be withheld or given in its sole discretion, directly or indirectly, or individually or collectively within the United States of America, lend any material credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as an individual, owner, sole proprietor, founder, associate, promoter, partner, joint venturer, shareholder (other than as a less than three percent (3%) shareholder of a publicly traded corporation), officer, director, trustee, manager, employer, employee, licensor, licensee, principal, agent, salesman, broker, representative, consultant, advisor, investor or otherwise for the purpose of establishing, operating or managing any business or entity that is engaged in the Trailer Business (a "Trailer Competitor").

(c)  The provisions of this Section 11.2 shall not apply to (i) sales, purchases, service, refurbishment, repair and/or maintenance of trailers, transporters, coaches, motorhomes and vehicles designed for towing trailers in connection with the Trailer Business, and (ii) the tanker-trailer business of Bulk Resources (a Related Person and Controlled Person of the Purchaser), which includes the manufacture, sale, lease and distribution of tanker-trailers. In clarification of the foregoing, either party and their Related Persons and Controlled Persons may conduct such business(es) without violation of this Section 11.2.

11.3  Non-Solicitation Agreement. During the period of thirty-six (36) months from and after the Closing Date, Universal, the Company, on behalf of themselves, their Related Persons and each of their Controlled Persons, covenant and agree that it and they will not, whether for its or their own account or for the account of any other Person, directly or indirectly interfere with the Purchaser's relationship with or endeavor to divert or entice away from the Purchaser any Person who or which at any time during the term of such Person's affiliation with the Company or the Purchaser is an employee, vendor, supplier or customer of the Purchaser. The foregoing shall not apply to employees, vendors, suppliers or customers who have not, at the time of any solicitation, had such a relationship for at least a period of six (6) months with either the Purchaser or the Business.

11.4  Confidential Information. The Company understands and agrees that the Business of the Company is based upon specialized work and that it has, along with its shareholders, directors, officers, agents, Related Persons and/or Controlled Persons, received, had access to and/or contributed to Confidential Information. Except as may be necessary or desirable (i) for defense of a Loss or conducting or participating in a Proceeding in accordance with Sections 9.1, 9.3 or 9.4 hereof, (ii) in enforcing the Company's rights under this Agreement or any Ancillary Document, (iii) for the purpose of filing any report with any Governmental Body, or (iv) in connection with advice sought from an attorney, accountant or similar professional, the Company agrees that at all times from and after the Closing Date, it, and its officers, directors, shareholders, agents, Related Persons and/or Controlled Persons, shall keep secret all such Confidential Information and that it and they will not directly or indirectly Use or Disclose the same to any Person without first obtaining the written consent of the Purchaser, which consent may be withheld or given in the Purchaser's sole discretion. At any time the Purchaser may so request, the Company and its officers, directors, shareholders, agents, Related Persons and/or Controlled Persons, shall turn over to the Purchaser all Confidential Information compiled by or delivered to such Persons, including copies thereof, in their possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the Purchaser.

11.5  Reasonableness of Covenants. The Company, on behalf of itself, its trustees, officers, directors, shareholders, agents, Related Persons and/or Controlled Persons, acknowledge and agree that the geographic scope and period of duration of the restrictive covenants contained in Sections 11.2, 11.3 and 11.4 of this Agreement are both fair and reasonable and that the interests sought to be protected by the Purchaser are legitimate business interests entitled to be protected. The Company further acknowledges and agrees that the Purchaser would not have purchased the Assets from the Company pursuant to this Agreement unless the Company agreed to the covenants contained in such Sections.

11.6  Injunctive Relief. The parties agree that the remedy of damages at law for the breach by any party of any of the covenants contained in Sections 11.1, 11.2, 11.3 or 11.4 is an inadequate remedy. In recognition of the irreparable harm that a violation by (i) the Company and/or its officers, directors, shareholders, Related Persons or Affiliates, of any of the covenants, agreements or obligations arising under Sections 11.1, 11.2, 11.3 or 11.4 would cause the Purchaser, and (ii) the Purchaser or its officers and directors of any of the covenants, agreements or obligations arising under Section 11.1, would cause the Company, (x) the Company, and (y) the Purchaser each agrees on behalf of itself and its officers, directors, shareholders, agents, Related Persons and Affiliates, that in addition to any other remedies or relief afforded by law, an Injunction against any actual or Threatened violation or violations may be issued against it and/or them and every other Person concerned thereby, without the necessity of posting bond, it being the understanding of the parties that both damages and Injunction shall be proper modes of relief and are not to be considered alternative remedies.

11.7  Blue Pencil Doctrine. In the event that any of the restrictive covenants contained in this Article shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

11.8  Right of Offset/Recoupment.

(a)  The Purchaser shall have a right of offset and/or recoupment against any amount owed to Universal and/or the Company or any of their respective successors or assigns in the event any claim for a Loss or Losses is asserted by the Purchaser pursuant to the provisions of Article 9 hereof. Such offset/recoupment, if exercised by the Purchaser in the manner contemplated herein, shall be limited by the Purchaser's reasonably estimated amount of such Loss or Losses.

(b)  The Company shall have a right of offset and/or recoupment against any amount owed to the Purchaser or its successors or assigns in the event any claim for a Loss or Losses is asserted by the Company pursuant to the provisions of Article 9 hereof. Such offset/recoupment, if exercised by the Company in the manner contemplated herein, shall be limited by the Company's reasonably estimated amount of such Loss or Losses.

11.9  Employee Retention. Except as provided in this Section 11.9, the Purchaser will offer employment to all employees of the Business set forth on Schedule 3.15 as at-will employees, at substantially the same salary as previously provided by the Company, and will employ such employees, provided that each such employee agrees to be so hired. It is understood that the employment of the employees of the Company that accept the Purchaser's offer of employment will not commence until immediately following the close of business on the Closing Date, except that the employment of individuals receiving short-term disability benefits or an approved leave of absence on the Closing Date will become effective as of the date they present themselves for work with the Purchaser immediately upon the termination of the short-term disability benefits or approved leave of absence, respectively; provided, that nothing herein shall require the Purchaser to employ any employee who does not report for work before or at the conclusion of an authorized short-term disability leave of absence or other authorized leave of absence, provided, further, that a leave of absence shall be considered to be "authorized" for such purposes if it is authorized by law or was authorized by the Company pursuant to the Company's disability leave of absence or other leave of absence policies.

The Purchaser shall provide to the Company's employees the Benefit Plans and other employee benefits that are provided to the Purchaser's employees from time to time

The Purchaser shall credit all former employees of the Company who become employees of the Purchaser, for the purpose of medical, dental, health and life insurance, any 401(k) plan, any Employee Stock Ownership Plan (for purposes of eligibility but not vesting) and paid time off with all of their prior service/employment time with the Company. Nothing in this Section 11.9 is intended to create, or shall create or confer, any rights or remedies upon any Person other than the Purchaser or the Company, nor shall this Section 11.9 create any right of employment for any employee of the Company.

11.10  Withdrawal from States as Foreign Corporation. Promptly following the Purchaser's written notification to the Company of the Purchaser's receipt of all Permits necessary to own and operate the Business, the Company may withdraw as a foreign corporation from any one or more states in which it is presently qualified to do business as a foreign corporation.

11.11  Consents. After the Closing Date, the Company and the Purchaser will cooperate and will each use commercially reasonable efforts to obtain any consents listed on Schedule 5.8 are not obtained prior to the Closing Date. Anything to the contrary notwithstanding, this Agreement shall not operate to assign any Contract, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a Third Party thereto, would constitute a breach, default or other contravention thereof or in any way adversely affect the rights of the Company or the Purchaser thereunder. In the event that a consent required to assign any Contract or Permit is not obtained on or prior to the Closing Date, then, subject always to the terms of the applicable Contract or Permit and to the extent permitted by Applicable Law, the parties will use commercially reasonable efforts to (i) provide to the Purchaser the benefits of the applicable Contract to the extent related to the Business, (ii) relieve the Company to the extent possible, of the performance obligations of the applicable Contracts and Permits, (iii) cooperate in any reasonable and lawful arrangement designed to provide the benefits to the Purchaser, including entering into subcontracts for performance, and (iv) enforce at the request of the Purchaser and for the account of the Purchaser any rights of the Company arising from any such Contract or Permit (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of the Purchaser).

11.12  Transition Services Agreement. The parties shall perform in accordance with the Transition Services Agreement, pursuant to which the Company shall provide certain transition services to and for the benefit of the Purchaser to assist in the operations of the Business for the time periods specified therein. Such agreement will address certain shared assets, services and personnel to assure smooth transition of the Coach Division to a standalone operation in the hands of the Purchaser.

11.13  Other Business Arrangements.

(a)  Coach North Carolina Center. The Coach Division service center in Mocksville, North Carolina will perform service and warranty work on behalf of the Company for a period of one (1) year following the Closing, and will bill the Company at standard rates for parts and labor for such service and warranty work.

(b)  Cresco, Iowa Sales and Service Office. The Purchaser shall have the right to maintain a sales office for the Business at the Company's Cresco, Iowa location, and operate consistent with past business practice, for a period of one (1) year following the Closing. The Company shall also perform service and warranty work on behalf of the Purchaser at the Company's Cresco, Iowa location for a period of one (1) year following the Closing, and will bill the Purchaser at standard rates for parts and labor for such service and warranty work.

(c)  Cross-Referral of Business Opportunities. The parties agree for the period of non-competition set forth in Section 11.2(a) above, each party shall make reasonable commercial efforts to direct leads and inquiries from potential customers to the other in connection with their respective products.

(d)  Sale of Race Car Transporter. After the Closing Date, the Company shall sell one (1) race car transporter to the Purchaser at cost. Such transporter shall be ordered by the Purchaser within one (1) year after the Closing Date. The Company shall consider any such order by the Purchaser as a priority order that will be scheduled for production and delivery in the Ordinary Course of Business.

11.14  Transfer of 401(k) Accounts. Promptly following the Closing, the Company shall take all actions to effect the transfer of assets and funds of employee 401(k) accounts to the Purchaser's 401(k) plan for the benefit of the Coach Division employees who become employees of the Purchaser. The Purchaser shall cooperate with the Company and assist to the extent needed, reasonable and necessary to effect the orderly transfer of such 401(k) accounts and their associated assets and funds.

11.15  Transfer of Coach Division Names. Notwithstanding anything to the contrary stated herein, the Purchaser agrees that it shall not transfer to any Trailer Competitor any of its rights, title or interest in or to in any of the Coach Division names which also include the "Featherlite" name, and the Purchaser further agrees that any permitted transferee of any such right, title or interest shall, prior to and as a condition to the effectiveness of the transfer to such permitted transferee, have agreed in writing (a) not to make any transfer of any of its rights, title or interest in or to any such Coach Division Names to a Trailer Competitor, and (b) to ensure the agreement of any subsequent permitted transferee to abide by the same condition.

11.16  Use of Trademarks.

(a)  License to Purchaser. The Purchaser is hereby granted a perpetual, royalty free and irrevocable license to use in the Business the trademarks "Featherlite's Finest" (USPTO registration no. 2514778), "Featherlite" (USPTO registration nos. 2249651 and 2041882), and "Safe.Secure.Smart" (USPTO registration no. 2854250). The transfer restrictions set forth in Section 11.15 shall be applicable to the license granted herein.

(b)  Combined Trademark. Universal and the Company acknowledge that, notwithstanding the inclusion of the trademark "Vantare by Featherlite" (USPTO registration no. 2227915) in the Excluded Assets, the parties do not intend that, and Universal and the Company agree that they shall not, use such trademark in their businesses.

ARTICLE 12

TERMINATION

12.1  Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned after the date of this Agreement, but not later than the Closing:

(a)  by mutual written consent of all parties hereto;

(b)  by the Purchaser, Universal or the Company if any of the conditions provided for in Article 6 of this Agreement have not been met and have not been waived in writing by the party seeking to terminate on or before the Closing Date;

(c)  by the Purchaser if any of the conditions provided for in Article 7 of this Agreement have not been met (other than through the failure of the Purchaser to comply with their obligations under this Agreement) and have not been waived or deemed waived in accordance with the provisions of this Agreement in writing by the Purchaser on or before the Closing Date;

(d)  by Universal or the Company if any of the conditions provided for in Article 8 of this Agreement have not been met (other than through the failure of Universal or the Company to comply with any of their respective obligations under this Agreement) and have not been waived in writing by Universal or the Company on or before the Closing Date; and

(e)  by the Purchaser, Universal or the Company if the Closing shall not have occurred on or before September 30, 2006.

In the event of termination or abandonment by any party as provided in this Section 12.1, written notice shall forthwith be given to the other party and, except as otherwise provided herein, each party shall pay its own expenses incident to preparation or consummation of this Agreement and the transactions contemplated hereunder and no party shall have any Liability to any other party hereunder except such Liability as may arise as a result of a breach hereof.

12.2  Return of Documents and Nondisclosure. If this Agreement is terminated for any reason pursuant to Section 12.1 hereto, each party and its counsel shall return all documents and materials which shall have been furnished by or on behalf of the other party, and all copies thereof, and each party hereby covenants that it will not Use or Disclose to any Person any Confidential Information about the other party or any information about the transactions contemplated hereby, except insofar as may be necessary to comply with the requirements of any Governmental Body or Final Order or to assert its rights hereunder.

ARTICLE 13

MISCELLANEOUS

13.1  Survival of Representations and Warranties, Covenants and Agreements. Except for the representations and warranties set forth in Sections 3.1, 3.3, 3.4(i) and (ii), 3.5, 3.17 and 4.1 through 4.4, each of the representations and warranties of the parties contained in this Agreement and in any Exhibit, Schedule, certificate, instrument or document delivered by or on behalf of any of the parties hereto pursuant to this Agreement and the transactions contemplated hereby shall not survive the Closing of the transactions contemplated hereby and any investigation made by the parties or their agents. Those representations set forth in Sections 3.1, 3.3, 3.4(i) and (ii), 3.5, 3.17 and 4.1 through 4.4 of this Agreement shall survive for the period of the applicable statute of limitations period under Applicable Law, after which time no claim for indemnification for any misrepresentation, or for the breach or falsity of any representation or warranty under this Agreement, may be brought, and no action with respect thereto may be commenced, and no party shall have any Liability or obligation with respect thereto, unless the Indemnified Party gave written notice to the Indemnifying Party specifying with particularity the misrepresentation or a breach of representation or warranty claimed on or before the expiration of such period. The covenants and agreements arising from, incident to or in connection with this Agreement shall survive the Closing indefinitely, until such covenants and agreements are fully satisfied and require no performance or forbearance, or the rights of a party hereto expire on a specific date by the terms hereof.

13.2  Preservation of and Access to Records. The Purchaser shall preserve all books and records of the Company transferred as part of the Assets for a period of six (6) years after the Closing Date; provided, however, the Purchaser may destroy any part or parts of such records upon obtaining written consent of the Company for such destruction, which consent shall not be unreasonably withheld, delayed or conditioned. Such records shall be made available to the Company and its representatives at all reasonable times during normal business hours of the Purchaser during said six-year period with the right at the Company's expense to make abstracts from and copies thereof.

13.3  Cooperation. The parties hereto shall cooperate with each other in all respects, including using commercially reasonable efforts to assist each other in satisfying the conditions precedent to their respective obligations under this Agreement, to the end that the transactions contemplated hereby will be consummated.

13.4  Public Announcements. The timing and content of all public announcements relating to the execution of this Agreement and the consummation of the transactions contemplated hereby shall be approved by both the Purchaser and Universal prior to the release of such public announcements, and each party agrees to cooperate with the other party as appropriate to comply with all Applicable Laws; provided, however, in the event that either party is required by any Applicable Law or exchange rule to release a public announcement, Purchaser shall have an absolute right to do so without consent.

13.5  Notices. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its/his address as set forth below or at such other address or in such other manner as may be designated by such party in written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the party to whom the same is so given or made:

If to Purchaser: Featherlite Coaches, Inc.
4441 Orange Boulevard
Sanford, Florida 32771
Attention: Conrad D. Clement

With a copy to: Briggs and Morgan, Professional Association
2200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attention: Michael J. Grimes

If to Universal: Universal Trailer Holdings Corp.
11590 Century Boulevard, Suite 103
Cincinnati, Ohio 45246
Attention: Thomas W. Frey

With a copy to: Bingham McCutchen LLP
2020 K Street, N.W.
Washington, DC 20006
Attention: T. Malcolm Sandilands

If to the Company,
from and after the
completion of the
Merger:  Featherlite, Inc.
P.O. Box 320
Highways 63 and 9
Cresco, Iowa 52136
Attention: Thomas W. Frey

With a copy to: Bingham McCutchen LLP
2020 K Street, N.W.
Washington, DC 20006
Attention: T. Malcolm Sandilands

13.6  Entire Agreement. This Agreement, including the Ancillary Documents to be executed and/or delivered by the parties pursuant hereto, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

13.7  Remedies. The respective indemnification obligations of the parties set forth in Article 9 of this Agreement are the exclusive remedies of the parties and their successors, assigns, heirs, beneficiaries or others seeking to claim by, through, or on behalf of a party, under this Agreement or any Ancillary Document, and no other remedy or remedies, whether arising under any Applicable Law, common law or otherwise, may be used, asserted or prosecuted in connection with this Agreement or any Ancillary Document and any transaction, occurrence, or omission arising from, in connection with or otherwise based upon this Agreement or any Ancillary Document; provided, however, that all equitable remedies and assertions of fraud and/or intentional misrepresentation shall remain available and shall not require an election of remedies.

13.8  Amendments. No purported amendment, modification or waiver of any provision of this Agreement or any of the documents, instruments or agreements to be executed by the parties pursuant hereto shall be effective unless in a writing specifically referring to this Agreement and signed by all of the parties hereto.

13.9  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns but, except as hereinafter provided in this Section, nothing in this Agreement is to be construed as an authorization or right of any party to assign its rights or delegate its duties under this Agreement without the prior written consent of the other parties hereto. Notwithstanding the foregoing, in its sole discretion, the Purchaser may assign its rights in and/or delegate its duties under this Agreement to an Affiliate of the Purchaser. In the event of such an assignment of rights and/or delegation of duties, all references to the Purchaser in this Agreement shall also be deemed to be references to the Person to which this Agreement is assigned; provided that no such assignment and/or delegation shall relieve the assignor of any of its duties or obligations hereunder or under any Ancillary Document.

13.10  Fees and Expenses. Each party hereto shall pay their own fees and expenses incurred in connection with negotiating and preparing this Agreement and consummating the transactions contemplated hereby, including but not limited to fees and disbursements of their respective attorneys, accountants and investment bankers. If the transaction is consummated, all fees and expenses, including legal, accounting, investment banking, broker's and finder's fees and expenses incurred by the Company in connection with this transaction (the "Transactional Expenses") shall be deemed expenses of the Company and shall be borne by the Company.

13.11  Governing Law and Jurisdiction. This Agreement, including the documents, instruments and agreements to be executed and/or delivered by the parties pursuant hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of Minnesota, without giving effect to the principles of comity or conflicts of laws thereof. The Company, Universal and the Purchaser agree and consent that any legal action, suit or Proceeding seeking to enforce any provision of this Agreement with the exception of Section 9.4 (which is governed by Section 9.4(c)) shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in Minnesota, or in the United States District Court having jurisdiction in Minnesota and the Company, Universal and the Purchaser agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or Proceeding in such courts, and each hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or Proceeding. The Company, Universal and the Purchaser further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, Proceeding, if given or made (i) according to Applicable Law, (ii) by a Person over the age of 18 who personally served such notice or service of process on the Company, Universal or the Purchaser, as the case may be, or (iii) by certified mail, return receipt requested, mailed to the Company, Universal or the Purchaser, as the case may be, at their respective addresses set forth in this Agreement.

13.12  Counterparts and Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic means by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received.

13.13  Headings. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules and Exhibits hereto and any Ancillary Document executed and/or delivered by the parties pursuant hereto.

13.14  Scope of Agreement. Unless the context otherwise requires, all references in this Agreement or in any Schedule or Exhibit hereto, to the assets, properties, operations, business, Financial Statements, employees, books and records, accounts receivable, accounts payable, Contracts or other attributes of the Business of the Company shall mean such items or attributes as they are used in, apply to, or relate to the Business of the Company.

13.15  Number and Gender. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.

13.16  Severability. In the event that any provision of this Agreement is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

13.17  Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any Person other than the Company, Universal and the Purchaser and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the Liabilities of any third Person to Universal, the Purchaser or the Company.

13.18  Waiver. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and/or delivered by the parties pursuant hereto, may be waived only by a written instrument executed by the party waiving compliance. Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. No failure on the part of a party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

13.19  Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The words "including," "include" or "includes" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

13.20  Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable, including injunctive, relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized representatives as of the day, month and year first above written.

FEATHERLITE COACHES, INC.                                                       UNIVERSAL TRAILER HOLDINGS CORP.

/s/ Conrad Clement	/s/ Thomas Frey

Name Conrad Clement Title CEO	Name Thomas Frey Title President

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

AMENDMENT

TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment") is made and entered into as of the 24th day of July, 2006, by and between FEATHERLITE COACHES, INC., a Nevada corporation (the "Purchaser") and UNIVERSAL TRAILER HOLDINGS CORP., a corporation organized under the laws of the State of Delaware ("Universal").

RECITALS

A. The Purchaser and Universal entered into that certain Asset Purchase Agreement dated July 7, 2006 (the "Asset Purchase Agreement") for the purchase of certain assets of Featherlite, Inc., a Minnesota corporation (the "Company"), which agreement will become effective upon, if at all, upon Universal's purchase of all of the issued and outstanding capital stock of the Company (the "Company Capital Stock").

B. In connection with Universal's purchase of the Company Capital Stock, certain terms have been negotiated which the parties hereto believe must be set forth in the terms of the Asset Purchase Agreement.

C. This Amendment serves to amend the terms of the Asset Purchase Agreement to conform such terms to the parties' further agreement.

D. Capitalized terms and phrases not otherwise defined herein shall have the meaning set forth in the Asset Purchase Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, each of which is incorporated by reference herein as an essential term hereof, and the covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Universal agree as follows:

1.  Amendment. Section 12.1(e) of the Asset Purchase Agreement is hereby deleted in its entirety and shall be amended to state:

"(e) by the Purchaser, Universal or the Company if the Closing shall not have occurred on or before October 31, 2006."

2.  Effect of Amendment. This Amendment shall not affect any other provisions of the Asset Purchase Agreement.

3.  Effective Date of Amendment. This Amendment shall be effective as of the 24th day of July, 2006, no matter the date upon which the parties affix their signatures hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused the Amendment to be executed by duly authorized representatives as of July 24, 2006.

FEATHERLITE COACHES, INC.                                                       UNIVERSAL TRAILER HOLDINGS CORP.

/s/ Conrad Clement	/s/ Thomas Frey

Name Conrad Clement Title CEO	Name Thomas Frey Title President

[SIGNATURE PAGE TO AMENDMENT TO ASSET PURCHASE AGREEMENT]

Annex D
Extracts of Minnesota Statutes Regarding Dissenters’ Rights

302A.471 Rights of dissenting shareholders.

Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:
(a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:
(1) alters or abolishes a preferential right of the shares;
(2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
(3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;
(4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or
(5) eliminates the right to obtain payment under this subdivision;
(b) a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;
(c) a plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;
(d) a plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provide in subdivision 3;
(e) a plan of conversion adopted by the corporation; or
(f) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.
(b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange..
(b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.
(c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.621, is limited in accordance with the following provisions:
(1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.
(2) The applicability of clause (1) is determined as of:
(i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meting of shareholders to act upon the corporate action described in subdivision 1; or
(ii) the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.
(3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of ay class or any series of shares of the corporation, or any other proprietary interest of any other entity, that satisfies the standard set forth in clause (1) at the time the corporate action becomes effective.

Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 Procedures for asserting dissenters' rights.

Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.
(b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.
(c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.
(d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to (i) all shareholders who have complied with subdivision 3, (ii) all shareholders who did not sign or consent to a written action that gave effect to the action creating a right to obtain payment under section 302A.471, and (iii) all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:
(1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;
(2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

(3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and
(4) a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.
(b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:
(1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;
(2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and
(3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.
(b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.
(c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.
(b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.
(c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.
•

FEATHERLITE, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

The undersigned hereby appoints Conrad D. Clement and Tracy J. Clement, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Featherlite, Inc. registered in the name of the undersigned, at the Special Meeting of the Shareholders to be held on , , 2006 at a.m. Central Daylight Time, at , and at all postponements and adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

The Special Committee and the Board of Directors recommends a vote “FOR” Proposals 1 and 2.

☒Please mark your votes as in this example.

1.
Approval of the Agreement and Plan of Merger, dated as of July 26, 2006, by and among Featherlite, Inc., Universal Trailer Holdings Corp. and Dart Acquisition Corp., as it may be amended from time to time.

        ☐ FOR  ☐ AGAINST  ☐ ABSTAIN

2.
Approval of the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger.

        ☐ FOR  ☐ AGAINST  ☐ ABSTAIN

3.	In their discretion to vote upon such other business as may properly come before the meeting.

        ☐ FOR  ☐ WITHHELD

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2006

Signature

Signature if held jointly